                                                                     EXHIBIT 4.5


                                                                [EXECUTION COPY]


                                 AMENDED AND RESTATED
                                  CREDIT AGREEMENT,

                              dated as of May 15, 1998,

                                        among

                             LEINER HEALTH PRODUCTS INC.,
                                as the U.S. Borrower,

                              VITA HEALTH PRODUCTS INC.,
                              as the Canadian Borrower,

                           VARIOUS FINANCIAL INSTITUTIONS,
                                 as the U.S. Lenders
                              and the Canadian Lenders,

                               THE BANK OF NOVA SCOTIA,
                                  as the U.S. Agent
                                for the U.S. Lenders,

                               THE BANK OF NOVA SCOTIA,
                                as the Canadian Agent
                              for the Canadian Lenders,

                          MERRILL LYNCH CAPITAL CORPORATION,
                               as Documentation Agent,

                                         and

                        SALOMON BROTHERS HOLDING COMPANY INC,
                                as Syndication Agent.

                                  TABLE OF CONTENTS


Section                                                                          Page
-------                                                                          ----

                                       ARTICLE I

                            DEFINITIONS AND ACCOUNTING TERMS

1.1.      DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.2.      Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . 58
1.3.      Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
1.4.      Accounting and Financial Determinations. . . . . . . . . . . . . . . . . 58

                                       ARTICLE II

                             U.S. COMMITMENTS AND BORROWING

2.1.      U.S. Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
2.1.1.    U.S. Revolving Loan Commitment and U.S. Swing Line Loan
          Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
2.1.2.    U.S. Letter of Credit Commitment . . . . . . . . . . . . . . . . . . . . 60
2.1.3.    U.S. Term Loan Commitment. . . . . . . . . . . . . . . . . . . . . . . . 60
2.1.4.    U.S. Lenders Not Permitted or Required to Make Loans . . . . . . . . . . 61
2.1.5.    U.S. Issuer Not Permitted or Required to Issue U.S. Letters
          of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
2.2.      Reduction of the U.S. Commitment Amounts; Reallocation . . . . . . . . . 62
2.2.1.    Optional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
2.2.2.    Mandatory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
2.2.3.    Reallocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
2.3.      Borrowing Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . 64
2.3.1.    Borrowings of other than U.S. Swing Line Loans . . . . . . . . . . . . . 64
2.3.2.    U.S. Swing Line Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 64
2.4.      Continuation and Conversion Elections. . . . . . . . . . . . . . . . . . 66
2.5.      Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
2.6.      U.S. Register; U.S. Notes. . . . . . . . . . . . . . . . . . . . . . . . 66

                                        ARTICLE III

                       CANADIAN COMMITMENTS, BORROWING AND CANADIAN BAs

3.1.      Canadian Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . 68
3.1.1.    Canadian Revolving Loan Commitment and Canadian Swing Line
          Loan Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
3.1.2.    Canadian Letter of Credit Commitment . . . . . . . . . . . . . . . . . . 69
3.1.3.    Canadian Term Loan Commitment. . . . . . . . . . . . . . . . . . . . . . 69


                                         -i-
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3.1.4.    Canadian Lenders Not Permitted or Required to Make Loans . . . . . . . . 70
3.1.5.    Canadian Issuer Not Permitted or Required to Issue Canadian
          Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
3.2.      Reduction of the Canadian Commitment Amounts; Reallocation . . . . . . . 71
3.2.1.    Optional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
3.2.2.    Reallocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
3.3.      Borrowing Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . 71
3.3.1.    Borrowings of Other than Canadian Swing Line Loans . . . . . . . . . . . 72
3.3.2.    Canadian Swing Line Loans. . . . . . . . . . . . . . . . . . . . . . . . 72
3.4.      Continuation and Conversion Elections. . . . . . . . . . . . . . . . . . 74
3.4.1.    Converting Canadian Prime Rate Loans to Canadian BAs . . . . . . . . . . 74
3.4.2.    Converting Canadian BAs to Canadian Prime Rate Loans . . . . . . . . . . 74
3.5.      Canadian BAs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
3.5.1.    Funding of Canadian BAs. . . . . . . . . . . . . . . . . . . . . . . . . 75
3.5.2.    Acceptance Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
3.5.3.    Presigned Draft Forms. . . . . . . . . . . . . . . . . . . . . . . . . . 75
3.5.4.    Bill S-9.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
3.6.      Special Provisions Relating to Acceptance Notes. . . . . . . . . . . . . 76
3.7.      Canadian Register; Canadian Notes. . . . . . . . . . . . . . . . . . . . 77

                                      ARTICLE IV

                    U.S. AND CANADIAN LETTER OF CREDIT SUBFACILITIES

4.1.      Issuance Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . 79
4.1.1.    Other Lenders' Participation . . . . . . . . . . . . . . . . . . . . . . 79
4.1.2.    Disbursements; Conversion to Loans . . . . . . . . . . . . . . . . . . . 80
4.1.3.    Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
4.1.4.    Deemed Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . 81
4.1.5.    Nature of Reimbursement Obligations. . . . . . . . . . . . . . . . . . . 82

                                      ARTICLE V

                       REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

5.1.      Repayments and Prepayments; Application. . . . . . . . . . . . . . . . . 82
5.1.1.    Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . 82
5.1.2.    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
5.2.      Interest Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . 89
5.2.1.    Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
5.2.2.    Post-Maturity Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . 90
5.2.3.    Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
5.2.4.    Interest Act Provision . . . . . . . . . . . . . . . . . . . . . . . . . 91
5.3.      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91


                                         -ii-

5.3.1.    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
5.3.2.    Agents' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
5.3.3.    Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 92

                                       ARTICLE VI

                    CERTAIN LIBO RATE, CANADIAN BA AND OTHER PROVISIONS

6.1.      LIBO Rate Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . . 93
6.2.      Deposits Unavailable; Circumstances Making Canadian BAs
          Unavailable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
6.3.      Increased Loan Costs, etc. . . . . . . . . . . . . . . . . . . . . . . . 94
6.4.      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
6.5.      Increased Capital Costs. . . . . . . . . . . . . . . . . . . . . . . . . 95
6.6.      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
6.7.      Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . . 99
6.8.      Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .100
6.9.      Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
6.10.     Lender's Duty to Mitigate. . . . . . . . . . . . . . . . . . . . . . . .101
6.11.     Replacement of Lenders . . . . . . . . . . . . . . . . . . . . . . . . .102

                                       ARTICLE VII

                              CONDITIONS TO CREDIT EXTENSIONS

7.1.      Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103
7.1.1.    Resolutions, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .103
7.1.2.    Delivery of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . .104
7.1.3.    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . .104
7.1.4.    Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . .104
7.1.5.    Affirmation and Consent. . . . . . . . . . . . . . . . . . . . . . . . .104
7.1.6.    Closing Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . .104
7.1.7.    Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .104
7.2.      All Credit Extensions. . . . . . . . . . . . . . . . . . . . . . . . . .105
7.2.1.    Compliance with Warranties, No Default, etc. . . . . . . . . . . . . . .105
7.2.2.    Credit Extension Request, etc. . . . . . . . . . . . . . . . . . . . . .106
7.2.3.    Satisfactory Legal Form. . . . . . . . . . . . . . . . . . . . . . . . .106

                                       ARTICLE VIII

                               REPRESENTATIONS AND WARRANTIES

8.1.      Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .106
8.2.      Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . .106
8.3.      Government Approval, Regulation, etc.. . . . . . . . . . . . . . . . . .107


                                        -iii-
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8.4.      Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
8.5.      Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . .108
8.6.      No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . .108
8.7.      Litigation, Labor Controversies, etc.. . . . . . . . . . . . . . . . . .108
8.8.      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108
8.9.      Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . . . .109
8.10.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
8.11.     Pension and Welfare Plans. . . . . . . . . . . . . . . . . . . . . . . .109
8.12.     Environmental Warranties . . . . . . . . . . . . . . . . . . . . . . . .110
8.13.     Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . .111
8.14.     Regulations U and X. . . . . . . . . . . . . . . . . . . . . . . . . . .111
8.15.     Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . .112
8.16.     Senior Indebtedness, etc.. . . . . . . . . . . . . . . . . . . . . . . .112

                                      ARTICLE IX

                                       COVENANTS

9.1.      Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .113
9.1.1.    Financial Information, Reports, Notices, etc.. . . . . . . . . . . . . .113
9.1.2.    Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . .116
9.1.3.    Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . .116
9.1.4.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .116
9.1.5.    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . .117
9.1.6.    Environmental Covenant . . . . . . . . . . . . . . . . . . . . . . . . .118
9.1.7.    Future Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .118
9.1.8.    Process Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .120
9.1.9.    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .120
9.2.      Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .121
9.2.1.    Business Activities. . . . . . . . . . . . . . . . . . . . . . . . . . .121
9.2.2.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .121
9.2.3.    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .124
9.2.4.    Financial Condition and Operations . . . . . . . . . . . . . . . . . . .126
9.2.5.    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .128
9.2.6.    Restricted Payments, etc.. . . . . . . . . . . . . . . . . . . . . . . .130
9.2.7.    Stock of Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .132
9.2.8.    Rental Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .132
9.2.9.    Take or Pay Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .132
9.2.10.   Consolidation, Merger, etc.. . . . . . . . . . . . . . . . . . . . . . .132
9.2.11.   Permitted Dispositions.. . . . . . . . . . . . . . . . . . . . . . . . .133
9.2.12.   Modification of Certain Agreements . . . . . . . . . . . . . . . . . . .134
9.2.13.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . .135
9.2.14.   Negative Pledges, Restrictive Agreements, etc. . . . . . . . . . . . . .136


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9.2.15.   Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . .137
9.2.16.   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . .137

                                     ARTICLE X

                                 EVENTS OF DEFAULT

10.1.     Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . .139
10.1.1.   Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . .139
10.1.2.   Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . .139
10.1.3.   Non-Performance of Certain Covenants and Obligations . . . . . . . . . .139
10.1.4.   Non-Performance of Other Covenants and Obligations . . . . . . . . . . .139
10.1.5.   Default on Other Indebtedness. . . . . . . . . . . . . . . . . . . . . .139
10.1.6.   Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .140
10.1.7.   Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .140
10.1.8.   Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . .140
10.1.9.   Bankruptcy, Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . .140
10.1.10.  Impairment of Security, etc. . . . . . . . . . . . . . . . . . . . . . .141
10.1.11.  Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .141
10.1.12.  Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .142
10.1.13.  Termination of Receivables Facility. . . . . . . . . . . . . . . . . . .142
10.2.     Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . .142
10.3.     Action if Other Event of Default . . . . . . . . . . . . . . . . . . . .142

                                     ARTICLE XI

                                     THE AGENTS

11.1.     Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .143
11.2.     Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . .143
11.3.     Exculpation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .144
11.4.     Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .144
11.5.     Loans by the Agents. . . . . . . . . . . . . . . . . . . . . . . . . . .145
11.6.     Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .145
11.7.     Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .145

                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

12.1.     Waivers, Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . . .145
12.2.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .147
12.3.     Payment of Costs and Expenses. . . . . . . . . . . . . . . . . . . . . .147
12.4.     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . .148
12.5.     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .149


                                         -v-

12.6.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .150
12.7.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .150
12.8.     Execution in Counterparts, Effectiveness, etc. . . . . . . . . . . . . .150
12.9.     Governing Law; Entire Agreement. . . . . . . . . . . . . . . . . . . . .150
12.10.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . .150
12.11.    Sale and Transfer of Loans and Notes; Participations in
          Loans and Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .151
12.11.1.  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .151
12.11.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .153
12.12.    Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .155
12.13.    Execution on Behalf of Corporation . . . . . . . . . . . . . . . . . . .155
12.14.    Forum Selection and Consent to Jurisdiction. . . . . . . . . . . . . . .155
12.15.    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . .156
12.16.    Acknowledgments and Representations by Lenders . . . . . . . . . . . . .156
12.17.    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . .157

SCHEDULE I     -    Disclosure Schedule to Credit Agreement
SCHEDULE II    -    Percentages; Administrative Information

EXHIBIT A-1    -    Form of U.S. Revolving Note
EXHIBIT A-2    -    Form of Canadian Revolving Note
EXHIBIT A-3    -    Form of Term B Note
EXHIBIT A-4    -    Form of Term C Note
EXHIBIT A-5    -    Form of U.S. Swing Line Note
EXHIBIT A-6    -    Form of Canadian Swing Line Note
EXHIBIT A-7    -    Form of Acceptance Note
EXHIBIT A-8    -    Form of Canadian Term Note
EXHIBIT B-1    -    Form of U.S. Borrowing Request
EXHIBIT B-2    -    Form of Canadian Borrowing Request
EXHIBIT B-3    -    Form of U.S. Issuance Request
EXHIBIT B-4    -    Form of Canadian Issuance Request
EXHIBIT C-1    -    Form of U.S. Continuation/Conversion Notice
EXHIBIT C-2    -    Form of Canadian Continuation/Conversion Notice
EXHIBIT D      -    Form of Lender Assignment Agreement
EXHIBIT E      -    Form of Compliance Certificate

                        AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 15, 1998, is among LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties hereto which extend a Commitment (such term and other capitalized terms being used herein with the meanings provided in
SECTION 1.1) under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties hereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, currently acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent, and SALOMON BROTHERS HOLDING COMPANY INC, as Syndication Agent.


                                 W I T N E S S E T H:


     WHEREAS, the U.S. Borrower and its various Subsidiaries are engaged in the business of manufacturing and marketing, labeling, packaging and distributing at wholesale and retail vitamins, minerals, nutritional supplements, health foods, over-the-counter drugs and other pharmaceutical, health and beauty aid or related items;

     WHEREAS, pursuant to the Credit Agreement, dated as of June 30, 1997 (as amended (including the amendments described below), supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), among Leiner Health Products Group Inc. (and subsequently assumed by the U.S. Borrower), the Canadian Borrower, certain financial institutions from time to time party thereto (the "EXISTING LENDERS"), Scotiabank as agent for the U.S. Lenders under the U.S. Facility, and as agent for the Canadian Lenders under the Canadian Facility, Merrill Lynch Capital Corporation, as documentation agent, and Salomon Brothers Holding Company Inc., as syndication agent, the Existing Lenders made and remain committed to make credit extensions to the Borrowers on terms set forth therein;

     WHEREAS, by amendments to the Existing Credit Agreement, dated as of September 29, 1997 and December 3, 1997 (collectively, the "AMENDMENTS"), made among the same parties as are parties to the Existing Credit Agreement, certain terms and provisions of the Existing Credit Agreement were amended as therein contained (the Amendments being incorporated herein);

     WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms of this Agreement, and the Lenders have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that the commitments which the Existing Lenders have agreed to extend to the Borrowers under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); PROVIDED, that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

     WHEREAS, (a) LHP Acquisition Corp., a Delaware corporation, is currently controlled by North Castle Partners I, L.L.C., a Delaware limited liability company ("NORTH CASTLE"), (b) the U.S. Borrower is a direct, wholly-owned Subsidiary of PLI Holdings Inc., a Delaware corporation ("PARENT"), (c) Parent is a direct, wholly-owned Subsidiary of Leiner Health Products Group Inc. ("LHPG"), (d) the Canadian Borrower is a direct, wholly-owned Subsidiary of VH Holdings Inc., a Manitoba corporation ("CANADIAN HOLDINGS") and (e) Canadian Holdings is a direct, wholly-owned Subsidiary of the U.S. Borrower;

     WHEREAS, the Borrowers desire to amend and restate in its entirety the Existing Credit Agreement to, among other things, continue the Existing Loans as Loans under this Agreement, and to obtain

          (a) from the U.S. Lenders, an Incremental Term B Loan Commitment and an Incremental Term C Loan Commitment pursuant to which Borrowings of Incremental Term Loans, in a maximum aggregate principal amount not to exceed $23,000,000 (in the case of Incremental Term B Loans) and $25,000,000 (in the case of Incremental Term C Loans), will be made to the U.S. Borrower in a single Borrowing to occur on the Closing Date;

          (b) from the U.S. RL Lenders, a U.S. Revolving Loan Commitment (to include availability for U.S. Revolving Loans, U.S. Swing Line Loans and U.S. Letters of Credit) pursuant to which Borrowings of U.S. Revolving Loans and U.S. Swing Line Loans, in a maximum aggregate principal amount (together with all U.S. Letter of Credit Outstandings) not to exceed the then existing U.S. Revolving Loan Commitment Amount, will be made to the U.S. Borrower from time to time on and subsequent to the Closing Date but prior to the U.S. Revolving Loan Commitment Termination Date;

          (c) from the U.S. Issuers (and participated in by the U.S. RL Lenders), a U.S. Letter of Credit Commitment pursuant to which the U.S. Issuers will issue U.S. Letters of Credit for the account of the U.S. Borrower and, subject to SECTION 2.1.2, its U.S. Subsidiaries from time to time on and subsequent to the Closing Date but prior to the U.S. Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $35,000,000 (PROVIDED that the aggregate outstanding principal amount of U.S. Revolving Loans, Swing Line Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);

          (d) from the U.S. Swing Line Lender (and participated in by the U.S. RL Lenders), a U.S. Swing Line Loan Commitment pursuant to which Borrowings of U.S. Swing Line Loans in an aggregate outstanding principal amount not to exceed $15,000,000 will be made to the U.S. Borrower on and subsequent to the Closing Date but prior to the U.S. Revolving Loan Commitment Termination Date (PROVIDED that the aggregate outstanding principal amount of such U.S. Swing Line Loans, U.S. Revolving Loans and U.S. Letter of Credit Outstandings at any time shall not exceed the then existing U.S. Revolving Loan Commitment Amount);

          (e) from the Canadian Lenders, a Canadian Term Loan Commitment pursuant to which Borrowings of Canadian Term Loans, in a maximum aggregate principal amount not to exceed Cdn $17,200,000, will be made to the Canadian Borrower in a single Borrowing to occur on the Closing Date;

          (f) from the Canadian RL Lenders, a Canadian Revolving Loan Commitment (to include availability for Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit) pursuant to which Borrowings of Canadian Revolving Loans and Canadian Swing Line Loans, in a maximum aggregate principal amount (together with all Canadian Letter of Credit Outstandings) not to exceed the then existing Canadian Revolving Loan Commitment Amount, will be made to the Canadian Borrower from time to time on and subsequent to the Closing Date but prior to the Canadian Revolving Loan Commitment Termination Date;

          (g) from the Canadian Issuers (and participated in by the Canadian RL Lenders), a Canadian Letter of Credit Commitment pursuant to which the Canadian Issuers will issue Canadian Letters of Credit for the account of the Canadian Borrower and, subject to SECTION 3.1.2, the Canadian Borrower's Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Canadian Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed Cdn $13,000,000 (PROVIDED that the aggregate outstanding principal amount of Canadian Revolving Loans and Canadian Letter of Credit Outstandings at any time shall not exceed the then existing Canadian Revolving Loan Commitment Amount); and

          (h) from the Canadian Swing Line Lender (and participated in by the Canadian RL Lenders), a Canadian Swing Line Loan Commitment pursuant to which Borrowings of Canadian Swing Line Loans in an aggregate outstanding principal amount not to exceed Cdn $1,400,000 will be made on and subsequent to the Closing Date but prior to the Canadian Revolving Loan Commitment Termination Date (PROVIDED that the aggregate outstanding principal amount of such Canadian Swing Line Loans, Canadian Revolving Loans and Canadian Letter of Credit Outstandings at any time shall not exceed the then existing Canadian Revolving Loan Commitment Amount);

with all the proceeds of the Credit Extensions to be used for one or more of the purposes specified in SECTION 9.1.8; and

     WHEREAS, the Existing Lenders, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including
ARTICLE VII), to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of this Agreement, and the Lenders and the Issuers are willing to extend such Commitments and make such Loans to the Borrowers and issue (or participate in) Letters of Credit for the account of the Borrowers and their Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows:


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ACCEPTANCE NOTE" is defined in CLAUSE (b) of SECTION 3.6.

     "ACCOUNT" means any account (as that term is defined in Section 9-106 of the UCC) of the U.S. Borrower or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

     "ADJUSTED NET WORTH" means, at any time, $110,000,000, plus an amount equal to cumulative Net Income from July 1, 1997 to the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to CLAUSE (a) or CLAUSE (b) of SECTION 9.1.1, as shown in the consolidated financial statements of the U.S. Borrower and its Subsidiaries that have been so delivered; PROVIDED, that there shall be excluded from the determination of Adjusted Net Worth

          (a) the cumulative adjustments due to foreign currency translation required by FASB 52 arising after June 30, 1997; and

          (b) the amount deducted, in determining Net Income, of all Specified Adjustments (on an after-tax basis), to the extent incurred.

     "AEA" means AEA Investors, and its current or future employees, shareholders, directors and officers and (i) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (ii) entities controlling or controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

     "AEA INVESTORS" means AEA Investors, Inc., a Delaware corporation.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Lender or Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to all other Persons, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power

          (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" and "AGENTS" are defined in the PREAMBLE.

     "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "AGGREGATE LIMIT" is defined in SECTION 9.2.6.

     "APPLICABLE CANADIAN BA STAMPING FEE" means with respect to (a) Canadian Revolving Loans maintained as Canadian BAs, the applicable percentage set forth under the column entitled "Applicable Canadian BA Stamping Fee" with respect thereto and (b) Canadian Term Loans maintained as Canadian BAs, the applicable percentage set forth under the column entitled

"Applicable Canadian BA Stamping Fee" with respect thereto, in each case in the definition of Applicable Margin set forth below.

     "APPLICABLE COMMITMENT FEE MARGIN" means at all times during the applicable periods set forth below with respect to the commitment fee payable to the U.S. RL Lenders or the Canadian RL Lenders, as the case may be, pursuant to SECTION 5.3.1, the applicable percentage set forth below under the column entitled "Applicable Commitment Fee Margin":

                                                      Applicable Commitment
               Leverage Ratio                             Fee Margin
               --------------                         ---------------------
               Less than 3.5:1                               0.250%

               Greater than or equal to 3.5:1 and
               less than 4.5:1                               0.375%

               Greater than or equal to 4.5:1                0.500%.

     The Leverage Ratio used to compute the Applicable Commitment Fee Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the U.S. Borrower to the U.S. Agent pursuant to CLAUSE (c) of SECTION 9.1.1 (PROVIDED, HOWEVER, the Applicable Commitment Fee Margin for the period from the Effective Date through (and including) the date on which the U.S. Agent receives a Compliance Certificate in respect of the Fiscal Quarter ended March 31, 1998 delivered pursuant to CLAUSE (c) of SECTION 9.1.1 shall be 0.500%); PROVIDED that changes in the Applicable Commitment Fee Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the U.S. Borrower to the U.S. Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 9.1.1 and notice therein of such change. If the U.S. Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to CLAUSE (c) of SECTION 9.1.1, the Applicable Commitment Fee Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the U.S. Borrower delivers to the U.S. Agent a Compliance Certificate shall conclusively equal the next higher Applicable Commitment Fee Margin from the Applicable Commitment Fee Margin (or if there is none higher, such Applicable Commitment Fee Margin) that was in effect when the last Compliance Certificate was so delivered by U.S. Borrower to the U.S. Agent.

     "APPLICABLE MARGIN" means at all times during the applicable periods set forth below,

          (a) with respect to the unpaid principal amount of each U.S. Revolving Loan maintained as a (i) U.S. Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for U.S. Base Rate Loans" and (ii) LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

      Leverage Ratio                     Applicable             Applicable
      --------------                     Margin For             Margin For
                                         U.S. Base                 LIBO
                                         Rate Loans             Rate Loans
                                         ----------             ----------
      Less than 3.0:1                      0.000%                 0.750%

      Greater than or equal to
      3.0:1 and less than 3.5:1            0.000%                 0.875%

      Greater than or equal to
      3.5:1 and less than 4.0:1            0.125%                 1.125%

      Greater than or equal to
      4.0:1 and less than 4.5:1            0.500%                 1.500%

      Greater than or equal to
      4.5:1 and less than 5.0:1            1.000%                 2.000%

      Greater than or equal to
      5.0:1 and less than 5.75:1           1.250%                 2.250%

      Greater than or equal to
      5.75:1                               1.500%                 2.500%.

          (b) with respect to the unpaid principal amount of each Term B Loan maintained as a (i) U.S. Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for U.S. Base Rate Loans" and (ii) LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                                         Applicable             Applicable
                                         Margin For             Margin For
      Leverage Ratio                     U.S. Base                 LIBO
      --------------                     Rate Loans             Rate Loans
                                         ----------             ----------
      Less than 4.5:1                      1.125%                 2.125%

      Greater than or equal to
      4.5:1 and less than 5.0:1            1.375%                 2.375%

      Greater than or equal to
      5.0:1 and less than 5.75:1           1.625%                 2.625%

      Greater than or equal to
      5.75:1                               1.875%                 2.875%.

          (c) with respect to the unpaid principal amount of each Term C Loan maintained as a (i) U.S. Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for U.S. Base Rate Loans" and (ii) LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                                         Applicable             Applicable
      Leverage Ratio                     Margin For             Margin For
      --------------                     U.S. Base                 LIBO
                                         Rate Loans             Rate Loans
                                         ----------             ----------
      Less than 4.5:1                      1.250%                 2.250%

      Greater than or equal to
      4.5:1 and less than 5.0:1            1.500%                 2.500%

      Greater than or equal to
      5.0:1 and less than 5.75:1           1.750%                 2.750%

      Greater than or equal to
      5.75:1                               2.000%                 3.000%.

          (d) with respect to the unpaid principal amount of each Canadian Revolving Loan maintained as a (i) Canadian Prime Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for Canadian Prime Rate Loans" and (ii) Canadian BA, the applicable percentage set forth below under the column entitled "Applicable Canadian BA Stamping Fee":

                                         Applicable
      Leverage Ratio                     Margin For             Applicable
      --------------                   Canadian Prime          Canadian BA
                                         Rate Loans            Stamping Fee
                                         ----------            ------------
      Less than 3.0:1                      0.000%                 0.750%

      Greater than or equal to
      3.0:1 and less than 3.5:1            0.000%                 0.875%

      Greater than or equal to
      3.5:1 and less than 4.0:1            0.125%                 1.125%

      Greater than or equal to             0.500%                 1.500%
      4.0:1 and less than 4.5:1

      Greater than or equal to             1.000%                 2.000%
      4.5:1 and less than 5.0:1

      Greater than or equal to             1.250%                 2.250%
      5.0:1 and less than 5.75:1

      Greater than or equal to             1.500%                 2.500%.
      5.75:1

          (e) with respect to the unpaid principal amount of each Canadian Term Loan maintained as a (i) Canadian Prime Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for Canadian Prime Rate Loans" and (ii) Canadian BA, the applicable percentage set forth below under the column entitled "Applicable Canadian BA Stamping Fee":

                                         Applicable
      Leverage Ratio                     Margin For             Applicable
      --------------                   Canadian Prime          Canadian BA
                                         Rate Loans            Stamping Fee
                                         ----------            ------------
      Less than 4.5:1                      1.125%                 2.125%

      Greater than or equal to
      4.5:1 and less than 5.0:1            1.375%                 2.375%

      Greater than or equal to
      5.0:1 and less than 5.75:1           1.625%                 2.625%

      Greater than or equal to
      5.75:1                               1.875%                 2.875%.

     The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the U.S. Borrower to the U.S. Agent pursuant to CLAUSE (c) of SECTION 9.1.1 (PROVIDED, HOWEVER, the Applicable Margin or Applicable Canadian BA Stamping Fee, as applicable, for the period from the Effective Date through (and including) the date on which the U.S. Agent receives a Compliance Certificate in respect of the Fiscal Quarter ended March 31, 1998 delivered pursuant to CLAUSE
(c) of SECTION 9.1.1 shall be (i) 1.000% per annum in the case of U.S. Revolving Loans maintained as U.S. Base Rate Loans, (ii) 2.000% per annum in the case of U.S. Revolving Loans maintained as LIBO Rate Loans, (iii) 1.375% per annum in the case of Term B Loans maintained as U.S. Base Rate Loans, (iv) 2.375% per annum in the case of Term B Loans maintained as LIBO Rate Loans, (v) 1.500% per annum in the case of Term C Loans maintained as U.S. Base Rate Loans, (vi) 2.500% per annum in the case of Term C Loans maintained as LIBO Rate Loans,
(vii) 1.000% per annum in the case of Canadian Revolving Loans maintained as Canadian Prime Rate Loans, (viii) 2.000% per annum in the case of Canadian Revolving Loans maintained as Canadian BAs, (ix) 1.375% per annum in the case of Canadian Term Loans maintained as Canadian Prime Rate Loans, (x) 2.375% per annum in the case of Canadian Term Loans maintained as Canadian BAs); PROVIDED that changes in the Applicable Margin or Applicable Canadian BA Stamping Fee, as the case may be (except with respect to Canadian BAs that have already been issued), resulting from a change in the Leverage Ratio shall become effective upon delivery by the U.S. Borrower to the U.S. Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 9.1.1 and notice therein of such change. If the U.S. Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to CLAUSE

(c) of SECTION 9.1.1, the Applicable Margin or Applicable Canadian BA Stamping Fee, as applicable, from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the U.S. Borrower delivers to the U.S. Agent a Compliance Certificate shall conclusively equal the next higher Applicable Margin or Applicable Canadian BA Stamping Fee, as applicable, from the Applicable Margin or Applicable Canadian BA Stamping Fee (or if there is none higher, such Applicable Margin or Applicable Canadian BA Stamping Fee) that was in effect when the last Compliance Certificate was so delivered by the U.S. Borrower to the U.S. Agent.

     "ASSIGNEE LENDER" is defined in SECTION 12.11.1.

     "AUTHORIZED OFFICER" means, relative to any Borrower and any other Obligor, those of its officers or managing members (in the case of a limited liability company) whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to SECTION 7.1.1.

     "BORROWERS" is defined in the PREAMBLE.

     "BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans or Canadian BAs, having the same Interest Period made by all U.S. Lenders or Canadian Lenders, respectively, on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.3 or SECTION 3.3, respectively.

     "BORROWING REQUEST" means a U.S. Borrowing Request or a Canadian Borrowing Request.

     "BUSINESS DAY" means

          (a)  any day which is neither a Saturday or Sunday nor

               (i) relative to matters under the U.S. Facility, a legal holiday on which banks are authorized or required to be closed in New York, New York, or

               (ii) relative to matters under the Canadian Facility, a legal holiday on which banks are authorized or required to be closed in Toronto, Ontario; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in CLAUSE (a) above and which is also a day on which dealings in U.S. Dollars are carried on in the interbank eurodollar market of the U.S. Agent's LIBOR Office.

     "C. BAIRD" means Mr. Charles F. Baird, Jr.

     "CALCULATION PERIOD" is defined in CLAUSE (a) of SECTION 5.2.4.

     "CANADIAN AGENT" is defined in the PREAMBLE.

     "CANADIAN BA" means a bill of exchange drawn by the Canadian Borrower and accepted by a Canadian Lender that is denominated in Canadian Dollars with a term of 30, 60, 90 or 180 days, issued and payable only in Canada and having a face amount of an integral multiple of Cdn $100,000; PROVIDED, HOWEVER, that,

          (a) to the extent the context shall require, each Acceptance Note shall be deemed to be a Canadian BA; and

          (b) references to outstanding principal amounts relating to Canadian BAs shall refer to the stated amount of unmatured Canadian BAs which have not been collateralized pursuant to, and in accordance with, the terms of CLAUSE (h) or (i) of SECTION 5.1.1.

     "CANADIAN BA RATE" means, for a particular term, the discount rate per annum, calculated on the basis of a year of 365 days or 366 days, as the case may be, equal to the average rate per annum for Canadian Dollar bankers' acceptances having such term that appears on the Reuters Screen CDOR Page (or any successor page) as of 10:00 a.m. (local time) on the first day of such term as determined by the Canadian Agent.

     "CANADIAN BORROWER" is defined in the PREAMBLE; PROVIDED, HOWEVER, that if the Canadian Borrower is merged or amalgamated with or liquidated into Canadian Holdings in accordance with SECTION 9.2.10, then the "Canadian Borrower" shall mean the surviving or resulting corporation of such merger, amalgamation or liquidation.

     "CANADIAN BORROWER DEBENTURE" means the Security Agreement, dated as of June 30, 1997, executed and delivered by the Canadian Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN BORROWER PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 30, 1997, executed and delivered by the Canadian Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN BORROWING REQUEST" means a Loan request and certificate duly executed by an Authorized Officer of the Canadian Borrower, substantially in the form of EXHIBIT B-2 hereto.

     "CANADIAN COMMITMENT" is defined in SECTION 3.1.

     "CANADIAN CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Canadian Borrower, substantially in the form of EXHIBIT C-2 hereto.

     "CANADIAN CREDIT EXTENSION" means, as the context may require,

          (a) the making of a Canadian Term Loan or a Canadian Revolving Loan (including the acceptance of a Canadian BA) by a Canadian Lender;

          (b) the making of a Canadian Swing Line Loan by the Canadian Swing Line Lender; or

          (c) the issuance of a Canadian Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Canadian Letter of Credit, by a Canadian Issuer.

     "CANADIAN DOLLAR" and "CDN $" each mean the lawful money of Canada.

     "CANADIAN FACILITY" is defined in SECTION 3.1.

     "CANADIAN FACILITY GUARANTOR" means each of Parent, the U.S. Borrower, any U.S. Subsidiary Guarantor, Canadian Holdings, each Canadian Subsidiary Guarantor and, to the extent not prohibited by applicable law (including the law of the jurisdiction under which such Subsidiary is organized), each other Subsidiary of the U.S. Borrower, in each case in its capacity as a Guarantor.

     "CANADIAN HOLDINGS" is defined in the FIFTH RECITAL.

     "CANADIAN HOLDINGS DEBENTURE" means the Security Agreement, dated as of June 30, 1997, executed and delivered by Canadian Holdings in its capacity as a Canadian Facility Guarantor, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN HOLDINGS GUARANTY" means the Guaranty, dated as of June 30, 1997, executed and delivered by Canadian Holdings in its capacity as a Canadian Facility Guarantor, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN HOLDINGS PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 30, 1997, executed and delivered by Canadian Holdings in its capacity as a Canadian Facility Guarantor, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Canadian Borrower, substantially in the form of EXHIBIT B-4 hereto.

     "CANADIAN ISSUER" means, collectively, Scotiabank (or any affiliate, unit or agency thereof) in its individual capacity hereunder as issuer of any Canadian Letters of Credit and such other Canadian Lender as may be designated by Scotiabank (and agreed to by the Canadian Borrower and such Canadian Lender) in its individual capacity as the issuer of any Canadian Letters of Credit.

     "CANADIAN LENDERS" is defined in the preamble.

     "CANADIAN LETTER OF CREDIT" is defined in CLAUSE (a) of SECTION 3.1.2.

     "CANADIAN LETTER OF CREDIT COMMITMENT" means,

          (a) relative to a Canadian Issuer, such Canadian Issuer's obligation to issue Canadian Letters of Credit pursuant to SECTION 3.1.2; and

          (b) relative to each Canadian RL Lender, its obligation to participate in such Canadian Letters of Credit pursuant to SECTION 4.1.1.

     "CANADIAN LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of Cdn $13,000,000, as such amount may be reduced from time to time pursuant to SECTION 3.2.

     "CANADIAN LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Canadian Letters of Credit,

PLUS

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Canadian Letters of Credit.

     "CANADIAN LOAN" means, as the context may require, a Canadian Term Loan, a Canadian Revolving Loan or a Canadian Swing Line Loan.

     "CANADIAN NOTE" means, as the context may require, a Canadian Term Note, a Canadian Revolving Note or a Canadian Swing Line Note.

     "CANADIAN PENSION PLAN" means a "registered pension plan", as such term is defined in subsection 248(1) of the Income Tax Act (Canada), which is subject to the Pension Benefits Act (Manitoba), or similar legislation in another Province, and of which Canadian Holdings, the Canadian Borrower or any Canadian Subsidiary is a participating employer.

     "CANADIAN PERCENTAGE" means, relative to any Canadian Lender, the applicable percentage relating to Canadian Revolving Loans or Canadian Term Loans, as the case may be, as set forth opposite its name on SCHEDULE II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time (a) pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
SECTION 12.11.1 or (b) by a reallocation pursuant to SECTION 3.2.2.

     "CANADIAN PERSON" means a Person that is not a "non-resident" of Canada within the meaning of the Income Tax Act (Canada).

     "CANADIAN PRIME RATE" means, on any date and relative to all Canadian Prime Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by the Canadian Agent at its Domestic Office as its prime rate for Canadian Dollar loans in Canada; and

          (b) the Canadian BA Rate most recently determined by the Canadian Agent PLUS the lesser of (i) 1% and (ii) the Applicable Canadian BA Stamping Fee.

The Canadian Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Canadian Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Canadian Loans maintained as Canadian Prime Rate Loans will take effect simultaneously with each change in the Canadian Prime Rate. The Canadian Agent will give notice promptly to the Canadian Borrower and the Canadian Lenders of changes in the Canadian Prime Rate.

     "CANADIAN PRIME RATE LOAN" means a Canadian Loan bearing interest at a fluctuating rate determined by reference to the Canadian Prime Rate.

     "CANADIAN REGISTER" is defined in SECTION 3.7.

     "CANADIAN REVOLVING LOAN" is defined in SECTION 3.1.1.

     "CANADIAN REVOLVING LOAN COMMITMENT" means, relative to any Canadian RL Lender, such Canadian RL Lender's obligation (if any) to make Canadian Revolving Loans pursuant to SECTION 3.1.1.

     "CANADIAN REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, the Cdn $ Equivalent of $13,000,000, as such amount may be reduced or reallocated from time to time pursuant to SECTION 3.2, and as determined by the Canadian Agent in accordance with its customary banking practice for determining currency exchange rates on each Quarterly Payment Date for such date through (but excluding) the next Quarterly Payment Date.

     "CANADIAN REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a)  June 30, 2003;

          (b) the date on which the Canadian Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 3.2 (other than SECTION 3.2.2); and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding CLAUSE (b) or (c), the Canadian Revolving Loan Commitments shall terminate automatically and without any further action.

     "CANADIAN REVOLVING NOTE" means a promissory note of the Canadian Borrower payable to any Canadian RL Lender, substantially in the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the Indebtedness of the Canadian Borrower to such Canadian RL Lender resulting from outstanding Canadian Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "CANADIAN RL LENDERS" means those Canadian Lenders with a Commitment to make Canadian Revolving Loans.

     "CANADIAN SUBSIDIARY" means each Subsidiary of the Canadian Borrower.

     "CANADIAN SUBSIDIARY DEBENTURE" means any Security Agreement executed and delivered by a Canadian Subsidiary in its capacity as a Canadian Subsidiary Guarantor (other than 64804 Manitoba and Westcan Pharmaceuticals) pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit G-5 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN SUBSIDIARY GUARANTOR" means each Canadian Subsidiary which has executed and delivered a Canadian Subsidiary Guaranty.

     "CANADIAN SUBSIDIARY GUARANTY" means a Subsidiary Guaranty executed and delivered by a Canadian Subsidiary in its capacity as a Canadian Subsidiary Guarantor (other than 64804 Manitoba and Westcan Pharmaceuticals) pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit F-5 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN SUBSIDIARY PLEDGE AGREEMENT" means any Pledge Agreement executed and delivered by a Canadian Subsidiary in its capacity as a Canadian Subsidiary Guarantor pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit E-6 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CANADIAN SWING LINE LENDER" means, on the Effective Date, Scotiabank (or, at any time thereafter, another Canadian Lender designated by Scotiabank with the consent of the Canadian Borrower, if such Canadian Lender agrees to be the Canadian Swing Line Lender hereunder), in such Person's capacity as the maker of Canadian Swing Line Loans.

     "CANADIAN SWING LINE LOAN" is defined in CLAUSE (b) of SECTION 3.1.1.

     "CANADIAN SWING LINE LOAN COMMITMENT" is defined in CLAUSE (b) of SECTION 3.1.1.

     "CANADIAN SWING LINE LOAN COMMITMENT AMOUNT" means, on any date, Cdn $1,400,000 (or the U.S. $ Equivalent, as determined by the Canadian Agent in accordance with its customary banking practice for determining currency exchange rates on each Quarterly Payment Date for such date through (but excluding) the next Quarterly Payment Date), as such amount may be reduced from time to time pursuant to SECTION 3.2.

     "CANADIAN SWING LINE NOTE" means a promissory note of the Canadian Borrower payable to the Canadian Swing Line Lender, in the form of EXHIBIT A-6 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Canadian Borrower to the Canadian Swing Line Lender resulting from outstanding Canadian Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "CANADIAN TERM LOAN" is defined in SECTION 3.1.3.

     "CANADIAN TERM LOAN COMMITMENT" means, relative to any Canadian Lender, such Lender's obligation (if any) to make Canadian Term Loans pursuant to
SECTION 3.1.3.

     "CANADIAN TERM LOAN COMMITMENT AMOUNT" means Cdn $17,200,000.

     "CANADIAN TERM LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a) May 29, 1998 (if the Canadian Term Loans have not been made on or prior to such date); and

          (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b), the Canadian Term Loan Commitments shall terminate automatically and without any further action.

     "CANADIAN TERM NOTE" means a promissory note of the Canadian Borrower payable to any Canadian Lender, in the form of EXHIBIT A-8 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Canadian Borrower to such Canadian Lender resulting from outstanding Canadian Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "CANADIAN TRANSACTION" means the acquisition in January, 1997 of all of the issued and outstanding shares of capital stock of G.S. Investments Ltd. by the Canadian Borrower (as the successor to, among others, VH Acquisition Inc., resulting from a series of short form amalgamations (in January, 1997) involving the Canadian Borrower, Seier Holdings Ltd., G.S. Investments Ltd. and VH Acquisition Inc.).

     "CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all expenditures of the U.S. Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (excluding (i) with respect to all leasing or similar arrangements entered into during such period which, in accordance with GAAP, would be classified as a capitalized lease, the aggregate capitalized amount of all rental payments payable during the term of such lease (including the portion of such payments allocable to interest expense) and
(ii) expenditures made in connection with the replacement or restoration of assets, to the extent (A) of the sales price received for the assets being restored or replaced at the time of such expenditure or the credit granted by the seller of such assets for the assets being traded in at such time or
(B) such replacement or restoration is financed with (x) insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored or
(y) awards of compensation arising from the taking by condemnation or eminent domain of the assets so replaced) and, for purposes of the definition of "Excess Cash Flow" and SECTION 9.2.16 only (and not for purposes of the calculation of any covenants contained in SECTION 9.2.4)shall also include the aggregate amount of investments in intangible assets which, in accordance with GAAP, would be included on the balance sheet of the U.S. Borrower and its Subsidiaries, including deferred start-up costs and computer software.

     "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrowers or any of their Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the government of the United States (or any agency or instrumentality thereof) or the government of Canada or, if such evidence is rated at least R1(mid) by Dominion Bond Rating Service Limited or CBRS Inc., by the government of any Province of Canada;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia or under the laws of Canada or of any Province of Canada and rated A-l by S&P, P-1 by Moody's, or R1(mid) by Dominion Bond Rating Service Limited or CBRS Inc., or

               (ii)  any Lender (or its holding company);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued or accepted by either

               (i) a commercial banking institution that (x) is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the Cdn $ Equivalent thereof), (y) is listed on Schedule I of the Bank Act (Canada) or (z) had a credit rating of Aa or better from Moody's or a comparable rating from S&P, or

               (ii)  any Lender; or

          (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in CLAUSE (a); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CASH FLOW COVERAGE RATIO" means, at the close of any Fiscal Quarter, the ratio computed (except as set forth in CLAUSE (c) below) for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a) EBITDA (for all such Fiscal Quarters) minus Capital Expenditures made during such Fiscal Quarters

TO

          (b)  the sum (for all such Fiscal Quarters) of

               (i)  Interest Expense paid in cash;

     PLUS

               (ii) scheduled principal repayments of Indebtedness (including scheduled principal repayments of the Term Loans pursuant to the provisions of CLAUSES (d) and (e) of SECTION 5.1.1, but excluding the amount of Indebtedness which is refinanced with other Indebtedness pursuant to SECTION 9.2.2, to the extent so refinanced (including the principal repayments of Subordinated Debt to the extent made with the proceeds of other Subordinated Debt issued to refinance or replace such original Subordinated Debt in accordance with the terms of this Agreement));

     PLUS

               (iii) all federal, state, provincial, local and foreign income taxes actually paid in cash by the U.S. Borrower and its Subsidiaries;

PROVIDED, HOWEVER, that in computing the Cash Flow Coverage Ratio for

          (c) the fourth Fiscal Quarter of the 1998 Fiscal Year, the amount set forth in CLAUSE (b) above shall equal (i) such amount for the second, third and fourth Fiscal Quarters of the 1998 Fiscal Year, multiplied by (ii) 1.333;

          (d) the first Fiscal Quarter of the 1999 Fiscal Year, Capital Expenditures for expanding capacity of up to $30,420,000 shall be excluded from the amount of Capital Expenditures in CLAUSE (a) above;

          (e) the second Fiscal Quarter of the 1999 Fiscal Year, Capital Expenditures for expanding capacity of up to $28,810,000 shall be excluded from the amount of Capital Expenditures in CLAUSE (a) above; and

          (f) the third Fiscal Quarter of the 1999 Fiscal Year, Capital Expenditures for expanding capacity of up to $26,920,000 shall be excluded from the amount of Capital Expenditures in CLAUSE (a) above.

     "CDN $ EQUIVALENT" means the Exchange Equivalent in Canadian Dollars of any amount of U.S. Dollars.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CHANGE IN CONTROL" means

          (a) at any time prior to the creation of a Public Market, the failure of AEA, North Castle, C. Baird and Senior Management, collectively, to directly or indirectly own beneficially at least 51% of the outstanding Voting Stock of LHPG on a fully diluted basis, such Voting Stock to be held free and clear of all Liens (except (i) in the case of AEA and Senior Management only, Persons described in the definition of "AEA" and such Senior Management may grant or otherwise create or suffer to exist Liens on their shares of LHPG so long as all such Liens of all such Persons are not in favor of a single Person or group of Persons acting in concert and (ii) in the case of North Castle and C. Baird, non-consensual Liens that arise by operation of law but which do not result in a change in the ownership of such Capital Stock); or

          (b) at any time after the creation of a Public Market (i) the failure of AEA, North Castle, C. Baird and Senior Management, collectively, to directly or indirectly own beneficially at least 30% of the outstanding Voting Stock of LHPG on a fully diluted basis, such Voting Stock to be held free and clear of all Liens (except (i) in the case of AEA and Senior Management only, Persons described in the definition of "AEA" and such Senior Management may grant or otherwise create or suffer to exist Liens on their shares of LHPG so long as all such Liens of all such Persons are not in favor of a single Person or group of Persons acting in concert and (ii) in the case of North Castle and C. Baird, non-consensual Liens that arise by operation of law but which do not result in a change in the ownership of such Capital Stock), or (iii) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) (other than any of AEA, North Castle, C. Baird and Senior Management) shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise) directly or indirectly, of shares representing 20% or more of the Voting Stock of LHPG on a fully diluted basis; or

          (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of LHPG (together with any new directors whose election by such Board or whose nomination for election by the stockholders of LHPG was approved by (i) directors appointed by North Castle or (ii) a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of LHPG then in office; or

          (d) the failure of LHPG to directly own beneficially and of record all of the outstanding Voting Stock of Parent on a fully diluted basis, such Voting Stock to be held free and clear of all Liens; or

          (e) the failure of Parent to directly own beneficially and of record all of the outstanding Voting Stock of the U.S. Borrower on a fully diluted basis, such Voting Stock to be held free and clear of all Liens, except in favor of the Secured Parties; or

          (f) so long as the Canadian Facility has not been terminated or there are any Obligations owing by an Obligor with respect to the Canadian Facility (other than in the case where the Canadian Facility is being terminated and all Obligations in respect of the Canadian Facilities are being repaid or cash collateralized on terms reasonably satisfactory to the Canadian Agent contemporaneously with the diminution of the U.S. Borrower's ownership in the Canadian Borrower), the failure of the U.S. Borrower to directly or indirectly own beneficially and of record all of the outstanding Voting Stock of the Canadian Borrower on a fully diluted basis, such Voting Stock to be held free and clear of all Liens except in favor of the Secured Parties; or

          (g) at any time, the failure of C. Baird to be a managing member of North Castle (other than a failure resulting from the death, incompetency or disability of C. Baird); or

          (h) a "Change of Control" (as defined in any Subordinated Debt Instrument) shall occur.

     "CLOSING DATE" means the date all closing conditions set forth in SECTION
7.1 are satisfied and the initial Credit Extension hereunder is made.

     "CODE" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "COMMITMENT" means, as the context may require, a U.S. Lender's Incremental Term B Loan Commitment, Incremental Term C Loan Commitment, U.S. Revolving Loan Commitment or U.S. Letter of Credit Commitment, a U.S. Issuer's U.S. Letter of Credit Commitment, the U.S. Swing Line Lender's U.S. Swing Line Loan Commitment, a Canadian Lender's Canadian Term Loan Commitment, Canadian Revolving Loan Commitment or Canadian Letter of Credit Commitment, a Canadian Issuer's Canadian Letter of Credit Commitment or the Canadian Swing Line Lender's Canadian Swing Line Loan Commitment.

     "COMMITMENT AMOUNT" means, as the context may require, the Incremental Term B Loan Commitment Amount, the Incremental Term C Loan Commitment Amount, the U.S. Revolving Loan Commitment Amount, the U.S. Letter of Credit Commitment Amount, the U.S. Swing Line Loan Commitment Amount, the Canadian Term Loan Commitment Amount, the Canadian Revolving Loan Commitment Amount, the Canadian Letter of Credit Commitment Amount or the Canadian Swing Line Loan Commitment Amount.

     "COMMITMENT TERMINATION DATE" means, as the context may require, the U.S. Revolving Loan Commitment Termination Date, the Incremental Term B Loan Commitment Termination Date, the Incremental Term C Loan Commitment Termination Date, the Canadian Revolving Loan Commitment Termination Date or the Canadian Term Loan Commitment Termination Date.

     "COMMITMENT TERMINATION EVENT" means

          (a) the occurrence of any Event of Default described in CLAUSES (a) through (d) of SECTION 10.1.9; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of all or any portion of the Loans to be due and payable pursuant to SECTION 10.3, or

               (ii) the giving of notice by the U.S. Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

     "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of the U.S. Borrower, substantially in the form of EXHIBIT E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the U.S. Agent may from time to time reasonably request for the purpose of monitoring the U.S. Borrower's compliance with the financial covenants contained herein.

     "CONDUIT ENTITY" is defined in CLAUSE (d) of SECTION 6.6.

     "CONFIDENTIAL INFORMATION" means information relating to LHPG or any of its Subsidiaries obtained by either Agent or any Lender pursuant to or in connection with this Agreement, or otherwise from or on behalf of LHPG or any of its Subsidiaries or Affiliate (to the extent identified as an Affiliate to the Lenders) (including any information obtained by either Agent or any Lender in the course of any review of the books or records of either Borrower or any Subsidiary thereof as contemplated herein), but excluding information (i) that was previously known to such Agent or Lender (other than through a previous lending or other business relationship with LHPG or any of its Subsidiaries), or
(ii) that is or subsequently becomes generally publicly known through no act or omission by either Agent or any Lender or any Person acting therefor.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "CONTINUATION/CONVERSION NOTICE" means, as the context may require, a U.S. Continuation/Conversion Notice or a Canadian Continuation/Conversion Notice.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the U.S. Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "COPYRIGHT SECURITY AGREEMENT" means any Copyright Security Agreement (if and to the extent executed and delivered by any Obligor in accordance with the terms of a Loan Document) in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "CREDIT EXTENSION" means, as the context may require, a Canadian Credit Extension or a U.S. Credit Extension.

     "CREDIT EXTENSION REQUEST" means, as the context may require, any Borrowing Request or Issuance Request.

     "CURRENT ASSETS" means, at any time, all amounts (other than cash and Cash Equivalent Investments) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries at such time.

     "CURRENT LIABILITIES" means, at any time, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries at such time, excluding current maturities of Indebtedness.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DISBURSEMENT" is defined in SECTION 4.1.2.

     "DISBURSEMENT DATE" is defined in SECTION 4.1.2.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the U.S. Agent and the Required Lenders.

     "DOLLAR", "U.S. DOLLAR" and "$" each mean the lawful money of the United States.

     "DOMESTIC OFFICE" means,

          (a) relative to any U.S. Lender, the office of such Lender designated as such Lender's "Domestic Office" below its signature hereto or in a Lender Assignment Agreement, or such other office of a U.S. Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto, and

          (b) relative to any Canadian Lender, the office of such Lender designated as such Lender's "Domestic Office" below its signature hereto or in a Lender Assignment Agreement, or such other office of a Canadian Lender (or any successor or assign of such Lender) within Canada as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "DUAL LENDERS" means, collectively, those U.S. RL Lenders that also are Canadian RL Lenders.

     "EASTERN CONSOLIDATION" means the consolidation of the U.S. Borrower's eastern United States packaging and distribution operations into a new facility in South Carolina, including the closure of certain discontinued facilities, and the incurrence of moving and relocation expenses for equipment and personnel, severance expenses in connection with the closure of such discontinued facilities and training expenses in connection with the opening of the new facility.

     "EBITDA" means, for any applicable period, the sum (without duplication) of

          (a) Net Income MINUS the aggregate amount of payments made in accordance with CLAUSE (f)(i) and CLAUSE (f)(iii) of SECTION 9.2.13,

PLUS

          (b) the amount deducted, in determining Net Income, representing amortization of assets (including amortization with respect to goodwill, deferred financing costs, other non-cash interest and all other intangible assets),

PLUS

          (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of the U.S. Borrower and its Subsidiaries,

PLUS

          (d) the amount deducted, in determining Net Income, of Interest Expense of the U.S. Borrower and its Subsidiaries, (including, for purposes of this definition only, the Canadian Borrower and its Subsidiaries as if the Canadian Transaction had occurred at the beginning of the applicable period), to the extent incurred, plus, without duplication, any non-cash interest expense,

PLUS

          (e) the amount deducted, in determining Net Income, representing depreciation of assets,

PLUS

          (f) the amount deducted, in determining Net Income, of all management fees paid in cash in accordance with CLAUSE (b) of SECTION 9.2.13,

PLUS

          (g) the amount deducted, in determining Net Income, due to foreign currency translation required by FASB 52 arising after June 30, 1997,

PLUS

          (h) the amount deducted, in determining Net Income, of all Specified Adjustments.

     "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 12.8.

     "ENVIRONMENTAL LAWS" means all U.S. and Canadian federal, state, provincial or local statutes, laws, ordinances, by-laws, codes, rules, regulations, guidelines, decrees and orders relating to public health and safety, the environment, pollution or waste management.

     "EQUITY RIGHTS" means the right to receive, under certain circumstances, LHPG Common Stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

     "ESCROW ACCOUNT" is defined in CLAUSE (c) of SECTION 5.1.1.

     "EVENT OF DEFAULT" is defined in SECTION 10.1.

     "EXCESS CASH FLOW" means, for any Fiscal Year, the excess (if any), of

          (a)  EBITDA for such Fiscal Year or (in the case of the 1998 Fiscal
     Year) for the period that begins from the date of the first Fiscal Quarter beginning after June 30, 1997 to March 31, 1998 (referred to as the "POST-CLOSING 1998 PERIOD")

OVER

          (b) the sum (for such Fiscal Year or, in the case of the 1998 Fiscal Year, the Post-Closing 1998 Period) of

               (i)  Interest Expense;

     PLUS

               (ii) scheduled payments and optional prepayments, to the extent actually made, of the principal amount of the Term Loans and any other Indebtedness permitted pursuant to CLAUSES (d), (g) and (i) of SECTION
          9.2.2 (other than (i) Indebtedness of a revolving loan or similar type, except to the extent that a corresponding amount of the commitment to lend is permanently terminated or reduced and
          (ii) Indebtedness of a type described in CLAUSES (c), (e) or (f) of
          SECTION 9.2.2), and optional prepayments of the principal amount of the Revolving Loans in connection with a reduction of the Revolving Loan Commitment Amount;

     PLUS

               (iii) all federal, state, provincial, local and foreign income taxes actually paid in cash by the U.S. Borrower and its Subsidiaries;

     PLUS

               (iv)  Capital Expenditures actually made;

     PLUS

               (v)  dividends (other than dividends paid pursuant to CLAUSES
          (d), (e) and (g) of SECTION 9.2.6) paid in cash by the U.S. Borrower to Parent;

     PLUS

               (vi) the amount of liabilities paid in cash to the extent such liabilities were reserved for in accordance with GAAP on the Opening Consolidated Balance Sheet;

     PLUS

               (vii) all management and consulting fees (including reimbursement of expenses) paid or payable by the U.S. Borrower and its Subsidiaries to North Castle or any Affiliate thereof, in accordance with CLAUSE (b) of SECTION 9.2.13;


     PLUS

               (viii) the aggregate amount of Specified Adjustments paid in cash;

     PLUS

               (ix) 75% (in the 1998 Fiscal Year) and 100% (in the case of each subsequent Fiscal Year) of the amount of the net increase, if greater than zero, of Current Assets over Current Liabilities of the U.S. Borrower and its Subsidiaries from the last day of the immediately preceding Fiscal Year to the end of the relevant Fiscal Year.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE EQUIVALENT" means, on any date, relative to any amount (the "ORIGINAL AMOUNT") expressed in either Canadian Dollars or U.S. Dollars (the "ORIGINAL CURRENCY"), the amount expressed in the other currency which would be required to buy the Original Amount of the Original Currency using the noon spot rate exchange for Canadian interbank transactions applied in converting the other currency into the Original Currency published by the Bank of Canada for such date.

     "EXISTING CANADIAN SUBSIDIARY DEBENTURE" means the Security Agreement, dated as of June 30, 1997, executed and delivered by each of 64804 Manitoba and Westcan Pharmaceuticals, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "EXISTING CANADIAN SUBSIDIARY GUARANTY" means the Guaranty, dated as of June 30, 1997, executed and delivered by each of 64804 Manitoba and Westcan Pharmaceuticals, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "EXISTING CREDIT AGREEMENT" is defined in the SECOND RECITAL.

     "EXISTING LENDERS" is defined in the SECOND RECITAL.

     "EXISTING MORTGAGE" means any Mortgage executed and delivered pursuant to the Existing Credit Agreement.

     "EXISTING TERM B LOANS" means the Term B Loans made by the Lenders to the U.S. Borrower under the Existing Credit Agreement.

     "EXISTING TERM C LOANS" means the Term C Loans made by the Lenders to the U.S. Borrower under the Existing Credit Agreement.

     "EXISTING TERM LOANS" means the Existing Term B Loans and Existing Term C Loans.

     "FACILITY" means, as the context may require, the Canadian Facility or the U.S. Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Agent from three federal funds brokers of recognized standing selected by it.

     "FEE LETTERS" mean, collectively, (a) that certain confidential letter, dated May 30, 1997, from Scotiabank to North Castle, LHPG and the Canadian Borrower and (b) that certain confidential letter, dated April 17, 1998, from Scotiabank to the Borrowers, in each case relating to, among other things, certain fees to be paid in connection with this Agreement.

     "FISCAL QUARTER" means a quarter ending on the last day of March, June, September or December.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on March 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1999 Fiscal Year") refer to the Fiscal Year ending on March 31 of such calendar year.

     "FOREIGN PLEDGE AGREEMENT" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by a Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Agents, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Pledged Shares and/or Pledged Notes (as such terms are defined in a Pledge Agreement).

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in SECTION 1.4.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, canton or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, the National Association of Insurance Commissioners, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTOR" means, as the context may require, a Canadian Facility Guarantor or a U.S. Facility Guarantor.

     "GUARANTY" means, as the context may require, the U.S. Borrower Guaranty, the Parent Guaranty, the Canadian Holdings Guaranty or any Subsidiary Guaranty (including the Existing Canadian Subsidiary Guaranty).

     "HAZARDOUS MATERIAL" means:

          (a)  with respect to the U.S. Facility,

               (i)  any "hazardous substance", as defined by CERCLA;

               (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

               (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; and

          (b)  with respect to the Canadian Facility,

               (i) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "contaminants", "pollutants" or any other formulation intended to define, list or classify substances by reason of adverse effects on the environment or deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity or "EP" toxicity;

               (ii) any oil, petroleum or petroleum derived substances, natural gas, natural gas liquids;

               (iii) any flammable substances or explosives or any radioactive materials; or

               (iv) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the U.S. Borrower, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a Borrower to be in default of any of its obligations under SECTION 9.2.4.

     "INCLUDING" and "INCLUDE" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "INCREMENTAL TERM B LOAN COMMITMENT" is defined in CLAUSE (a) of SECTION 2.1.3.

     "INCREMENTAL TERM B LOAN COMMITMENT AMOUNT" means, on any date,
$23,000,000.

     "INCREMENTAL TERM B LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a) May 29, 1998 (if the Incremental Term B Loans have not been made on or prior to such date); and

          (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b), the Term B Loan Commitments shall terminate automatically and without any further action.

     "INCREMENTAL TERM B LOANS" is defined in CLAUSE (a) of SECTION 2.1.3.

     "INCREMENTAL TERM C LOAN COMMITMENT" is defined in CLAUSE (b) of SECTION 2.1.3.

     "INCREMENTAL TERM C LOAN COMMITMENT AMOUNT" means, on any date,
$25,000,000.

     "INCREMENTAL TERM C LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a) May 29, 1998 (if the Incremental Term C Loans have not been made on or prior to such date); and

          (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b), the Term C Loan Commitments shall terminate automatically and without any further action.

     "INCREMENTAL TERM C LOANS" is defined in CLAUSE (b) of SECTION 2.1.3.

     "INCREMENTAL TERM LOANS" means, collectively, the Incremental Term B Loans and the Incremental Term C Loans.

     "INDEBTEDNESS" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) net liabilities (after giving effect to any gains) of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (PROVIDED that the term "deferred purchase price for services" shall not include deferred payment for services incurred or created by the Person relating to its employees and former employees) and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)  all Receivables Facility Outstandings; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing types of obligations of such Person or any other Persons.

For all purposes of this Agreement, (i) the term "Indebtedness" shall exclude
(y) customer deposits and interest payable thereon in the ordinary course of business and (z) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms (including time drafts payable to foreign suppliers and, notwithstanding CLAUSES (a) and
(e) above, notes payable in respect of the deferred payment of insurance policy premiums), and in the case of both (y) and (z) above, which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (except to the extent that either by operation of law or by the express terms of the relevant partnership or joint venture agreement any such liabilities incurred in connection therewith are completely without recourse to such Person).

     "INDEMNIFIED LIABILITIES" is defined in SECTION 12.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 12.4.

     "INTEREST COVERAGE RATIO" means, at the close of any Fiscal Quarter, the ratio computed (except as set forth in the proviso below) for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a)  EBITDA (for all such Fiscal Quarters)

TO

          (b) the sum (for all such Fiscal Quarters) of Interest Expense paid in cash;

PROVIDED, HOWEVER, that in computing the Interest Coverage Ratio for the fourth Fiscal Quarter of the 1998 Fiscal Year, the amount set forth in CLAUSE (b) above shall equal (i) Interest Expense for the second, third and fourth Fiscal Quarters of the 1998 Fiscal Year, multiplied by (ii) 1.333.

     "INTEREST EXPENSE" means, for any Fiscal Quarter, the aggregate interest expense (net of interest income) of the U.S. Borrower and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including (i) the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense and (ii) interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such Fiscal Quarter) in respect of the Permitted Receivables Transaction, but excluding deferred financing costs and other non-cash interest expense.

     "INTEREST PERIOD" means,

          (a) relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTION 2.3 or 2.4 and continuing to (but excluding) the day which, numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the U.S. Borrower may select in its relevant notice pursuant to
     SECTION 2.3 or 2.4; and

          (b) relative to any Canadian BA or Acceptance Note, the period beginning on (and including) the date on which such Canadian BA is accepted or rolled over pursuant to SECTION 3.3 or 3.4 or such Acceptance Note is issued pursuant to SECTION 3.6 and continuing to (but excluding) the date which is 30, 60, 90 or 180 days thereafter as the Canadian Borrower may select in its relevant notice pursuant to SECTION 3.3 or 3.4;

 PROVIDED, HOWEVER, that

          (c) the U.S. Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four different dates with respect to Revolving Loans and four different dates with respect to Term Loans;

          (d) the Canadian Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (e) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to a LIBO Rate Loan, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (f) no Interest Period may end later than the Stated Maturity Date for such Loan.

     "INVESTMENT" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel, petty cash and similar advances to directors, officers and employees made in the ordinary course of business);

          (b) any Contingent Liability of such Person incurred in connection with loans or advances described in CLAUSE (a); and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and otherwise without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "ISSUANCE REQUEST" means, as the context may require, a U.S. Issuance Request or a Canadian Issuance Request.

     "ISSUER" means, as the context may require, a Canadian Issuer or a U.S. Issuer.

     "LAW CHANGE" is defined in CLAUSE (b) of SECTION 6.6.

     "LENDERS" is defined in the PREAMBLE and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to
SECTION 12.11.1.

     "LENDER ASSIGNMENT AGREEMENT" means a lender assignment agreement substantially in the form of EXHIBIT D hereto.

     "LENDER'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Lender or any of such Lender's parent and subsidiary corporations, and their Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

          (a) any Hazardous Material on, in, under or affecting all or any portion of any property of a Borrower or any Subsidiary, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from a Borrower's or any of such Borrower's Subsidiaries' or any of their respective predecessors' properties;

          (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in SECTION 8.12;

          (c) any violation or claim of violation by a Borrower or any of its Subsidiaries of any Environmental Laws; or

          (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by a Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by a Borrower or any of its Subsidiaries.

     "LETTER OF CREDIT" means, as the context may require, a Canadian Letter of Credit or a U.S. Letter of Credit.

     "LETTER OF CREDIT COMMITMENT AMOUNT" means, as the context may require, the Canadian Letter of Credit Commitment Amount or the U.S. Letter of Credit Commitment Amount.

     "LETTER OF CREDIT OUTSTANDING" means, as the context may require, the Canadian Letter of Credit Outstandings or the U.S. Letter of Credit Outstandings.

     "LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of

          (a)  Total Debt outstanding on the last day of such Fiscal Quarter

TO

          (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "LHPG" is defined in the FIFTH RECITAL.

     "LHPG COMMON STOCK" means the common stock of LHPG after giving effect to the Recapitalization.

     "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London, England interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO RATE LOAN" means a U.S. Revolving Loan or a U.S. Term Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

        LIBO Rate           =               LIBO Rate
     (Reserve Adjusted)         ---------------------------------
                                 1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the U.S. Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the U.S. Agent from Scotiabank, two Business Days before the first day of such Interest Period.

     "LIBOR OFFICE" means, relative to any U.S. Lender, the office of such U.S. Lender designated as such U.S. Lender's "LIBOR Office" below its signature hereto or in a Lender Assignment Agreement, or such other office of a U.S. Lender as designated from time to time by notice from such U.S. Lender to the U.S. Borrower and the U.S. Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation, except for liens arising from the filing of "precautionary" UCC or PPSA financing statements in connection with obligations under leases that are not Capitalized Lease Liabilities to the extent that such financing statements relate solely to the property subject to such lease obligations and where the debtor named on such financing statements is not the legal or beneficial owner of the described property.

     "LOAN" means, as the context may require, a Canadian Loan or a U.S. Loan.

     "LOAN DOCUMENTS" collectively means this Agreement, the Notes, the Letters of Credit, each Pledge Agreement, each Security Agreement, each Mortgage, each Rate Protection Agreement relating to Hedging Obligations of a Borrower or any of its Subsidiaries, each Borrowing Request, each Issuance Request, each Foreign Pledge Agreement, the Fee Letter, the Master Subordination Agreement, each Guaranty and each other agreement, certificate, document or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

     "LOCAL TIME" means

          (a) relative to matters under the U.S. Facility, New York, New York time, or

          (b)  relative to matters under the Canadian Facility, Toronto time.

     "MANAGEMENT INVESTORS" means any of the officers, directors, employees and other members of the management of LHPG or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or their heirs, executors, successors and legal representatives.

     "MANAGEMENT SERVICES AGREEMENT" means the Consulting Agreement, dated as of June 30, 1997, among North Castle Partners, L.L.C., LHPG and the U.S. Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "MANAGEMENT SHAREHOLDERS" is defined in the THIRD RECITAL.

     "MASTER SUBORDINATION AGREEMENT" means a Master Subordination Agreement, substantially in the form of Exhibit K to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition, operations, assets, business or properties of the U.S. Borrower or the U.S. Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agents or any Secured Party under any Loan Document or (c) the perfection or priority of the Secured Parties' Liens upon the collateral described in any Loan Document.

     "MERGER" is defined in the Existing Credit Agreement.

     "MERGER AGREEMENT" is defined in the Existing Credit Agreement.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means each Existing Mortgage and each mortgage, deed of trust or agreement executed and delivered by the U.S. Borrower or any other Obligor in favor of the U.S. Agent and shall also include any of the Canadian Borrower Debenture, the Canadian Holdings Debenture and any Canadian Subsidiary Debenture which creates a Lien on Mortgaged Real Property, pursuant to the terms of this Agreement, substantially in the form of Exhibit H to the Existing Credit Agreement (if the real property which is to be encumbered is located in the U.S.), under which a Lien is granted on the Mortgaged Real Property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "MORTGAGED REAL PROPERTY" means each fee or leasehold interest in the Real Property owned (or leased) by the U.S. Borrower, the Canadian Borrower or any other Obligor which has been mortgaged in favor of the U.S. Agent or the Canadian Agent, as such Real Properties are described in ITEM 8.10 of the Disclosure Schedule on the Effective Date, and all other Real

Properties as may from time to time following the Effective Date be required to be encumbered in favor of the Secured Parties in accordance with the terms of this Agreement.

     "NET DISPOSITION PROCEEDS" means the excess of

          (a) the gross cash proceeds received by a Borrower or any of its Subsidiaries from any Permitted Disposition of the type described in CLAUSE
     (d) of SECTION 9.2.11 and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Borrower or such Subsidiary in respect of such Permitted Disposition,

OVER

          (b) (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates of such Borrower (except as permitted pursuant to SECTION 9.2.13),

          (ii) all taxes and other governmental costs and expenses actually paid or estimated by such Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition,

          (iii) payments made by such Borrower or any of its Subsidiaries to retire Indebtedness (other than the Loans) of such Borrower or any of its Subsidiaries where payment of such Indebtedness is required in connection with such Permitted Disposition, and

          (iv) amounts, in the reasonable judgment of such Borrower, provided by such Borrower or any of its Subsidiaries, as the case may be, as a reserve, against any liabilities associated with such Permitted Disposition to the extent, but only to the extent, that the amounts so deducted, or for which such Borrower or any Subsidiary is liable, as the case may be, are, at the time of receipt of such cash, paid or payable to a Person that is not an Affiliate or, if payable to an Affiliate, are permitted under
     SECTION 9.2.13, and are properly attributable to such transaction or to the asset that is the subject thereof;

PROVIDED, HOWEVER, that if, after the payment of all taxes with respect to such Permitted Disposition, (x) the amount of estimated taxes, if any, pursuant to CLAUSE (b)(ii) above exceeded the tax amount actually paid in cash in respect of such Permitted Disposition or (y) the amount reserved, if any, pursuant to CLAUSE (b)(iv) above exceeded the actual associated liabilities in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to CLAUSE (c) of SECTION 5.1.1, as Net Disposition Proceeds. "Net Disposition Proceeds" shall exclude (x) an aggregate amount equal to $15,000,000 of proceeds of Permitted Dispositions over the term of this Agreement and (y) 100% of proceeds from Permitted

Dispositions of the type permitted pursuant to CLAUSE (e) of SECTION 9.2.11, in a maximum aggregate amount over the term of this Agreement not to exceed $5,000,000 (with such amount being referred to as the "RETAINED AMOUNT") to the extent

          (i) the Retained Amount is directly generated from the sale or issuance after the date hereof of any newly issued stock, warrants or options (I.E., other than stock, warrants or options outstanding on the Effective Date) of any Subsidiary to any Person (other than such Borrower or a wholly-owned Subsidiary),

          (ii) such Borrower has, no less than 5 Business Days (or such shorter period agreed to by the applicable Agent) prior to such sale or issuance, notified the applicable Agent thereof and delivered to the applicable Agent copies of all relevant registration statements, documents and other instruments prepared in connection with such sale or issuance and such other information relating thereto as the applicable Agent may otherwise request), and

          (iii) the applicable Agent shall have received a certificate from an Authorized Officer of such Borrower certifying (A) as to the proposed reinvestment of the Retained Amount in such Subsidiary, (B) as to the value received by the Subsidiary for the sale or issuance of such newly issued stock, warrants or options and (C) that the value of such Borrower's ownership interest (whether held directly or indirectly) in such Subsidiary has not been reduced as a result of such sale or issuance;

PROVIDED, HOWEVER, that to the extent any Retained Amount is not reinvested in such Subsidiary in the method previously certified to the Agent within twelve months from the date of receipt of the Retained Amount, then the portion of the Retained Amount not so reinvested shall constitute Net Disposition Proceeds and 100% of such unreinvested Retained Amount shall be applied to the prepayment of Term Loans pursuant to CLAUSE (c) of SECTION 5.1.1.

     "NET EQUITY PROCEEDS" means with respect to the sale or issuance by Parent or LHPG to any Person of any stock, warrants or options or the exercise of any such warrants or options, the EXCESS of:

          (a) the gross cash proceeds received by such Person from such sale, exercise or issuance,

OVER

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, exercise or issuance which have not been paid to Affiliates of a Borrower in connection therewith.

Net Equity Proceeds shall exclude the proceeds of any issuance or exercise of stock, options or warrants issued (i) in connection with the Recapitalization, including pursuant to the Merger Agreement, (ii) to any Management Investor in connection with a subscription agreement, incentive plan or similar arrangement, or (iii) in connection with any contribution in cash to the capital of Parent or LHPG by a replacement officer or employee following the death, disability, retirement or termination of employment of another officer or employee of LHPG or its Subsidiaries).

     "NET INCOME" means, for any period, the aggregate of all amounts (exclusive of (i) all amounts in respect of any extraordinary gains or extraordinary losses, (ii) gains and losses arising from the sale of material assets not in the ordinary course of business and (iii) earnings and losses from discontinued operations) which, in accordance with GAAP, would be included as net income on the consolidated financial statements of the U.S. Borrower and its Subsidiaries for such period (including, for periods prior to the Fiscal Quarter ended June 30, 1998, the Canadian Borrower and its Subsidiaries as if the Canadian Transaction had occurred at the beginning of such period).

     "NET TANGIBLE ASSETS" means, at any time, the aggregate amount which, in accordance with GAAP, would be included as total assets (less intangible assets) on the balance sheet of the U.S. Borrower and its Subsidiaries at such time MINUS the aggregate amount which, in accordance with GAAP, would be included as Current Liabilities on the balance sheet of the U.S. Borrower and its Subsidiaries at such time.

     "NET UNREPATRIATED DISPOSITION PROCEEDS" means, at any time, the total amount of Net Disposition Proceeds at such time that have not (i) been applied to prepay Loans pursuant to CLAUSE (c) of SECTION 5.1.1 or resulted in a reduction of the U.S. Revolving Loan Commitment pursuant to SECTION 2.2.2, or
(ii) been deposited in an escrow account pursuant to the terms of an escrow agreement in accordance with CLAUSE (c) of SECTION 5.1.1.

     "NORTH CASTLE" is defined in the FIFTH RECITAL.

     "NOTE" means, as the context may require, a U.S. Note or a Canadian Note.

     "NOTIONAL BA PROCEEDS" means, relative to a particular Canadian Loan by way of Canadian BAs, the aggregate face amount of such Canadian BAs less the aggregate of:

          (a) a discount from the aggregate face amount of such Canadian BAs calculated in accordance with normal market practice based on the Canadian BA Rate for the term of such Canadian BAs; and

          (b) the amount of the Applicable Canadian BA Stamping Fees in respect of such Canadian BAs calculated in accordance with SECTION 3.5.2.

     "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document including (i) all obligations for principal or interest under the Notes, whether incurred on the date hereof or after the Effective Date, (ii) all other obligations and liabilities of each Obligor, whether incurred on the date hereof or after the Effective Date, whether for fees, costs, indemnification or otherwise, arising hereunder or under any other Loan Document, (iii) all out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by the Agents or any Lender to the extent set forth in this Agreement in connection with such Indebtedness, obligations and liabilities (iv) following the occurrence and during the continuance of an Event of Default, all advances made by the Agents or any Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Agents have been granted a security interest pursuant to a Loan Document (or any portion thereof) including advances for storage, transportation charges, taxes, insurance, repairs and the like, and (v) Hedging Obligations owed to a Lender or an Affiliate thereof (or a Person that was a Lender or an Affiliate of a Lender at the time the applicable Rate Protection Agreement was entered into).

     "OBLIGOR" means, as the context may require, each Borrower, Parent, each Guarantor and any other Person (other than a Secured Party) to the extent such Person is obligated under this Agreement or any other Loan Document.

     "OPENING CONSOLIDATED BALANCE SHEET" means the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the date of the Merger, giving effect to the Recapitalization and the Assumption (as defined in the Existing Credit Agreement), prepared in accordance with GAAP.

     "ORGANIC DOCUMENT" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Stock.

     "PARENT" is defined in the FIFTH RECITAL.

     "PARENT GUARANTY" means the Guaranty, dated as of June 30, 1997, executed and delivered by Parent, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PARENT PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 30, 1997, executed and delivered by Parent, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PARTICIPANT" is defined in SECTION 12.11.2.

     "PATENT SECURITY AGREEMENT" means any Patent Security Agreement (if and to the extent executed and delivered from time to time by any Obligor in accordance with the terms of a Loan Document) in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means, as the context may require, a U.S. Pension Plan or a Canadian Pension Plan.

     "PERCENTAGE" means, as the context may require, a U.S. Percentage or a Canadian Percentage.

     "PERMITTED ACQUISITION" means an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by a Borrower or any Subsidiary (other than a Restricted Subsidiary) from any Person of a business in which all of the following is satisfied:

          (a) such business is, taken as a whole, reasonably related or reasonably similar to the business of such Borrower and its Subsidiaries as described in the FIRST RECITAL;

          (b) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing;

          (c) such Borrower or Subsidiary shall have delivered to the U.S. Agent consolidated financial statements for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to SECTION 9.1.1) giving effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in SECTION 9.2.4; and

          (d) solely in the case of such an acquisition of Capital Stock of a target company, such acquisition is undertaken only with the prior, effective written consent or approval to such acquisition of either the target company's board of directors, an equivalent governing body of the target company, any other Person or group of Persons authorized to give such consent by the target company or (in the case of any company that does not have a class of Voting Stock registered under Section 12 of the Exchange Act) a majority of the holders of the Voting Stock of the target company or of the Capital Stock being so acquired.

     "PERMITTED DISPOSITION" means a disposition of assets by a Borrower or any of its Subsidiaries permitted pursuant to SECTION 9.2.11.

     "PERMITTED RECEIVABLES TRANSACTION" means any transaction providing for the sale or financing of Accounts; PROVIDED, HOWEVER, that the expiration date, term, conditions and structure (including the legal and organizational structure of any Receivables Co. and the restrictions imposed on its activities) of, and the documentation relating to, the Permitted Receivables Transaction must be on terms and conditions satisfactory to the U.S. Agent.

     "PERSON" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any Pension Plan or Welfare Plan.

     "PLEDGE AGREEMENT" means, as the context may require, the U.S. Borrower Pledge Agreement, the Canadian Borrower Pledge Agreement, the Parent Pledge Agreement, the Canadian Holdings Pledge Agreement, any Subsidiary Pledge Agreement or any Foreign Pledge Agreement.

     "PLEDGED SUBSIDIARY" means, at any time, each Subsidiary in respect of which the applicable Agent has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary, or (ii) any intercompany notes of such Subsidiary owing to a Borrower or another Subsidiary of a Borrower.

     "POST-CLOSING 1998 PERIOD" is defined in CLAUSE (a) of the definition of "Excess Cash Flow".

     "PPSA" means The Personal Property Security Act (Manitoba), as in effect from time to time.

     "PROCESS AGENT" is defined in SECTION 12.14.

     "PRO FORMA BALANCE SHEET" is defined in SECTION 7.1.4.

     "PUBLIC EQUITY OFFERING" means a public offering of the Voting Stock of Parent or LHPG pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     "PUBLIC MARKET" shall exist if (i) a Public Equity Offering has been consummated and (ii) any Voting Stock of Parent or LHPG has been distributed by means of an effective registration statement under the Securities Act of 1933, as amended.

     "QUARTERLY PAYMENT DATE" means the fifteenth day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "RATE PROTECTION AGREEMENT" means, collectively, any currency or interest rate swap, cap, collar or similar agreement entered into by an Obligor under which the counterparty to such agreement is (or, at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "REAL PROPERTY" means, with respect to any Person, such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in

          (a)  any plots, pieces or parcels of land;

          (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interest described in CLAUSES (a) and (b) being the "PREMISES");

          (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto;

          (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises; and

          (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES (c) and (d) above.

     "RECAPITALIZATION" means the recapitalization of LHPG in accordance with the terms of the Merger Agreement.

     "RECEIVABLES CO." means any special purpose wholly-owned Subsidiary of the U.S. Borrower organized after the date hereof (or such other Person agreed to by the Agents) that purchases Accounts generated by the U.S. Borrower or any of its Subsidiaries in connection with the Permitted Receivables Transaction.

     "RECEIVABLES FACILITY OUTSTANDINGS" means, at any date of determination, with respect to the Permitted Receivables Transaction, the aggregate cash proceeds received by the U.S.

Borrower or any of its Subsidiaries from the sale or financing of Accounts pursuant to the Permitted Receivables Transaction which are outstanding on the date of determination.

     "RECEIVABLES PROCEEDS" means, with respect to the Permitted Receivables Transaction, the maximum amount of the commitment to purchase Accounts under the Permitted Receivables Transaction.

     "REFUNDED CANADIAN SWING LINE LOANS" is defined in CLAUSE (b) of SECTION 3.3.2.

     "REFUNDED U.S. SWING LINE LOANS" is defined in CLAUSE (b) of SECTION 2.3.2.

     "REGISTER" means, as applicable, the Canadian Register or the U.S.
Register.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 4.1.3.

     "RELEASE" means a "RELEASE", as such term is defined in CERCLA.

     "RENTALS" means, for any period and determined in accordance with GAAP, all fixed payments made by the U.S. Borrower or any of its Subsidiaries, as lessee or sublessee under any lease of real or personal property (including as such all payments that the U.S. Borrower or any of its Subsidiaries, as the case may be, is obligated to make to the lessor on termination of the lease or surrender of the property), but shall be exclusive of any amounts required to be paid by the U.S. Borrower or any such Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments and similar charges. Fixed rents under any so called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the U.S. Borrower or any of its Subsidiaries, as the case may be, regardless of sales or gross revenues.

     "REPLACEMENT INDEBTEDNESS" is defined in CLAUSE (k) of SECTION 9.2.2.

     "REPLACEMENT NOTICE" is defined in SECTION 6.11.

     "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as amended.

     "RESTRICTED SUBSIDIARY" means, collectively, any direct or indirect, non-wholly-owned Subsidiary (and Subsidiaries thereof) of the U.S. Borrower (other than the Canadian Borrower) or any direct or indirect, wholly-owned non-U.S. Subsidiary of the U.S. Borrower resulting from an Investment by the U.S. Borrower permitted by CLAUSE (i) of SECTION 9.2.5.

     "REVOLVING LOAN" means, as the context may require, a U.S. Revolving Loan or a Canadian Revolving Loan.

     "REVOLVING LOAN COMMITMENT" means, as the context may require, the Canadian Revolving Loan Commitment or the U.S. Revolving Loan Commitment.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, as the context may require, the U.S. Revolving Loan Commitment Amount or the Canadian Revolving Loan Commitment Amount.

     "REVOLVING NOTE" means, as the context may require, a U.S. Revolving Note or a Canadian Revolving Note.

     "RL LENDER" means, as the context may require, a U.S. RL Lender or a Canadian RL Lender.

     "S&P" means Standard & Poor's Rating Services.

     "SCOTIABANK" is defined in the PREAMBLE.

     "SEC" means the Securities and Exchange Commission.

     "SECURED PARTIES" means, collectively, the Lenders, the Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or, at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case) each of their respective successors, permitted transferees and permitted assigns.

     "SECURITY AGREEMENT" means, as the context may require, the U.S. Borrower Security Agreement, the Canadian Borrower Debenture, the Canadian Holdings Debenture, each Existing Canadian Subsidiary Debenture, each U.S. Subsidiary Security Agreement and each Canadian Subsidiary Debenture, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "SENIOR MANAGEMENT" means, collectively, Robert M. Kaminski, Gale K. Bensussen, William B. Towne, Kevin J. Lanigan, Stanley J. Kahn, Scott C. Rexinger, Giffen H. Ott and Robert J. LaFerriere.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent Fiscal Year of the U.S. Borrower, accounted for (or, in the case of any Subsidiary that is acquired following the Effective Date, would have accounted for) more than 3% of the consolidated revenues of the U.S. Borrower and its Subsidiaries during such Fiscal Year or (ii) as of the end of the most recent Fiscal Year of the U.S. Borrower, was the owner of (or, in the case of any Subsidiary that is acquired following the Effective Date, would have been the owner of) more than 3% of the consolidated assets of the

U.S. Borrower and its Subsidiaries at the end of such Fiscal Year, all as set forth on the most recently available consolidated financial statements of the U.S. Borrower for such Fiscal Year.

     "64804 MANITOBA" means 64804 Manitoba Ltd., a Manitoba corporation.

     "SOUTH CAROLINA TRANSACTIONS" is defined in SECTION 9.1.9.

     "SPECIFIED ADJUSTMENTS" means an amount equal to the sum of

           (a) documented, non-recurring

               (i) charges incurred pursuant to the Eastern Consolidation after June 30, 1997 in an amount not to exceed $3,800,000,

PLUS

               (ii) costs incurred by the Canadian Borrower for discontinued bonuses paid to its former owners in an amount not to exceed $2,400,000,

PLUS

               (iii) costs incurred as a management transaction bonus for the Recapitalization in an amount not to exceed $5,200,000,

PLUS

               (iv) compensation charges incurred during the 1998 Fiscal Year for the in-the-money value of stock options which will be, as part of the Recapitalization, cashed out, exchanged for LHPG Common Stock or converted into Equity Rights, in an amount not to exceed $15,700,000,

PLUS

               (v) equity related costs incurred (i) as transaction-related fees and expenses of $6,100,000, incurred by LHPG that were an adjustment to the amount received by the shareholders of LHPG immediately prior to the Merger and (ii) as transaction fees and expenses in an amount not to exceed $6,200,000 incurred by LHPG that were related to the new equity raised from the shareholders of LHPG in connection with the Merger,

PLUS

          (b) documented non-cash compensation expenses arising from the granting of stock options.

     "STATED AMOUNT" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

     "STATED EXPIRY DATE" is defined in SECTION 4.1.

     "STATED MATURITY DATE" means

          (a)  in the case of Revolving Loans, June 30, 2003;

          (b) in the case of Term B Loans and Canadian Term Loans, December 30, 2004; and

          (c)  in the case of Term C Loans, December 30, 2005.

     "SUBJECT LENDER" is defined in CLAUSE (a) of SECTION 6.11.

     "SUBORDINATED DEBT" means the unsecured Indebtedness of the U.S. Borrower evidenced by the Subordinated Notes and any other unsecured Indebtedness of the U.S. Borrower subordinated to the Obligations on terms and conditions, and pursuant to documentation, reasonably satisfactory to the U.S. Agent and the Required Lenders.

     "SUBORDINATED DEBT INSTRUMENTS" means the Subordinated Indenture, the Subordinated Notes and all other agreements and instruments delivered in connection therewith or pursuant to which the same shall have been issued or are governed, as amended, supplemented, amended and restated or otherwise modified in accordance with SECTION 9.2.12.

     "SUBORDINATED INDENTURE" means the Indenture, dated as of June 30, 1997, between the U.S. Borrower and United States Trust Company of New York, as trustee, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with SECTION 9.2.12.

     "SUBORDINATED NOTE HOLDERS" means any and all holders of Subordinated
Notes.

     "SUBORDINATED NOTES" means the 9.625% Senior Subordinated Notes due 2007 issued by the U.S. Borrower pursuant to the Subordinated Indenture or in exchange for any initially issued Subordinated Notes pursuant to an exchange offer, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with SECTION 9.2.12.

     "SUBORDINATION PROVISIONS" is defined in SECTION 10.1.11.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of a Borrower.

     "SUBSIDIARY GUARANTOR" means each Subsidiary party to a Subsidiary Guaranty (including each Subsidiary that is required, pursuant to CLAUSE (a) of SECTION
9.1.7 to become a party to a Subsidiary Guaranty).

     "SUBSIDIARY GUARANTY" means, as the context may require, a U.S. Subsidiary Guaranty or a Canadian Subsidiary Guaranty.

     "SUBSIDIARY PLEDGE AGREEMENT" means, as the context may require, a U.S. Subsidiary Pledge Agreement or a Canadian Subsidiary Pledge Agreement.

     "SUBSIDIARY SECURITY AGREEMENT" means, as the context may require, a U.S. Subsidiary Security Agreement or a Canadian Subsidiary Debenture.

     "SWING LINE LENDER" means, as the context may require, the U.S. Swing Line Lender or the Canadian Swing Line Lender.

     "SWING LINE LOAN" means, as the context may require, a U.S. Swing Line Loan or a Canadian Swing Line Loan.

     "SWING LINE LOAN COMMITMENT" means, as the context may require, the U.S. Swing Line Loan Commitment or the Canadian Swing Line Loan Commitment.

     "SWING LINE LOAN COMMITMENT AMOUNT" means, as the context may require, the U.S. Swing Line Loan Commitment Amount or the Canadian Swing Line Loan Commitment Amount.

     "SWING LINE NOTE" means, as the context may require, a U.S. Swing Line Note or a Canadian Swing Line Note.

     "TAXES" is defined in SECTION 6.6.

     "TAX SHARING AGREEMENT" means the tax sharing agreement between the U.S. Borrower and LHPG delivered pursuant to SECTION 7.1.23, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "TERM B LOANS" means, collectively, the Existing Term B Loans and the Incremental Term B Loans.

     "TERM B NOTE" means a promissory note of the U.S. Borrower payable to any U.S. Lender, in the form of EXHIBIT A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the U.S. Borrower to such U.S. Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TERM C LOAN" means, collectively, the Existing Term C Loans and the Incremental Term C Loans.

     "TERM C NOTE" means a promissory note of the U.S. Borrower payable to any U.S. Lender, in the form of EXHIBIT A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the U.S. Borrower to such U.S. Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TERM LOAN" means, as the context may require, a Term B Loan, Term C Loan or a Canadian Term Loan.

     "TERM LOAN COMMITMENT" means, as the context may require, the Incremental Term B Loan Commitment, the Incremental Term C Loan Commitment or the Canadian Term Loan Commitment.

     "TERM LOAN COMMITMENT AMOUNT" means, as the context may require, the Incremental Term B Loan Commitment Amount, the Incremental Term C Loan Commitment Amount or the Canadian Term Loan Commitment.

     "TERM LOAN COMMITMENT TERMINATION DATE" means, as the context may require, the Incremental Term B Loan Commitment Termination Date, the Incremental Term C Loan Commitment Termination Date or the Canadian Term Loan Commitment.

     "TERM NOTE" means, as the context may require, a Term B Note, a Term C Note or a Canadian Term Note.

     "TOTAL ADJUSTED CAPITAL" means, on any date, an amount equal to the sum (without duplication) of

          (a)  Total Debt on such date

PLUS

          (b)  Adjusted Net Worth on such date.

     "TOTAL DEBT" means, on any date, the outstanding principal amount of all Indebtedness of the U.S. Borrower and its Subsidiaries of the type referred to in CLAUSE (a), CLAUSE (b) (including the U.S. $ Equivalent amount (on such date of determination) of the Letter of Credit Outstandings), CLAUSE (c) and CLAUSE
(f), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the U.S. Borrower and any of its Subsidiaries or between any Subsidiaries of the U.S. Borrower) and (without duplication) any Contingent Liability in respect of any of the foregoing types of obligations of such Person or any other Person.

     "TOTAL EXPOSURE AMOUNT" means, on any date of determination, the outstanding principal amount of all U.S. Loans, U.S. Letter of Credit Outstandings, the U.S. $ Equivalent (measured on the date immediately preceding such date of determination) of all Canadian Loans, the U.S. $ Equivalent (measured on the date immediately preceding such date of determination) of all Canadian Letter of Credit Outstandings and, without duplication, the unfunded amount of both Revolving Loan Commitment Amounts.

     "TRADEMARK SECURITY AGREEMENT" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a U.S. Base Rate Loan, a LIBO Rate Loan, a Canadian Prime Rate Loan or a Canadian BA.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

     "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "U.S. AGENT" is defined in the PREAMBLE.

     "U.S. ALTERNATE BASE RATE" means, on any date relative to all U.S. Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by the U.S. Agent at its Domestic Office as its base rate for U.S. Dollar loans made in the United States; and

          (b) the U.S. Federal Funds Rate most recently determined by the U.S. Agent PLUS 1/2 of 1%.

The U.S. Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the U.S. Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any U.S. Loans maintained as U.S. Base Rate Loans will take effect simultaneously with each change in the U.S. Alternate Base Rate. The U.S. Agent will give notice promptly to the U.S. Borrower and the U.S. Lenders of changes in the U.S. Alternate Base Rate.

     "U.S. BASE RATE LOAN" means a U.S. Loan bearing interest at a fluctuating rate determined by reference to the U.S. Alternate Base Rate.

     "U.S. BORROWER" is defined in the PREAMBLE.

     "U.S. BORROWER GUARANTY" means the Guaranty, dated as of June 30, 1997, executed and delivered by the U.S. Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. BORROWER PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 30, 1997, executed and delivered by the U.S. Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. BORROWER SECURITY AGREEMENT" means the Security Agreement, dated as of June 30, 1997, executed and delivered by the U.S. Borrower, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. BORROWING REQUEST" means a Loan request and certificate duly executed by an Authorized Officer of the U.S. Borrower, substantially in the form of EXHIBIT B-1 hereto.

     "U.S. COMMITMENT" is defined in SECTION 2.1.

     "U.S. CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the U.S. Borrower, substantially in the form of EXHIBIT C-1 hereto.

     "U.S. CREDIT EXTENSION" means, as the context may require,

          (a) the making of a U.S. Term Loan or a U.S. Revolving Loan by a U.S. Lender;

          (b) the making of a U.S. Swing Line Loan by the U.S. Swing Line Lender; or

          (c) the issuance of a U.S. Letter of Credit, or the extension of the Stated Expiry Date of a previously issued Letter of Credit, by a U.S. Issuer.

     "U.S. $ EQUIVALENT" means the Exchange Equivalent in U.S. Dollars of any amount of Canadian Dollars.

     "U.S. FACILITY" is defined in ARTICLE II.

     "U.S. FACILITY GUARANTOR" means each of Parent and each U.S. Subsidiary Guarantor, in each case in its capacity as a Guarantor.

     "U.S. FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Agent from three federal funds brokers of recognized standing selected by it.

     "U.S. ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the U.S. Borrower, substantially in the form of EXHIBIT B-3 hereto.

     "U.S. ISSUER" means, collectively, Scotiabank (or any affiliate, unit or agency thereof) in its individual capacity hereunder as issuer of any U.S. Letters of Credit and such other U.S. Lender as may be designated by Scotiabank (and agreed to by the U.S. Borrower and such U.S. Lender) in its individual capacity as the issuer of any U.S. Letters of Credit.

     "U.S. LENDER" is defined in the PREAMBLE.

     "U.S. LETTER OF CREDIT" is defined in CLAUSE (a) OF SECTION 2.1.2.

     "U.S. LETTER OF CREDIT COMMITMENT" means,

          (a) relative to a U.S. Issuer, such U.S. Issuer's obligation to issue U.S. Letters of Credit pursuant to SECTION 2.1.2; and

          (b) relative to each U.S. RL Lender, its obligation to participate in U.S. Letters of Credit pursuant to SECTION 4.1.1.

     "U.S. LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $35,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "U.S. LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding U.S. Letters of Credit,

PLUS

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such U.S. Letters of Credit.

     "U.S. LOAN" means, as the context may require, a Term B Loan, a Term C Loan, a U.S. Revolving Loan or a Swing Line Loan.

     "U.S. NOTE" means, as the context may require, a U.S. Revolving Note, a Term B Note, a Term C Note or a U.S. Swing Line Note.

     "U.S. PENSION PLAN" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the U.S. Borrower or any corporation, trade or business that is, along with the U.S. Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "U.S. PERCENTAGE" means, relative to any U.S. Lender, the applicable percentage relating to U.S. Revolving Loans, Term B Loans or Term C Loans, as the case may be, as set forth opposite its name on SCHEDULE II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time (a) pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 12.11.1 or
(b) by a reallocation pursuant to SECTION 2.2.3.

     "U.S. PERSON" means any Person who is a United States Person within the meaning of Section 7701(a)(30) of the Code (or any applicable successor provision).

     "U.S. REGISTER" is defined in SECTION 2.6(b).

     "U.S. REVOLVING LOAN" is defined in SECTION 2.1.1.

     "U.S. REVOLVING LOAN COMMITMENT" means, relative to any U.S. RL Lender, such U.S. RL Lender's obligation (if any) to make U.S. Revolving Loans pursuant to CLAUSE (a) of SECTION 2.1.1.

     "U.S. REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $112,000,000, as such amount may be reduced or reallocated from time to time pursuant to
SECTION 2.2.

     "U.S. REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a)  June 30, 2003;

          (b) the date on which the U.S. Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2 (other than SECTION 2.2.3); and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding CLAUSE (b) or (c), the U.S. Revolving Loan Commitments shall terminate automatically and without any further action.

     "U.S. REVOLVING NOTE" means a promissory note of the U.S. Borrower payable to any U.S. RL Lender, substantially in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the U.S. Borrower to such U.S. RL Lender resulting from outstanding U.S. Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "U.S. RL LENDERS" means those U.S. Lenders with a Commitment to make U.S. Revolving Loans.

     "U.S. SUBSIDIARY" means any Subsidiary that is incorporated under the laws of the United States or a state thereof.

     "U.S. SUBSIDIARY GUARANTOR" means each U.S. Subsidiary which has executed and delivered a U.S. Subsidiary Guaranty.

     "U.S. SUBSIDIARY GUARANTY" means a Subsidiary Guaranty executed and delivered by a U.S. Subsidiary Guarantor pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit F-4 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. SUBSIDIARY PLEDGE AGREEMENT" means any Pledge Agreement executed and delivered by a U.S. Subsidiary pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit E-5 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. SUBSIDIARY SECURITY AGREEMENT" means any Security Agreement executed and delivered by a U.S. Subsidiary pursuant to the terms of this Agreement (including CLAUSE (a) of SECTION 9.1.7), substantially in the form of Exhibit G-4 to the Existing Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.S. SWING LINE LENDER" means, on the Effective Date, Scotiabank (or, at any time thereafter, another U.S. RL Lender designated by Scotiabank with the consent of the U.S. Borrower, if such U.S. RL Lender agrees to be the U.S. Swing Line Lender hereunder), in such Person's capacity as the maker of U.S. Swing Line Loans.

     "U.S. SWING LINE LOAN" is defined in CLAUSE (b) of SECTION 2.1.1.

     "U.S. SWING LINE LOAN COMMITMENT" is defined in CLAUSE (b) of SECTION
2.1.1.

     "U.S. SWING LINE LOAN COMMITMENT AMOUNT" means, on any date, $15,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "U.S. SWING LINE NOTE" means a promissory note of the U.S. Borrower payable to the U.S. Swing Line Lender, in the form of EXHIBIT A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the U.S. Borrower to the U.S. Swing Line Lender resulting from outstanding U.S. Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "WELFARE PLAN" means a "WELFARE PLAN", as such term is defined in section 3(1) of ERISA.

     "WESTCAN PHARMACEUTICALS" means Westcan Pharmaceuticals Ltd., a Manitoba corporation.

     "WHOLLY-OWNED" means, with respect to any direct or indirect Subsidiary, any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by a Borrower.

     SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule, or any Borrowing Request, Issuance Request, Continuation /Conversion Notice, Compliance Certificate, notice or other communications delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such

Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under SECTION 9.2.4) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in CLAUSE (a) of SECTION 7.1.17; PROVIDED, HOWEVER, that all financial statements required to be delivered hereunder or under any other Loan Document shall be prepared in accordance with GAAP as in effect from time to time. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the U.S. Borrower and its Subsidiaries, in each case without duplication.

     (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in SECTION 8.5 hereafter occur as a result of the promulgation of rules, regulations, pronouncements, or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the Borrowers and the Lenders agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the U.S. Borrower's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that until the parties hereto have reached a definitive agreement on such amendments, the U.S. Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in SECTION 8.5.


                                      ARTICLE II

                            U.S. COMMITMENTS AND BORROWING

     SECTION 2.1. U.S. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including SECTIONS 2.1.4, 2.1.5 and ARTICLE VII),

          (a) each U.S. Lender severally agrees to make U.S. Loans (other than U.S. Swing Line Loans) pursuant to the U.S. Commitments and the U.S. Swing Line Lender agrees to make U.S. Swing Line Loans pursuant to the U.S. Swing Line Loan Commitment, in each case as described in this SECTION 2.1; and

          (b) each U.S. Issuer severally agrees that it will issue U.S. Letters of Credit pursuant to SECTION 2.1.2, and each U.S. RL Lender severally agrees that it will purchase participation interests in such U.S. Letters of Credit pursuant to SECTION 4.1.1.

Such agreements of each U.S. Lender are referred to collectively as its "U.S. COMMITMENT", and all U.S. Commitments of U.S. Lenders are referred to collectively as the "U.S. FACILITY".

     SECTION 2.1.1. U.S. REVOLVING LOAN COMMITMENT AND U.S. SWING LINE LOAN COMMITMENT. (a) From time to time on any Business Day occurring prior to the U.S. Revolving Loan Commitment Termination Date, each U.S. RL Lender will make loans (relative to such Lender, its "U.S. REVOLVING LOANS") to the U.S. Borrower equal to such U.S. RL Lender's U.S. Percentage of the aggregate amount of each Borrowing of the U.S. Revolving Loans requested by the U.S. Borrower to be made on such day. The Commitment of each such U.S. RL Lender described in this
SECTION 2.1.1 is herein referred to as its "U.S. REVOLVING LOAN COMMITMENT". On the terms and subject to the conditions hereof, the U.S. Borrower may from time to time borrow, prepay and reborrow the U.S. Revolving Loans.

     (b) From time to time on any Business Day occurring prior to the U.S. Revolving Loan Commitment Termination Date, the U.S. Swing Line Lender will make loans (relative to the U.S. Swing Line Lender, its "U.S. SWING LINE LOANS") to the U.S. Borrower equal to the principal amount of the U.S. Swing Line Loans requested by the U.S. Borrower to be made on such day. The Commitment of the U.S. Swing Line Lender described in this CLAUSE (b) is herein referred to as its "U.S. SWING LINE LOAN COMMITMENT". On the terms and subject to the conditions hereof, the U.S. Borrower may from time to time borrow, prepay and reborrow U.S. Swing Line Loans.

     SECTION 2.1.2. U.S. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring prior to the U.S. Revolving Loan Commitment Termination Date, the applicable U.S. Issuer will

          (a) issue one or more standby or documentary letters of credit (relative to such U.S. Issuer, its "U.S. LETTER OF CREDIT") for the account of the U.S. Borrower (which may be for the benefit of a U.S. Subsidiary that has delivered a Subsidiary Guaranty) in the Stated Amount requested by the U.S. Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing standby U.S. Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the then scheduled U.S. Revolving Loan Commitment Termination Date and (y) two years from the date of such extension.

     SECTION 2.1.3. U.S. TERM LOAN COMMITMENT. In a single Borrowing occurring on the Closing Date, each U.S. Lender that has an Incremental Term B Loan Commitment or an Incremental Term C Loan Commitment, as applicable,

          (a) will make loans (relative to such U.S. Lender, its "INCREMENTAL TERM B LOANS") to the U.S. Borrower equal to such U.S. Lender's U.S. Percentage of the aggregate amount of the Borrowing of Incremental Term B Loans requested by the U.S. Borrower to be made on such day (with the commitment of each such U.S. Lender described in this CLAUSE (a) herein referred to as its "INCREMENTAL TERM B LOAN COMMITMENT"); and

          (b) will make loans (relative to such U.S. Lender, its "INCREMENTAL TERM C LOANS") to the U.S. Borrower equal to such U.S. Lender's U.S. Percentage of the aggregate amount of the U.S. Borrowing of Incremental Term C Loans requested by the U.S. Borrower to be made on such day (with the commitment of each such U.S. Lender described in this CLAUSE (b) herein referred to as its "INCREMENTAL TERM C LOAN COMMITMENT").

No amounts paid or prepaid with respect to Term B Loans or Term C Loans may be reborrowed.

     SECTION 2.1.4. U.S. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No U.S. Lender shall be permitted or required to make any U.S. Loan if, after giving effect thereto, the aggregate outstanding principal amount of

          (a) all U.S. Revolving Loans

               (i) of all U.S. RL Lenders and the outstanding principal amount of all U.S. Swing Line Loans, together with the aggregate amount of all U.S. Letter of Credit Outstandings, would exceed the then existing U.S. Revolving Loan Commitment Amount; or

               (ii) of such U.S. RL Lender, together with such U.S. RL Lender's U.S. Percentage of the aggregate amount of all U.S. Letter of Credit Outstandings and such U.S. RL Lender's U.S. Percentage of the outstanding principal amount of all U.S. Swing Line Loans, would exceed such U.S. RL Lender's U.S. Percentage of the then existing U.S. Revolving Loan Commitment Amount;

          (b) all Incremental Term B Loans or Incremental Term C Loans, as the case may be,

               (i) of all U.S. Lenders would exceed the Incremental Term B Loan Commitment Amount (in the case of Incremental Term B Loans) or the Incremental Term C Loan Commitment Amount (in the case of Incremental Term C Loans); or

               (ii) of such U.S. Lender with an Incremental Term B Loan Commitment or an Incremental Term C Loan Commitment, as the case may be, would exceed such U.S. Lender's U.S. Percentage of the Incremental Term B Loan

          Commitment Amount (in the case of Incremental Term B Loans) or the Incremental Term C Loan Commitment Amount (in the case of Incremental Term C Loans); or

          (c) (i) all U.S. Swing Line Loans would exceed the then existing U.S. Swing Line Loan Commitment Amount; or (ii) unless otherwise agreed to by the U.S. Swing Line Lender, in its sole discretion, the sum of all U.S. Swing Line Loans and U.S. Revolving Loans made by the U.S. Swing Line Lender plus the U.S. Swing Line Lender's U.S. Percentage multiplied by the aggregate amount of U.S. Letter of Credit Outstandings would exceed the amount determined by multiplying the U.S. Swing Line Lender's U.S. Percentage by the then existing U.S. Revolving Loan Commitment Amount.

     SECTION 2.1.5.  U.S. ISSUER NOT PERMITTED OR REQUIRED TO ISSUE U.S.
LETTERS OF CREDIT. No U.S. Issuer shall be permitted or required to issue any U.S. Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all U.S. Letter of Credit Outstandings would exceed the U.S. Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all U.S. Letter of Credit Outstandings plus the aggregate principal amount of all U.S.
Revolving Loans and U.S. Swing Line Loans then outstanding would exceed the U.S. Revolving Loan Commitment Amount.

     SECTION 2.2. REDUCTION OF THE U.S. COMMITMENT AMOUNTS; REALLOCATION. The U.S. Commitment Amounts are subject to reduction from time to time pursuant to SECTIONS 2.2.1 and 2.2.2, and to reallocation from time to time pursuant to
SECTION 2.2.3.

     SECTION 2.2.1. OPTIONAL. The U.S. Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the U.S. Revolving Loan Commitment Amount, the U.S. Swing Line Loan Commitment Amount or the U.S. Letter of Credit Commitment Amount on the Business Day so specified by the U.S. Borrower; PROVIDED, HOWEVER, that all such reductions shall require at least one Business Day's prior notice to the U.S. Agent and be permanent, and any partial reduction of any U.S. Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any reduction of the U.S. Revolving Loan Commitment Amount which reduces the U.S. Revolving Loan Commitment Amount below the then current amount of the U.S. Letter of Credit Commitment Amount or the U.S. Swing Line Loan Commitment Amount, as the case may be, shall result in an automatic and corresponding reduction of the U.S. Letter of Credit Commitment Amount or the U.S. Swing Line Loan Commitment Amount, as the case may be, to the amount of the U.S. Revolving Loan Commitment Amount, as so reduced, without any further action on the part of any U.S. Lender, any U.S. Issuer or the U.S. Swing Line Lender, as the case may be.

     SECTION 2.2.2. MANDATORY. The U.S. Revolving Loan Commitment Amount shall be reduced as set forth below.

          (a) Following the prepayment of the Term Loans in full, the U.S. Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced concurrently with the receipt of any Net Disposition Proceeds received by the U.S. Borrower or its U.S. Subsidiaries, in an amount equal to 100% of such Net Disposition Proceeds; PROVIDED, HOWEVER, that Net Disposition Proceeds attributable to dispositions by non-U.S. Subsidiaries shall not be deemed "received" for purposes of this clause until such time as such Net Disposition Proceeds would have been required to be applied to repay Term Loans (determined as if any Term Loans were still outstanding) pursuant to CLAUSE (c) of SECTION 5.1.1; and PROVIDED, FURTHER, that the U.S. Borrower shall comply with its obligation to repatriate such Net Disposition Proceeds as promptly as possible in accordance with CLAUSE (c) of SECTION 5.1.1.

          (b) The U.S. Revolving Loan Commitment Amount shall be reduced on each Business Day on which a Permitted Receivables Transaction is consummated in an amount equal to the Receivables Proceeds.

Notwithstanding the foregoing, in no event shall the U.S. Revolving Loan Commitment Amount be reduced as a result of CLAUSE (a) of this Section to less than $50,000,000.

     SECTION 2.2.3. REALLOCATION. At any time after the first anniversary of the Effective Date and prior to the U.S. Revolving Loan Commitment Termination Date, the Borrowers may, periodically after at least twelve months have elapsed since the most recent reallocation made pursuant to this SECTION 2.2.3 or
SECTION 3.2.2, upon five Business Days' prior irrevocable written notice delivered to the Agents, elect to reallocate the U.S. $ Equivalent of the then unused Canadian Revolving Loan Commitment Amount to the U.S. Revolving Loan Commitment Amount; PROVIDED, HOWEVER, that the U.S. Revolving Loan Commitment Amount shall not at any time exceed $125,000,000 (or such lesser amount if the U.S. Revolving Loan Commitment Amount has been permanently reduced in accordance with SECTIONS 2.2.1 or 2.2.2) as a result of such reallocation. Any such reallocation will automatically reduce the Canadian Revolving Loan Commitment Amount by a corresponding amount and, upon the effectiveness of such reallocation, the U.S. Percentages relating to U.S. Revolving Loans of the Dual Lenders shall be increased, and the U.S. Percentages of the U.S. RL Lenders that are not Dual Lenders shall be decreased, as set forth in the next two sentences to the extent necessary to reflect the Dual Lenders' commitment to make U.S. Revolving Loans in the increased amount so reallocated to the U.S. Revolving Loan Commitment Amount, it being the intent of the parties hereto that the U.S. Revolving Loan Commitment of U.S. RL Lenders that are not Dual Lenders shall not be increased above that which was in effect immediately prior to giving effect to such reallocation. The U.S. Percentage of the U.S. Revolving Loan Commitment Amount of a U.S. RL Lender that is not a Dual Lender shall equal the maximum principal amount of U.S. Revolving Loans that such U.S. RL Lender would be required to make immediately prior to giving effect to a reallocation pursuant to this Section DIVIDED by the U.S. Revolving Loan Commitment Amount immediately after giving effect to the increase in the U.S. Revolving Loan Commitment Amount resulting from such reallocation. The U.S. Percentage of the U.S. Revolving Loan Commitment

Amount of a U.S. RL Lender that is a Dual Lender shall equal the quotient of (a) the sum of (i) the maximum principal amount of U.S. Revolving Loans that such Dual Lender would be required to make immediately prior to giving effect to a reallocation pursuant to this Section PLUS (ii) the product of (x) such Dual Lender's Canadian Percentage to make Canadian Revolving Loans MULTIPLIED by (y) the U.S. $ Equivalent of the Canadian Revolving Loan Commitment Amount reallocated pursuant to this Section, DIVIDED by (b) the U.S. Revolving Loan Commitment Amount immediately after giving effect to the increase in the U.S. Revolving Loan Commitment Amount resulting from such reallocation. If the U.S. Revolving Loan Commitment Amount is reduced as a result of a reallocation that increases the Canadian Revolving Loan Commitment Amount pursuant to SECTION 3.2.2, then the U.S. Percentages of the U.S. RL Lenders that are not Dual Lenders shall be increased and the U.S. Percentages of the Dual Lenders shall be decreased based upon the foregoing principles (it being understood that the Commitment Amounts of the U.S. RL Lenders that are not Dual Lenders shall not be changed as a result of such reallocation). Upon (and as a condition to) a reallocation pursuant to this Section which increases the U.S. Revolving Loan Commitment Amount, the U.S. Borrower shall execute and deliver to each of the Dual Lenders a new U.S. Revolving Note to reflect the increased U.S. Revolving Loan Commitment of such Dual Lender. The U.S. Agent shall distribute to the Borrowers and the Lenders the modified Percentages in effect after giving effect to a reallocation pursuant to this Section.

     SECTION 2.3. BORROWING PROCEDURES. U.S. Loans (other than U.S. Swing Line Loans) shall be made by the U.S. Lenders in accordance with SECTION 2.3.1, and U.S. Swing Line Loans shall be made by the U.S. Swing Line Lender in accordance with SECTION 2.3.2.

     SECTION 2.3.1. BORROWINGS OF OTHER THAN U.S. SWING LINE LOANS. In the case of other than U.S. Swing Line Loans, by delivering a Borrowing Request to the U.S. Agent on or before 1:00 p.m. (local time) on a Business Day, the U.S. Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of U.S. Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $1,000,000, in the case of U.S. Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $250,000 or, in either case, in the unused amount of the applicable U.S. Commitment; PROVIDED, HOWEVER, that all initial U.S. Loans shall be made as LIBO Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of U.S. Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of other than U.S. Swing Line Loans, on or before 11:00 a.m. (local time) on such Business Day, each U.S. Lender that has a U.S. Commitment to make the U.S. Loans being requested shall deposit with the U.S. Agent same day funds in an amount equal to such U.S. Lender's U.S. Percentage of the requested Borrowing. Such deposit will be made to an account which the U.S. Agent shall specify from time to time by notice to the U.S. Lenders. To the extent funds are received from the U.S. Lenders, the U.S. Agent shall make such funds available to the U.S. Borrower by wire transfer to the accounts the U.S. Borrower shall have specified in its Borrowing Request. No

U.S. Lender's obligation to make any U.S. Loan shall be affected by any other U.S. Lender's failure to make any U.S. Loan.

     SECTION 2.3.2. U.S. SWING LINE LOANS. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the U.S. Swing Line Lender on or before 1:00 p.m. (local time) on the Business Day the proposed U.S. Swing Line Loan is to be made, the U.S. Borrower may from time to time irrevocably request that U.S. Swing Line Loans be made by the U.S. Swing Line Lender in an aggregate minimum principal amount of $200,000 and an integral multiple of $100,000. All U.S. Swing Line Loans shall be made as U.S. Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each U.S. Swing Line Loan shall be made available by the U.S. Swing Line Lender, by its close of business on the Business Day telephonic notice is received by it as provided in this CLAUSE (a), to the U.S. Borrower by wire transfer to the account the U.S. Borrower shall have specified in its notice therefor.

     (b) If

          (i) any U.S. Swing Line Loan shall be outstanding for more than four Business Days;

          (ii) any U.S. Swing Line Loan is or will be outstanding on a date when the U.S. Borrower requests that a U.S. Revolving Loan be made; or

          (iii) any Default shall occur and be continuing,

each U.S. RL Lender (other than the U.S. Swing Line Lender) irrevocably agrees that it will, at the request of the U.S. Swing Line Lender, make a U.S. Revolving Loan (which shall initially be funded as a LIBO Rate Loan) in an amount equal to such U.S. RL Lender's U.S. Percentage of the aggregate principal amount of all such U.S. Swing Line Loans then outstanding (such outstanding U.S. Swing Line Loans hereinafter referred to as the "REFUNDED U.S. SWING LINE LOANS"). On or before 11:00 a.m. (local time) on the first Business Day following receipt by each U.S. RL Lender of a request to make U.S. Revolving Loans as provided in the preceding sentence, each such U.S. RL Lender shall deposit in an account specified by the U.S. Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the U.S. Swing Line Lender to repay the Refunded U.S. Swing Line Loans. At the time the aforementioned U.S. RL Lenders make the above referenced U.S. Revolving Loans, the U.S. Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded U.S. Swing Line Loans, U.S. Revolving Loans in an amount equal to the U.S. Swing Line Lender's U.S. Percentage of the aggregate principal amount of the Refunded U.S. Swing Line Loans. Upon the making (or deemed making, in the case of the U.S. Swing Line Lender) of any U.S. Revolving Loans pursuant to this CLAUSE (b), the amount so funded shall become outstanding under such U.S. RL Lender's U.S. Revolving Note and shall no longer be owed under the U.S. Swing Line Note. All interest payable with respect to any U.S. Revolving Loans made (or deemed made, in the case of the U.S. Swing Line Lender) pursuant to this CLAUSE (b) shall be appropriately adjusted to reflect the period of time during which the U.S. Swing Line Lender had outstanding U.S. Swing Line Loans in respect of which such U.S. Revolving Loans were made. Each U.S. RL Lender's obligation to make the U.S. Revolving Loans referred to in this CLAUSE (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such U.S. RL Lender may have against the U.S. Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the U.S. Borrower; (iv) the acceleration or maturity of any U.S. Loans or the termination of any U.S. Commitment after the making of any U.S. Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the U.S. Borrower or any U.S. RL Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the U.S. Agent on or before 1:00 p.m. (local time) on a Business Day, the U.S. Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of U.S. Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000, in the case of LIBO Rate Loans, or an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000, in the case of U.S. Base Rate Loans, be, in the case of U.S. Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into U.S. Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a U.S. Base Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding U.S. Loans of all U.S. Lenders that have made such U.S. Loans, and (y) no portion of the outstanding principal amount of any U.S. Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. FUNDING. Each U.S. Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such U.S. Lender) to make or maintain such LIBO Rate Loan; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such U.S. Lender, and the obligation of the U.S. Borrower to repay such LIBO Rate Loan shall nevertheless be to such U.S. Lender for the account of such foreign branch, Affiliate or international banking facility; and PROVIDED, FURTHER, HOWEVER, that such U.S. Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of CLAUSE (b) of SECTION 6.6 with respect to such LIBO Rate Loan. In addition, the U.S. Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 6.1, 6.2,
6.3 or 6.4, it shall be conclusively assumed that each U.S. Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6.  U.S. REGISTER; U.S. NOTES.

          (a) Each U.S. Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the U.S. Borrower to such U.S. Lender resulting from each U.S. Loan made by such U.S. Lender, including the amounts of principal and interest payable and paid to such U.S. Lender from time to time hereunder. In the case of a U.S. Lender that does not request, pursuant to PARAGRAPH (b)(ii) below, execution and delivery of a Note evidencing the U.S. Loans made by such U.S. Lender to the U.S. Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the U.S. Agent in the U.S. Register, be conclusive and binding on the U.S. Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any U.S. Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the U.S. Borrower or any other Obligor.

          (b)(i) The U.S. Borrower hereby designates the U.S. Agent to serve as the U.S. Borrower's agent, solely for the purpose of this CLAUSE (b), to maintain a register (the "U.S. REGISTER") on which the U.S. Agent will record each U.S. Lender's U.S. Commitment, the U.S. Loans made by each U.S. Lender and each repayment in respect of the principal amount of the U.S. Loans of each U.S. Lender and annexed to which the U.S. Agent shall retain a copy of each Lender Assignment Agreement delivered to the U.S. Agent pursuant to SECTION 12.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the U.S. Borrower's obligation in respect of such U.S. Loans. The entries in the U.S. Register shall be conclusive, in the absence of manifest error, and the U.S. Borrower, the U.S. Agent and the U.S. Lenders shall treat each Person in whose name a U.S. Loan (and as provided in CLAUSE (ii) the Note evidencing such U.S. Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A U.S. Lender's U.S. Commitment and the U.S. Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the U.S. Register. Any assignment or transfer of a U.S. Lender's U.S. Commitment or the U.S. Loans made pursuant thereto shall be registered in the U.S. Register only upon delivery to the U.S. Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a U.S. Lender's U.S. Commitment or the U.S. Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the U.S. Register by the U.S. Agent as provided in this Section.

          (ii) The U.S. Borrower agrees that, upon the request to the U.S. Agent by any U.S. Lender, the U.S. Borrower will execute and deliver to such U.S. Lender, as applicable, a U.S. Revolving Note, a Term B Note and a Term C Note evidencing the U.S. Loans made by such U.S. Lender. The U.S. Borrower hereby irrevocably authorizes each U.S. Lender to make (or cause to be made) appropriate notations on the grid attached to such U.S. Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the U.S. Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the U.S. Agent in the U.S. Register, be conclusive and binding on the U.S. Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any U.S. Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to SECTION 12.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the U.S. Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the U.S. Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the U.S. Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the U.S. Register by the U.S. Agent as provided in this Section.


                                     ARTICLE III

                   CANADIAN COMMITMENTS, BORROWING AND CANADIAN BAs

     SECTION 3.1. CANADIAN COMMITMENTS. On the terms and subject to the conditions of this Agreement (including SECTIONS 3.1.3, 3.1.4 and ARTICLE VII),

          (a) each Canadian Lender severally agrees to make Canadian Loans (other than Canadian Swing Line Loans) pursuant to the Canadian Commitments and the Canadian Swing Line Lender agrees to make Canadian Swing Line Loans pursuant to the Canadian Swing Line Loan Commitment, in each case as described in this SECTION 3.1, and each Canadian Lender agrees to accept Canadian BAs in accordance with SECTION 3.5; and

          (b) each Canadian Issuer severally agrees that it will issue Canadian Letters of Credit pursuant to SECTION 3.1.2, and each Canadian RL Lender severally agrees that it will purchase participation interests in such Canadian Letters of Credit pursuant to SECTION 4.1.1.

Such agreements of each Canadian Lender are referred to collectively as its "CANADIAN COMMITMENT", and all Canadian Commitments of Canadian Lenders are referred to collectively as the "CANADIAN FACILITY".

     SECTION 3.1.1.  CANADIAN REVOLVING LOAN COMMITMENT AND CANADIAN SWING
LINE LOAN COMMITMENT. (a) From time to time on any Business Day occurring prior to the Canadian Revolving Loan Commitment Termination Date, each Canadian RL Lender will make revolving loans to or accept Canadian BAs of (relative to such Lender, its "CANADIAN REVOLVING LOANS") the Canadian Borrower equal to such Canadian RL Lender's Canadian Percentage of the aggregate amount of each Borrowing of the Canadian Revolving Loans requested by the Canadian Borrower to be made on such day. The Commitment of each such Canadian RL Lender described in this SECTION 3.1.1 is herein referred to as its "CANADIAN REVOLVING LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Canadian Borrower may from time to time borrow, prepay and reborrow the Canadian Revolving Loans.

     (b) From time to time on any Business Day occurring prior to the Canadian Revolving Loan Commitment Termination Date, the Canadian Swing Line Lender will make loans (relative to the Canadian Swing Line Lender, its "CANADIAN SWING LINE LOANS") to the Canadian Borrower equal to the principal amount of the Canadian Swing Line Loans requested by the Canadian Borrower to be made on such day. The Commitment of the Canadian Swing Line Lender described in this CLAUSE (b) is herein referred to as its "CANADIAN SWING LINE LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Canadian Borrower may from time to time borrow, prepay and reborrow Canadian Swing Line Loans.

     SECTION 3.1.2. CANADIAN LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring prior to the Canadian Revolving Loan Commitment Termination Date, the applicable Canadian Issuer will

          (a) issue one or more standby or documentary letters of credit (relative to such Canadian Issuer, its "CANADIAN LETTER OF CREDIT") for the account of the Canadian Borrower (which may be for the benefit of a Canadian Subsidiary that has delivered a Subsidiary Guaranty) in the Stated Amount requested by the Canadian Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing standby Canadian Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Canadian Revolving Loan Commitment Termination Date and
     (y) two years from the date of such extension.

     SECTION 3.1.3. CANADIAN TERM LOAN COMMITMENT. Subject to compliance by the Canadian Borrower with the terms of SECTION 3.1.4, 7.1 and 7.2, in a single Borrowing occurring on the Closing Date, each Canadian Lender that has a Canadian Term Loan Commitment will make loans to or accept Canadian BAs from (relative to such Canadian Lender, its "CANADIAN TERM LOANS") the Canadian Borrower equal to such Canadian Lender's Canadian Percentage of the aggregate amount of the Borrowing of Canadian Term Loans requested by the Canadian Borrower to be made on such day (with the commitment of each such Canadian Lender described in this SECTION 3.1.3 herein referred to as its "CANADIAN TERM LOAN COMMITMENT"). No amounts paid or prepaid with respect to Canadian Term Loans may be reborrowed.

     SECTION 3.1.4. CANADIAN LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Canadian Lender shall be permitted or required to make any Canadian Loan if, after giving effect thereto, the aggregate outstanding principal amount of

     (a)  all Canadian Revolving Loans

          (i) of all Canadian RL Lenders and the outstanding principal amount of all Canadian Swing Line Loans, together with the aggregate amount of all Canadian Letter of Credit Outstandings, would exceed the then existing Canadian Revolving Loan Commitment Amount; or

          (ii) of such Canadian RL Lender, together with such Canadian RL Lender's Canadian Percentage of the aggregate amount of all Canadian Letter of Credit Outstandings and such Canadian RL Lender's Canadian Percentage of the outstanding principal amount of all Canadian Swing Line Loans, would exceed such Canadian RL Lender's Canadian Percentage of the then existing Canadian Revolving Loan Commitment Amount;

     (b)  all Canadian Term Loans

          (i) of all Canadian Lenders would exceed the Canadian Term Loan Commitment Amount; or

          (ii) of such Canadian Lender with a Canadian Term Loan Commitment would exceed such Canadian Lender's Canadian Percentage of the Canadian Term Loan Commitment Amount; or

     (c) (i) all Canadian Swing Line Loans would exceed the then existing Canadian Swing Line Loan Commitment Amount; or (ii) unless otherwise agreed to by the Canadian Swing Line Lender, in its sole discretion, the sum of all Canadian Swing Line Loans and Canadian Revolving Loans made by the Canadian Swing Line Lender plus the Canadian Swing Line Lender's Canadian Percentage multiplied by the aggregate amount of Canadian Letter of Credit Outstandings would exceed the amount determined by multiplying the Canadian Swing Line Lender's Canadian Percentage by the then existing Canadian Revolving Loan Commitment Amount.

     SECTION 3.1.5. CANADIAN ISSUER NOT PERMITTED OR REQUIRED TO ISSUE CANADIAN LETTERS OF CREDIT. No Canadian Issuer shall be permitted or required to issue any Canadian Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Canadian Letter of Credit Outstandings would exceed the Canadian Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Canadian Letter of Credit Outstandings plus the aggregate principal amount of all Canadian Revolving Loans and Canadian Swing Line Loans then outstanding would exceed the Canadian Revolving Loan Commitment Amount.

     SECTION 3.2. REDUCTION OF THE CANADIAN COMMITMENT AMOUNTS; REALLOCATION. The Canadian Commitment Amounts are subject to reduction from time to time pursuant to SECTION 3.2.1, and to reallocation from time to time pursuant to
SECTION 3.2.2.

     SECTION 3.2.1. OPTIONAL. The Canadian Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Canadian Revolving Loan Commitment Amount, the Canadian Swing Line Loan Commitment Amount or the Canadian Letter of Credit Commitment Amount on the Business Day so specified by the Canadian Borrower; PROVIDED, HOWEVER, that all such reductions shall require at least one Business Day's prior notice to the Canadian Agent and be permanent, and any partial reduction of any Canadian Commitment Amount shall be in a minimum amount of Cdn $1,000,000 and in an integral multiple of Cdn $500,000. Any reduction of the Canadian Revolving Loan Commitment Amount which reduces the Canadian Revolving Loan Commitment Amount below the then current amount of the Canadian Letter of Credit Commitment Amount or the Canadian Swing Line Loan Commitment Amount, as the case may be, shall result in an automatic and corresponding reduction of the Canadian Letter of Credit Commitment Amount or the Canadian Swing Line Loan Commitment Amount, as the case may be, to the amount of the Canadian Revolving Loan Commitment Amount, as so reduced, without any further action on the part of any Canadian Lender, any Canadian Issuer or the Canadian Swing Line Lender, as the case may be.

     SECTION 3.2.2. REALLOCATION. At any time after the first anniversary of the Effective Date and prior to the Canadian Revolving Loan Commitment Termination Date, the Borrowers may, periodically after at least twelve months have elapsed since the most recent reallocation made pursuant to this SECTION
3.2.2 or SECTION 2.2.3, upon five Business Days' prior irrevocable written notice delivered to the Agents, elect to reallocate the Cdn $ Equivalent of the unused U.S. Revolving Loan Commitment Amount to the Canadian Revolving Loan Commitment Amount of the Dual Lenders; PROVIDED, HOWEVER, that the Canadian Revolving Loan Commitment Amount shall not at any time exceed the Cdn $ Equivalent of $20,000,000 (or such lesser amount if the Canadian Revolving Loan Commitment Amount has been permanently reduced in accordance with SECTION 3.2.1) as a result of such reallocation. Any such reallocation will automatically reduce the U.S. Revolving Loan Commitment Amount by a corresponding amount.
Upon a reallocation pursuant to this Section, the Canadian RL Lenders shall have the same Canadian Percentage to make Canadian Revolving Loans as that which was in effect on the Effective Date

(as such Canadian Percentage to make Canadian Revolving Loans may have been modified by way of a Lender Assignment Agreement subsequent to the Effective
Date).

     SECTION 3.3. BORROWING PROCEDURES. Canadian Loans (other than Canadian Swing Line Loans) shall be made by the Canadian Lenders in accordance with
SECTION 3.3.1, and Canadian Swing Line Loans shall be made by the Canadian Swing Line Lender in accordance with SECTION 3.3.2.

     SECTION 3.3.1. BORROWINGS OF OTHER THAN CANADIAN SWING LINE LOANS. In the case of other than Canadian Swing Line Loans, by delivering a Borrowing Request to the Canadian Agent at or before 1:00 p.m. (local time) on a Business Day, the Canadian Borrower may from time to time irrevocably request, on the Business Day the proposed Borrowing is to be made in the case of Canadian Prime Rate Loans (to the extent the aggregate outstanding principal amount of Canadian Prime Rate Loans, including as a result of such requested Borrowing, does not exceed Cdn $2,000,000) or on not less than one Business Day's notice (to the extent the aggregate outstanding principal amount of Canadian Prime Rate Loans, including as a result of such requested Borrowing, exceeds Cdn $2,000,000), or three Business Days' notice in the case of Canadian BAs, and in any case not more than five Business Days' notice, that a Borrowing be made, in the case of Canadian Prime Rate Loans, in a minimum amount of Cdn $100,000 and an integral multiple of Cdn $100,000, in the case of Canadian BAs, in a minimum amount of Cdn $1,000,000 and an integral multiple of Cdn $100,000 or, in either case, in the unused amount of the applicable Canadian Commitment; PROVIDED, HOWEVER, that all initial Canadian Loans shall be made as Canadian BAs. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Canadian Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (local time) on such Business Day, each Canadian Lender that has a Canadian Commitment to make the Canadian Loans being requested shall deposit with the Canadian Agent same day funds in an amount equal to such Canadian Lender's Canadian Percentage of the requested Borrowing. Such deposit will be made to an account which the Canadian Agent shall specify from time to time by notice to the Canadian Lenders. To the extent funds are received from the Canadian Lenders, the Canadian Agent shall make such funds available to the Canadian Borrower by wire transfer to the accounts the Canadian Borrower shall have specified in its Borrowing Request.
No Canadian Lender's obligation to make any Canadian Loan shall be affected by any other Canadian Lender's failure to make any Canadian Loan.

     SECTION 3.3.2. CANADIAN SWING LINE LOANS. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Canadian Swing Line Lender on or before 1:00 p.m. (local time) on the Business Day the proposed Canadian Swing Line Loan is to be made, the Canadian Borrower may from time to time irrevocably request that Canadian Swing Line Loans be made by the Canadian Swing Line Lender in an aggregate minimum principal amount of Cdn $100,000 and an integral multiple of Cdn $100,000 or, if requested by the Canadian Borrower and consented to by the Canadian Swing Line Lender, be made in U.S. Dollars, in an aggregate minimum principal amount of

$100,000 and an integral multiple of $100,000. All Canadian Swing Line Loans shall be made as Canadian Prime Rate Loans and shall not be entitled to be converted into Canadian BAs. The proceeds of each Canadian Swing Line Loan shall be made available by the Canadian Swing Line Lender, by its close of business on the Business Day telephonic notice is received by it as provided in this Section, to the Canadian Borrower by wire transfer to the account the Canadian Borrower shall have specified in its notice therefor.

     (b) If

          (i) any Canadian Swing Line Loan shall be outstanding for more than four Business Days;

          (ii) any Canadian Swing Line Loan is or will be outstanding on a date when the Canadian Borrower requests that a Canadian Revolving Loan be made; or

          (iii) any Default shall occur and be continuing,

each Canadian RL Lender (other than the Canadian Swing Line Lender) irrevocably agrees that it will, at the request of the Canadian Swing Line Lender, make a Canadian Revolving Loan (which shall initially be funded as a Canadian BAs) in an amount equal to such Canadian RL Lender's Canadian Percentage of the aggregate principal amount (or, in the case of Canadian Swing Line Loans made in U.S. Dollars, the Cdn $ Equivalent) of all such Canadian Swing Line Loans then outstanding (such outstanding Canadian Swing Line Loans hereinafter referred to as the "REFUNDED CANADIAN SWING LINE LOANS"). On or before 11:00 a.m. (local time) on the first Business Day following receipt by each Canadian RL Lender of a request to make Canadian Revolving Loans as provided in the preceding sentence, each such Canadian RL Lender shall deposit in an account specified by the Canadian Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Canadian Swing Line Lender to repay the Refunded Canadian Swing Line Loans. At the time the aforementioned Canadian RL Lenders make the above referenced Canadian Revolving Loans, the Canadian Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Canadian Swing Line Loans, Canadian Revolving Loans in an amount equal to the Canadian Swing Line Lender's Canadian Percentage of the aggregate principal amount of the Refunded Canadian Swing Line Loans. Upon the making (or deemed making, in the case of the Canadian Swing Line Lender) of any Canadian Revolving Loans pursuant to this CLAUSE (b), the amount so funded shall become outstanding under such Canadian RL Lender's Canadian Revolving Note and shall no longer be owed under the Canadian Swing Line Note. All interest payable with respect to any Canadian Revolving Loans made (or deemed made, in the case of the Canadian Swing Line Lender) pursuant to this CLAUSE (b) shall be appropriately adjusted to reflect the period of time during which the Canadian Swing Line Lender had outstanding Canadian Swing Line Loans in respect of which such Canadian Revolving Loans were made. Each Canadian RL Lender's obligation to make the Canadian Revolving Loans referred to in this CLAUSE (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian RL Lender may have against the Canadian Swing Line Lender, the Canadian Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Canadian Borrower; (iv) the acceleration or maturity of any Canadian Loans or the termination of any Canadian Commitment after the making of any Canadian Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Canadian Borrower or any Canadian RL Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 3.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Canadian Agent on or before 1:00 p.m. (local time) on a Business Day, the Canadian Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Canadian Prime Rate Loans, or three Business Days' notice in the case of Canadian BAs, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of Cdn $100,000 and an integral multiple of Cdn $100,000, in the case of Canadian Prime Rate Loans, or an aggregate minimum amount of Cdn $1,000,000 and an integral multiple of Cdn $100,000, in the case of Canadian BAs, be, in the case of Canadian Prime Rate Loans, converted into Canadian BAs or be, in the case of Canadian BAs, converted into Canadian Prime Rate Loans or rolled over as Canadian BAs (in the absence of delivery of a Continuation/Conversion Notice with respect to any Canadian BA at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such Canadian BA shall, on such last day, automatically convert to a Canadian Prime Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Canadian Loans of all Canadian Lenders that have made such Canadian Loans, and (y) no portion of the outstanding principal amount of any Canadian Loans may be continued as, or be converted into, Canadian BAs when any Default has occurred and is continuing.

     SECTION 3.4.1. CONVERTING CANADIAN PRIME RATE LOANS TO CANADIAN BAS. Provided that the Canadian Borrower has, by giving notice to the Canadian Agent in accordance with SECTION 3.4, requested the Canadian Lenders to accept its drafts to replace all or a portion of an outstanding Canadian Loan, then each Canadian Lender shall, on the date of conversion and concurrent with the payment by the Canadian Borrower to the Canadian Agent on behalf of the Canadian Lenders of the principal amount of such outstanding Canadian Loan or the portion thereof which is being converted less the Notional BA Proceeds with respect to the drafts to be accepted, accept the Canadian Borrower's draft or drafts having an aggregate face amount equal to its Canadian Percentage of the aggregate principal amount of such Canadian Loan or the portion thereof which is being converted, such acceptance to be in accordance with SECTION 3.5.1.

     SECTION 3.4.2.  CONVERTING CANADIAN BAS TO CANADIAN PRIME RATE LOANS.
Each Canadian Lender shall, at the end of an Interest Period with respect to Canadian BAs which such Canadian Lender has accepted, pay to the holder thereof the face amount of such Canadian BA. Provided that the Canadian Borrower has, by giving notice to the Canadian Agent in accordance with SECTION 3.4, requested the Canadian Lenders to convert all or a portion of outstanding maturing Canadian BAs into a particular type of Canadian Loan, each Canadian Lender shall, upon the end of an Interest Period with respect to such Canadian BAs and the payment by such Canadian Lender to the holders of such Canadian BAs of the aggregate face amount thereof, make available to the Canadian Borrower the Canadian Loan into which the matured Canadian BAs or a portion thereof are converted in the aggregate principal amount equal to its Canadian Percentage of the aggregate face amount of the matured Canadian BAs or the portion thereof which are being converted.

     SECTION 3.5. CANADIAN BAS. Not in limitation of any other provision of this Agreement, but in furtherance thereof, the provisions of this SECTION 3.5 shall further apply to the acceptance, rolling over and conversion of Canadian
BAs:

     SECTION 3.5.1. FUNDING OF CANADIAN BAS. If the Canadian Agent receives a Borrowing Request or a Continuation/Conversion Notice from the Canadian Borrower requesting a Borrowing or a rollover of or a conversion into a Canadian Loan by way of Canadian BAs, the Canadian Agent shall notify each of the Canadian Lenders, prior to 11:00 a.m. (local time) on the second Business Day prior to the date of such Credit Extension, of such request and of each Canadian Lender's Canadian Percentage of such Canadian Loan. Each Canadian Lender shall, not later than 11:30 a.m. (local time) on the date of each Canadian Loan by way of Canadian BAs (whether in respect of the Credit Extension or pursuant to a rollover or conversion), accept drafts of the Canadian Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Canadian Lender's Canadian Percentage of the total Credit Extension being made available by way of Canadian BAs on such date. With respect to each drawdown of, rollover of or conversion into Canadian BAs, each Canadian Lender shall not be required to accept any draft which has a face amount which is not in an integral multiple of Cdn $100,000. Each Canadian Lender shall purchase its Canadian Percentage of any Canadian BAs. Concurrent with the acceptance of drafts of the Canadian Borrower as aforesaid, each Canadian Lender shall make available to the Canadian Agent its Canadian Percentage of the Notional BA Proceeds with respect to such Credit Extension. The Canadian Agent shall, upon fulfillment by the Canadian Borrower of the terms and conditions set forth in
ARTICLE VII, make such Notional BA Proceeds available to the Canadian Borrower on the date of such Credit Extension by crediting the designated account of the Canadian Borrower.

     SECTION 3.5.2. ACCEPTANCE FEES. With respect to each draft the Canadian Borrower accepted pursuant hereto, the Canadian Borrower shall pay to the Canadian Lenders, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days, as the case may be, equal to the Applicable Canadian BA Stamping Fee on the face amount of such Canadian BA for its term, being the actual number of days in the period commencing on the date of acceptance of the Canadian Borrower's draft and continuing to (but excluding) the maturity date of such Canadian BA. Such acceptance fee shall be non-refundable and shall be fully earned when due. Such acceptance fee shall be paid to the Canadian Lenders by deducting the amount thereof from what would otherwise be Notional BA Proceeds (excluding such fee) funded pursuant to SECTION 3.5.1.

     SECTION 3.5.3. PRESIGNED DRAFT FORMS. To enable the Canadian Lenders to accept Canadian BAs, the Canadian Borrower shall supply each Canadian Lender with such number of drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of the Canadian Borrower. Each Canadian Lender agrees that, in respect of the safekeeping of executed drafts of the Canadian Borrower which are delivered to it for acceptance hereunder, it will exercise the same degree of care which it gives to its own negotiable instruments; PROVIDED that such Canadian Lender shall not be deemed to be an insurer thereof. Such Canadian Lender will, upon request by the Canadian Borrower, promptly advise the Canadian Borrower of the number and designations, if any, of the uncompleted drafts then held by it. The signature of any duly authorized officer of the Canadian Borrower on a draft may be mechanically reproduced in facsimile and drafts and Canadian BAs bearing such facsimile signature shall be binding upon the Canadian Borrower as if they had been manually signed by such officer. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any draft as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by such Canadian Lender hereunder or at any time thereafter, any draft or Canadian BA so signed shall be valid and binding upon the Canadian Borrower. The receipt by the Canadian Agent of a request for a Borrowing by way of Canadian BAs shall be each Canadian Lender's sufficient authority to complete, and each Canadian Lender shall, subject to the terms and conditions of this Agreement, complete the pre-signed forms of drafts in accordance with such request and the advice of the Canadian Agent as to the amount of the Canadian BAs to be accepted by such Canadian Lender, and the drafts so completed shall thereupon be deemed to have been presented for acceptance.

     SECTION 3.5.4. BILL S-9. It is the intention of the parties that, if the proposed Depository Bills and Notes Act is enacted in substantially the terms of Bill S-9 which was passed by the Senate of Canada on March 19, 1998, and to which first reading was given in the House of Commons of Canada on March 25, 1998, all Canadian BAs accepted by Canadian Lenders under this Agreement after the effective date of that Act and after clearing services acceptable to the Canadian Borrower, the Canadian Lenders and the Canadian Agent are available, shall be issued in the form of a "depository bill" and deposited with a "clearing house," as those terms are defined in Bill S-9. At that time, the Canadian Agent shall, in consultation with the Canadian Borrower and the Canadian Lenders, establish and notify the Canadian Borrower and the Canadian Lenders of such procedures, consistent with the terms of this Agreement and the requirements of the Act, as are reasonably necessary to accomplish the parties' intention.

     SECTION 3.6. SPECIAL PROVISIONS RELATING TO ACCEPTANCE NOTES. (a) The Canadian Borrower and each Canadian Lender hereby acknowledges and agrees that from time to time certain Canadian Lenders which are not Canadian chartered banks or which are Canadian chartered banks listed on Schedule II of the Bank Act (Canada) may not be authorized to or may, as a matter of general corporate policy, elect not to accept Canadian BA drafts, and the Canadian

Borrower and each Canadian Lender agrees that any such Canadian Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of SECTION 3.6(b) in lieu of accepting Canadian BAs for its account.

     (b) In the event that any Canadian Lender described in SECTION 3.6(a) above is unable to, or elects as a matter of general corporate policy not to, accept Canadian BAs hereunder, such Canadian Lender shall not accept Canadian BAs hereunder, but rather, if the Canadian Borrower requests the acceptance of such Canadian BAs, the Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "ACCEPTANCE NOTE") of the Canadian Borrower, substantially in the form of EXHIBIT A-7 hereto, having the same maturity as the Canadian BAs to be accepted and in an aggregate principal amount equal to the undiscounted face amount of such Canadian BAs. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from the Canadian Borrower at a purchase price equal to the Notional BA Proceeds which would have been applicable if a Canadian BA draft had been accepted by such Canadian Lender and such Acceptance Notes shall be governed by the provisions of this ARTICLE III as if they were Canadian BAs.

     SECTION 3.7.  CANADIAN REGISTER; CANADIAN NOTES.

          (a) Each Canadian Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Canadian Borrower to such Canadian Lender resulting from each Canadian Loan made by such Canadian Lender, including the amounts of principal and interest payable and paid to such Canadian Lender from time to time hereunder. In the case of a Canadian Lender that does not request, pursuant to PARAGRAPH
     (b)(ii) below, execution and delivery of a Note evidencing the Canadian Loans made by such Canadian Lender to the Canadian Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Canadian Agent in the Canadian Register, be conclusive and binding on the Canadian Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Canadian Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Canadian Borrower or any other Obligor.

          (b)(i) The Canadian Borrower hereby designates the Canadian Agent to serve as the Canadian Borrower's agent, solely for the purpose of this CLAUSE (b), to maintain a register (the "CANADIAN REGISTER") on which the Canadian Agent will record each Canadian Lender's Canadian Commitment, the Canadian Loans made by each Canadian Lender and each repayment in respect of the principal amount of the Canadian Loans of each Canadian Lender and annexed to which the Canadian Agent shall retain a copy of each Lender Assignment Agreement delivered to the Canadian Agent pursuant to SECTION
     12.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Canadian Borrower's obligation in respect of such Canadian Loans. The entries in the Canadian Register shall be conclusive, in the absence of manifest error, and the Canadian Borrower, the Canadian Agent and the Canadian Lenders shall treat each

     Person in whose name a Canadian Loan (and as provided in CLAUSE (ii) the Note evidencing such Canadian Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Canadian Lender's Canadian Commitment and the Canadian Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Canadian Register. Any assignment or transfer of a Canadian Lender's Canadian Commitment or the Canadian Loans made pursuant thereto shall be registered in the Canadian Register only upon delivery to the Canadian Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Canadian Lender's Canadian Commitment or the Canadian Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Canadian Register by the Canadian Agent as provided in this Section.

          (ii) The Canadian Borrower agrees that, upon the request to the Canadian Agent by any Canadian Lender, the Canadian Borrower will execute and deliver to such Canadian Lender a Canadian Note evidencing the Canadian Loans made by such Canadian Lender to the Canadian Borrower. The Canadian Borrower hereby irrevocably authorizes each Canadian Lender to make (or cause to be made) appropriate notations on the grid attached to such Canadian Lender's Canadian Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Canadian Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Canadian Agent in the Canadian Register, be conclusive and binding on the Canadian Borrower that issued such note absent manifest error; PROVIDED, HOWEVER, that the failure of any Canadian Lender to make any such notations shall not limit or otherwise affect any Obligations of the Canadian Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to SECTION 12.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Canadian Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Canadian Note and the obligation evidenced thereby in the Canadian Register (and each Canadian Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Canadian Note shall be registered in the Canadian Register only upon surrender for registration of assignment or transfer of the Canadian Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Canadian Notes shall be issued to the designated assignee and the old Note shall be returned by the Canadian Agent to the Canadian Borrower marked "exchanged". No assignment of a Canadian Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Canadian Register by the Canadian Agent as provided in this Section.

                                      ARTICLE IV

                   U.S. AND CANADIAN LETTER OF CREDIT SUBFACILITIES

     On the terms and subject to the conditions of this Agreement (including
ARTICLE VII), each Borrower, each Issuer and each Lender severally agrees as follows:

     SECTION 4.1. ISSUANCE PROCEDURES. By delivering an Issuance Request to the Agent under either Facility on a local Business Day, at or before 1:00 p.m. (local time), the Borrower under such Facility may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice as may be acceptable in the sole discretion of the applicable Issuer under such Facility), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (unless a shorter or longer notice period is acceptable in the sole discretion of the applicable Issuer under such Facility), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the applicable Issuer under such Facility issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit for such Borrower's account. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower under each Facility hereby acknowledges and agrees that (v) it shall be obligated to reimburse the applicable Issuer under such Facility upon each Disbursement under a Letter of Credit issued under such Facility and (w) it shall be deemed to be the obligor for purposes of each Letter of Credit issued at its request under such Facility. Upon receipt of an Issuance Request pursuant to either Facility, the Agent under such Facility shall promptly provide notice thereof to each Issuer and each Lender under such Facility. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier of
(x) the applicable scheduled Revolving Loan Commitment Termination Date or
(y) two years from the date of its issuance. The Issuer of each Letter of Credit will make available to the beneficiary thereof the original of such Letter of Credit.

     SECTION 4.1.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit pursuant to a Facility by an Issuer under such Facility, and without further action, each RL Lender (other than such Issuer) under such Facility shall be deemed to have irrevocably purchased from such Issuer, to the extent of such Lender's Percentage of the Revolving Loan Commitment Amount under such Facility, and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the contingent liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage of the Revolving Loan Commitment Amount under such Facility, as the case may be, be responsible for reimbursing promptly (and in any event within one Business Day) such Issuer for Reimbursement Obligations which have not been reimbursed in accordance with SECTION 4.1.3 by the Borrower which requested the issuance of such Letter of Credit. In addition, each RL Lender under each Facility shall, to the extent of its

Percentage of the Revolving Loan Commitment Amount under such Facility, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to SECTION 5.3.2 with respect to each Letter of Credit issued under such Facility and of interest payable pursuant to SECTION 5.2 with respect to any Reimbursement Obligation. To the extent that any Lender under either Facility has reimbursed an Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive a portion, according to its Percentage of the Revolving Loan Commitment Amount under such Facility, of any amounts subsequently received (from the Borrower which requested the issuance of such Letter of Credit or otherwise) in respect of such Disbursement.

     SECTION 4.1.2. DISBURSEMENTS; CONVERSION TO LOANS. Each Issuer of a Letter of Credit issued pursuant to either Facility will notify the Borrower which requested the issuance of such Letter of Credit and the applicable Agent promptly of the presentment for payment of such Letter of Credit, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On the first Business Day following the Disbursement Date (the "REIMBURSEMENT DUE DATE") such Borrower will reimburse the applicable Agent for the account of the Issuer of such Letter of Credit, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Loans under such Facility (which shall, in the case of the Canadian Facility, be Canadian Prime Rate Loans and, in the case of the U.S. Facility, be U.S. Base Rate Loans) from and including the Disbursement Date to but excluding the Reimbursement Due Date and, thereafter (unless such Disbursement is converted into Canadian Prime Rate Loans or U.S. Base Rate Loans, as appropriate, on the Reimbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to such overdue Canadian Prime Rate Loans or U.S. Base Rate Loans, as the case may be, pursuant to
SECTION 5.2.2 for the period from the Reimbursement Due Date through the date of such reimbursement; PROVIDED, HOWEVER, that, if no Default shall have then occurred and be continuing, unless such Borrower has notified the applicable Agent no later than one Business Day prior to the Reimbursement Due Date that it will reimburse such Issuer for such Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing under such Facility (which shall, in the case of the Canadian Facility, be Canadian Prime Rate Loans and, in the case of the U.S. Facility, be U.S. Base Rate Loans) and following the giving of notice thereof by the applicable Agent to the RL Lenders under such Facility, each such RL Lender under such Facility (other than such Issuer) will deliver to such Issuer on the Reimbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into a Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing all of the statements set forth in SECTIONS 7.2.1 and 7.2.2 are true and correct.

     SECTION 4.1.3. REIMBURSEMENT. If a Borrower shall fail to honor its obligation (a "REIMBURSEMENT OBLIGATION") under SECTION 4.1.2 to reimburse an Issuer with respect to a Disbursement (including interest thereon) in respect of a Letter of Credit issued pursuant to either

Facility upon the request of such Borrower and such Disbursement is not converted into a Borrowing pursuant to SECTION 4.1.2, then, upon notice thereof by the applicable Agent to the RL Lenders under such Facility, each such Lender's obligation under SECTION 4.1.1 to reimburse, according to its Percentage of the Revolving Loan Commitment Amount under such Facility, such Issuer for such Disbursement shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of such Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION 4.1.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the type described in SECTION 10.1.9 or, with notice from the U.S. Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit outstanding under each Facility shall, without demand upon or notice to any Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the applicable Agent to such Borrower of its obligations under this Section, such Borrower shall be immediately obligated to reimburse such Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by such Borrower pursuant to this Section shall be deposited in cash with the applicable Agent and held as collateral security for the Obligations of such Borrower in connection with such Letters of Credit issued by such Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the applicable Agent shall return to such Borrower all amounts then on deposit with the applicable Agent pursuant to this Section, together with accrued interest at the U.S. Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION 4.1.5. NATURE OF REIMBURSEMENT OBLIGATIONS. Each Borrower requesting the issuance of a Letter of Credit and, to the extent set forth in
SECTION 4.1.1, each RL Lender under the Facility pursuant to which such Letter of Credit is issued shall assume all risks of the acts, omissions or misuse of such Letter of Credit by the beneficiary thereof. Each Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any RL Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any Issuer of a Letter of Credit in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower requesting the issuance of such Letter of Credit, each Obligor and each RL Lender under the Facility pursuant to which such Letter of Credit is issued, and shall not put such Issuer under any resulting liability to such Borrower, any Obligor or any such Lender, as the case may be.


                                      ARTICLE V

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 5.1.  REPAYMENTS AND PREPAYMENTS; APPLICATION.

     SECTION 5.1.1. REPAYMENTS AND PREPAYMENTS. Each Borrower shall repay (in U.S. Dollars with respect to U.S. Loans and in Canadian Dollars with respect to Canadian Loans, and in U.S. Dollars or Canadian Dollars, as applicable, with respect to Canadian Swing Line Loans) in full the unpaid principal amount of each Loan outstanding to it upon the applicable Stated

Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, a Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i) Loans (other than Canadian BAs and Swing Line Loans) outstanding to it under either Facility; PROVIDED, HOWEVER, that

                    (A) any such prepayment of the Term Loans outstanding to it shall be made PRO RATA among Term Loans outstanding to it under such Facility of the same type and, if applicable, having the same Interest Period of all Lenders under such Facility that have made such Term Loans (with the amounts so allocated to such Term Loans being applied to the remaining amortization payments for such Term Loans in such amounts as such Borrower shall determine) and any such prepayment of Revolving Loans outstanding to it shall be made PRO RATA among the Revolving Loans outstanding to it under such Facility of the same type and, if applicable, having the same Interest Period of all Lenders under such Facility that have made such Revolving Loans;

                    (B) all such voluntary prepayments shall require at least
               one but no more than five Business Days' prior written notice to the Agent under such Facility; and

                    (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, in the case of U.S. Base Rate Loans, in an aggregate minimum amount of $200,000 and an integral multiple of $200,000, and, in the case of Canadian Prime Rate Loans, in an aggregate minimum amount of Cdn $500,000 and an integral multiple of Cdn $250,000; and

               (ii) Swing Line Loans; PROVIDED that

                    (A) all such voluntary prepayments shall require prior
               telephonic notice to the applicable Swing Line Lender on or before 1:00 p.m. (local time) on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and

                    (B) all such voluntary partial prepayments shall be, in the case of U.S. Swing Line Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $250,000, and, in the case of Canadian Swing Line Loans, in an aggregate minimum amount of Cdn $100,000 and an integral multiple of Cdn $100,000 (or, if made in U.S. Dollars, in an aggregate minimum principal amount of $100,000 and an integral multiple of $100,000).

          (b) (i) On each date when the sum of (x) the aggregate outstanding principal amount of all U.S. Revolving Loans and U.S. Swing Line Loans and
     (y) the aggregate amount of all U.S. Letter of Credit Outstandings exceeds the U.S. Revolving Loan Commitment Amount (as it may be reduced or reallocated from time to time, including pursuant to SECTIONS 2.2 and 3.2), the U.S. Borrower shall make a mandatory prepayment of all U.S. Revolving Loans or all U.S. Swing Line Loans (or both) in an aggregate amount equal to such excess; and (ii) on each date when the sum of (x) the aggregate outstanding principal amount of all Canadian Revolving Loans and Canadian Swing Line Loans and (y) the aggregate amount of all Canadian Letter of Credit Outstandings exceeds the Canadian Revolving Loan Commitment Amount (as it may be reduced or reallocated from time to time, including pursuant to SECTIONS 2.2 and 3.2), the Canadian Borrower shall make a mandatory prepayment of all Canadian Revolving Loans or all Canadian Swing Line Loans (or both) in an aggregate amount equal to such excess.

          (c) Concurrently with the receipt by the U.S. Borrower or any Subsidiary of any Net Disposition Proceeds, the U.S. Borrower or, if such Net Disposition Proceeds are received by the Canadian Borrower or one of its Subsidiaries, the Canadian Borrower shall make a mandatory prepayment of (or shall cash collateralize, in the case of Canadian BA's) the Term Loans under its Facility in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in SECTION 5.1.2; PROVIDED, HOWEVER, that with respect to the U.S. Facility to the extent any or all of the Net Disposition Proceeds attributable to dispositions by non-U.S. Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Disposition Proceeds so affected shall, so long as no Event of Default has occurred and is continuing, to the extent permitted by CLAUSE (d)(ii) of SECTION 9.2.11, not be required to be applied at the time provided above, and may be (but shall not be required to be), at the election of the U.S. Borrower, deposited in an escrow account maintained with a U.S. Lender and under the sole dominion and control of the U.S. Agent (such account being referred to as an "ESCROW ACCOUNT") pursuant to the terms of an escrow agreement satisfactory in form and substance to the U.S. Agent, until such time as the applicable local law will permit repatriation to the United States (and the U.S. Borrower hereby agrees that it will, and will cause the applicable Subsidiary to, promptly take all action required by the applicable local law to permit such repatriation). If and when repatriation of any of such affected Net Disposition Proceeds is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Disposition Proceeds will be applied in the manner set forth in this Agreement; PROVIDED, FURTHER, HOWEVER, that, to the extent the Board of Directors of the U.S. Borrower determines, in good faith, that repatriation of any or all of the Net Disposition Proceeds attributable to dispositions by non-U.S. Subsidiaries would have a material adverse tax consequence, the Net Disposition Proceeds so affected, to the extent permitted by CLAUSE (d)(ii) of SECTION 9.2.11, shall not be required to be applied as so provided, and may be (but shall not be required to be), at the election of the U.S. Borrower, deposited in an Escrow Account and under the sole dominion and control of the U.S. Agent pursuant to the terms of an escrow agreement satisfactory in form and substance to the U.S. Agent for so long as such material adverse tax consequence continues (and the U.S. Borrower hereby agrees to promptly deliver to the U.S. Agent a certificate of an Authorized Officer as to such determination, together with all documents and calculations considered by the Board of Directors in reaching its conclusion as to the presence of a material adverse tax consequence). Provided that the U.S. Borrower shall have complied with its obligations under this Agreement (A) in connection with any Permitted Disposition consisting of the sale of all of the shares of stock of any Subsidiary that is a party to a Subsidiary Guaranty, the obligations of such Subsidiary that is a party to a Subsidiary Guaranty under its Subsidiary Guaranty shall automatically be discharged and released without any further action by the Agents or any Lender (and the Agents and the Lenders hereby agree, upon the request (and at the expense) of the U.S. Borrower, to execute and deliver any instrument or other document in a form acceptable to the Agents which may reasonably be required to evidence such discharge and release) and (B) in connection with the sale or other disposition of the Capital Stock of a Subsidiary, the Agents shall release to the pledgor thereof, without representation, warranty or recourse, express or implied, the Capital Stock of such Subsidiary held by it as pledged stock, if any, under a Pledge Agreement.

          (d) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below (or, if a Quarterly Payment Date occurs on the next succeeding Business Day pursuant to the definition of Quarterly Payment Date, then on such next succeeding Business Day), the U.S. Borrower shall make a scheduled repayment of the outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                     Amount of Required
               Period                                Principal Payment
               ------                                -------------------
        Closing Date through (and
          including) 06/15/03                        $   170,000

        06/16/03 through (and
          including) 06/15/04                        $10,200,000

        06/16/04 through (and
          including) 9/15/04                         $11,646,250

        Stated Maturity Date for


                                         -84-

                                                     Amount of Required
                Period                               Principal Payment
                ------                               -----------------
          Term B Loans                               $11,646,250, or the then
                                                     outstanding principal
                                                     amount of all Term B
                                                     Loans, if different.

          (e) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below (or, if a Quarterly Payment Date occurs on the next succeeding Business Day pursuant to the definition of Quarterly Payment Date, then on such next succeeding Business Day), the U.S. Borrower shall make a scheduled repayment of the outstanding principal amount, if any, of all Term C Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                     Amount of Required
                Period                               Principal Payment
                ------                               -----------------
         Closing Date through (and
           including) 06/15/04                       $   162,500

         06/16/04 through (and
           including) 06/15/05                       $ 9,750,000

         06/16/05 through (and
           including) 9/15/05                        $10,818,750

         Stated Maturity Date for
          Term C Loans                               $10,818,750 or the then
                                                     outstanding principal
                                                     amount of all Term C
                                                     Loans, if different.

          (f) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below (or, if a Quarterly Payment Date occurs on the next succeeding Business Day pursuant to the definition of Quarterly Payment Date, then on such next succeeding Business Day), the Canadian Borrower shall make a scheduled repayment of the outstanding principal amount, if any, of all Canadian Term Loans in the Canadian Dollar amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                     Amount of Required
                Period                               Principal Payment
                ------                               -----------------

                                                     Amount of Required
                Period                               Principal Payment
                ------                               -----------------
         Closing Date through (and
           including) 06/15/03                       Cdn $   43,000

         06/16/03 through (and
           including) 06/15/04                       Cdn $2,580,000

         06/16/04 through (and
           including) 9/15/04                        Cdn $2,988,500

         Stated Maturity Date for
          Canadian Term Loans                        Cdn $2,988,500 or the then
                                                     outstanding principal
                                                     amount of all Canadian
                                                     Term Loans, if different.

          (g) Concurrently with the receipt by Parent or LHPG of any Net Equity Proceeds, the U.S. Borrower shall make, or cause to be made, a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in SECTION 5.1.2.

          (h) No later than 5 Business Days following the delivery of the U.S. Borrower's annual audited consolidated financial statements required pursuant to CLAUSE (b) of SECTION 9.1.1 (beginning with the annual audited consolidated financial statements delivered in respect of the Fiscal Year ended March 31, 1998) if the U.S. Borrower's Leverage Ratio was greater than or equal to 3.50:1 for the Fiscal Year to which such financial statements relate, the U.S. Borrower shall deliver to the U.S. Agent a calculation of the Excess Cash Flow for such Fiscal Year and, no later than 5 Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in SECTION 5.1.2.

          (i) (i) On each date when any reduction in the U.S. Revolving Loan Commitment Amount shall become effective, including pursuant to SECTION 2.2 or SECTION 5.1.2, the U.S. Borrower shall make a mandatory prepayment of all U.S. Revolving Loans and U.S. Swing Line Loans, and, if required, deliver cash collateral for U.S. Letter of Credit Outstandings, equal to the excess, if any, of the aggregate outstanding principal amount of all U.S. Revolving Loans, U.S. Swing Line Loans and U.S. Letter of Credit Outstandings over the U.S. Revolving Loan Commitment Amount, as so reduced; and (ii) on each date when any reduction in the Canadian Revolving Loan Commitment Amount shall become effective, including pursuant to SECTION 3.2 or SECTION 5.1.2, the Canadian Borrower shall make a mandatory prepayment of all Canadian Revolving Loans and

     Canadian Swing Line Loans, and, if required, deliver cash collateral for Canadian Letter of Credit Outstandings, equal to the excess, if any, of the aggregate outstanding principal amount of all Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letter of Credit Outstandings over the Canadian Revolving Loan Commitment Amount, as so reduced.

          (j) Within one Business Day following the receipt of a notice from the Canadian Agent that the then outstanding principal amount of Canadian Revolving Loans is in excess of 110% of the Cdn $ Equivalent of the then existing Canadian Revolving Loan Commitment Amount (based on a determination made by the Canadian Agent in accordance with its customary banking practice for determining currency exchange rates, which shall be conclusive and binding on the Borrowers absent manifest error), the Canadian Borrower shall make a repayment of the principal amount of the Canadian Revolving Loans to the Canadian Agent in the amount necessary to cause the outstanding principal amount of Canadian Revolving Loans to not exceed the Cdn $ Equivalent of the then existing Canadian Revolving Loan Commitment Amount. If immediate repayment is not possible because Canadian BAs have not matured, the Canadian Borrower shall immediately pledge cash to the Canadian Agent in the amount that would otherwise be payable, to be held as security until the amount of the excess is paid in full.

          (k) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 10.2 or SECTION 10.3, each Borrower shall repay all the Loans outstanding to it, unless, pursuant to SECTION 10.3, only a portion of all the Loans outstanding to it is so accelerated (in which case the portion so accelerated shall be so prepaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 6.4. If any such prepayment or repayments described above relate to Canadian BAs which have not matured, the Canadian Borrower shall at such time deposit in a cash collateral account opened and maintained by the Canadian Agent, an amount equal to the aggregate undiscounted face amount (or the portion thereof relating to the portion of all Canadian Loans so accelerated, in the case of CLAUSE (i)) of all such unmatured Canadian BAs and such amounts held in such cash collateral account shall be applied by the Canadian Agent to the payment of maturing Canadian BAs. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to CLAUSE (a) or (b) shall cause a reduction in either Revolving Loan Commitment Amount or Swing Line Loan Commitment Amount, as the case may be.

     SECTION 5.1.2. APPLICATION. Amounts prepaid shall be applied as set forth in this Section.

          (a) Subject to CLAUSE (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, in the case of

     U.S. Loans, to the principal amount thereof being maintained as U.S. Base Rate Loans, and, in the case of Canadian Loans, to the principal amount thereof being maintained as Canadian Prime Rate Loans, and SECOND, in the case of U.S. Loans, to the principal amount thereof being maintained as LIBO Rate Loans, and, in the case of Canadian Loans, to cash collateralize the principal amount thereof being maintained as Canadian BAs; PROVIDED that mandatory prepayments of LIBO Rate Loans made pursuant to CLAUSES (c),
     (g) and (h) of SECTION 5.1.1, if not made on the last day of the Interest Period with respect thereto, shall, at the U.S. Borrower's option, so long as no Default has occurred and is continuing, be prepaid subject to the provisions of SECTION 6.4, or the amount required to be applied to the prepayment of LIBO Rate Loans (after application to any U.S. Base Rate Loans) shall be deposited with the U.S. Agent as cash collateral for such Loans on terms reasonably satisfactory to the U.S. Agent. With respect to the amount (i) of LIBO Rate Loans cash collateralized pursuant to the preceding sentence and (ii) to be applied to the mandatory cash collateralization of Canadian BAs (after application to any Canadian Prime Rate Loans), each such amount shall be applied in the order of the Interest Periods next ending most closely to the date of receipt of the proceeds in respect of which such prepayment or cash collateralization is required to be made and on the last day of each such Interest Period (together with a payment of all interest that is due on the last day of each such Interest Period pursuant to CLAUSE (d) of SECTION 5.2.3). After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the applicable Borrower.

          (b) Each prepayment (or cash collateralization) of U.S. Term Loans made pursuant to CLAUSES (c), (g) and (h) of SECTION 5.1.1 and Canadian Term Loans made pursuant to CLAUSE (c) of SECTION 5.1.1 shall be applied
     (i) FIRST, PRO RATA to a mandatory prepayment (or cash collateralization, in the case of Canadian BAs) of the outstanding principal amount of all applicable Term Loans (with the amount of such prepayment of such applicable Term Loans being applied to the remaining applicable Term Loan amortization payments, unless otherwise consented to by the Required Lenders, PRO RATA in accordance with the amount of each such remaining Term Loan amortization payment), until all such applicable Term Loans have been paid in full, and (ii) SECOND, once all applicable Term Loans have been repaid in full, to the repayment of any outstanding U.S. Revolving Loans and a reduction of the U.S. Revolving Loan Commitment Amount in accordance with and subject to the limitations set forth in SECTION 2.2.2.

     SECTION 5.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of all Loans shall accrue and be payable in accordance with this SECTION 5.2.

     SECTION 5.2.1. RATES. Subject to SECTION 5.2.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) in the case of the U.S. Borrower,

               (i) on that portion maintained from time to time as a U.S. Base Rate Loan, equal to the sum of the U.S. Alternate Base Rate from time to time in effect plus the Applicable Margin; PROVIDED that the Applicable Margin for U.S. Swing Line Loans shall be the then effective Applicable Margin for U.S. Revolving Loans maintained from time to time as U.S. Base Rate Loans, and

               (ii) on that portion maintained from time to time as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin; and

          (b) in the case of the Canadian Borrower, on that portion maintained from time to time as a Canadian Prime Rate Loan, equal to the sum of the Canadian Prime Rate from time to time in effect plus the Applicable Margin; PROVIDED that the Applicable Margin for Canadian Swing Line Loans shall be the then effective Applicable Margin for Canadian Revolving Loans maintained from time to time as Canadian Prime Rate Loans.

     All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 5.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of any Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to, in the case of overdue amounts relating to the U.S. Facility, the U.S. Alternate Base Rate from time to time in effect plus a margin of 2-1/2% and, in the case of overdue amounts relating to the Canadian Facility, the Canadian Prime Rate from time to time in effect plus a margin of 2-1/2%.

     SECTION 5.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c) with respect to U.S. Base Rate Loans and Canadian Prime Rate Loans, in arrears on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 3 months, on the third month anniversary of such Interest Period);

          (e) with respect to any U.S. Base Rate Loans converted into LIBO Rate Loans or Canadian Prime Rate Loans converted into Canadian BAs on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 10.2 or SECTION 10.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 5.2.4.  INTEREST ACT PROVISION.

          (a) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated with respect to any monetary Obligation relating to the Canadian Facility on the basis of a period other than a calendar year (the "CALCULATION PERIOD"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, MULTIPLIED by the actual number of days in the calendar year in which the same is to be ascertained and DIVIDED by the number of days in the Calculation Period.

          (b) The principle of deemed reinvestment of interest with respect to any monetary Obligation relating to the Canadian Facility shall not apply to any interest calculation under this Agreement.

          (c) The rates of interest with respect to any monetary Obligation relating to the Canadian Facility stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     SECTION 5.3. FEES. Each Borrower agrees to pay the fees applicable to it set forth in this SECTION 5.3. All such fees shall be non-refundable.

     SECTION 5.3.1. COMMITMENT FEE. Each of the U.S. Borrower and the Canadian Borrower agrees to pay to the Agent under its respective Facility for the account of each Lender under such Facility, for the period (including any portion thereof when any of its Commitments under such Facility are suspended by reason of such Borrower's inability to satisfy any condition of ARTICLE VII) commencing on the Effective Date and continuing through the applicable Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the

Applicable Commitment Fee Margin, in each case on such Lender's Percentage under such Facility of the sum of the average daily unused portion of the applicable Commitment Amount (net of Letter of Credit Outstandings, in the case of each Revolving Loan Commitment Amount, and net of the average daily outstanding principal amount of Swing Line Loans, when determining the commitment fee payable to a Swing Line Lender on its Revolving Loan Commitment); PROVIDED, that notwithstanding anything to the contrary contained in this Agreement, the Canadian Borrower shall not be obligated to pay any such commitment fee that has accrued in respect of the U.S. Revolving Loan Facility. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the applicable Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of a Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the Lenders (other than the Swing Line Lenders).

     SECTION 5.3.2. AGENTS' FEES. Each Borrower severally and not jointly agrees to pay to the Agent under its respective Facility, for such Agent's own account, the fees in the amounts and on the dates set forth in the Fee Letter (to the extent such Borrower is obligated to pay such fee thereunder).

     SECTION 5.3.3. LETTER OF CREDIT FEES. Each Borrower agrees to pay to the Agent under its respective Facility, for the PRO RATA account of the Issuers under such Facility and each other Lender that has a Revolving Loan Commitment under such Facility, a Letter of Credit fee in an amount equal to

          (a) with respect to each standby Letter of Credit requested by such Borrower, the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit; and

          (b) with respect to each documentary Letter of Credit requested by such Borrower, 1.25% per annum multiplied by the Stated Amount of each such Letter of Credit,

such fees being payable on the date of issuance of each Letter of Credit (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment
Date) and after such Quarterly Payment Date quarterly in arrears on each subsequent Quarterly Payment Date; PROVIDED, that notwithstanding anything to the contrary contained in this Agreement, the Canadian Borrower shall not be obligated to pay any such fees that have accrued in respect of Letters of Credit issued under the U.S. Facility. Each Borrower severally and not jointly further agrees to pay to the applicable Issuer under such Facility on the date of issuance of each Letter of Credit (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment Date, and after such Quarterly Payment Date quarterly in arrears on each subsequent Quarterly Payment Date) an issuance fee as specified in the Fee Letter (to the extent such Borrower is obligated to pay such fee thereunder).


                                      ARTICLE VI

                 CERTAIN LIBO RATE, CANADIAN BA AND OTHER PROVISIONS

     SECTION 6.1. LIBO RATE LENDING UNLAWFUL. If any U.S. Lender shall determine (which determination shall, upon notice thereof to the U.S. Borrower and the U.S. Lenders, be conclusive and binding on the U.S. Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such U.S. Lender to make, continue or maintain any U.S. Loan as, or to convert any U.S. Loan into, a LIBO Rate Loan, the obligations of such U.S. Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such U.S. Lender shall notify the U.S. Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into U.S. Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 6.2. DEPOSITS UNAVAILABLE; CIRCUMSTANCES MAKING CANADIAN BAS UNAVAILABLE. (a) If the U.S. Agent shall have determined that

          (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the U.S. Agent in its relevant market; or

          (ii) by reason of circumstances affecting the U.S. Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the U.S. Agent to the U.S. Borrower and the U.S. Lenders, the obligations of all U.S. Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any U.S. Loans as, or to convert any U.S. Loans into, LIBO Rate Loans shall forthwith be suspended until the U.S. Agent shall notify the U.S.
Borrower and the U.S. Lenders that the circumstances causing such suspension no longer exist.

     (b) If the Canadian Agent shall have determined that by reason of circumstances affecting the money market, there is no market for Canadian BAs, then the right of the Canadian Borrower to request the acceptance of Canadian BAs and the acceptance thereof shall be suspended until the Canadian Agent determines that the circumstances causing such suspension no longer exist and the Canadian Agent so notifies the Canadian Borrower.

     SECTION 6.3. INCREASED LOAN COSTS, ETC. (a) The U.S. Borrower agrees to reimburse each U.S. Lender for any increase in the cost to such U.S. Lender of, or any reduction in the amount of any sum receivable by such U.S. Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any U.S. Loans as, or of converting (or of its obligation to convert) any U.S. Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 6.5 and 6.6, respectively. Such U.S. Lender shall promptly notify the U.S. Agent and the U.S. Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required to compensate fully such U.S. Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the U.S. Borrower directly to such U.S. Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the U.S. Borrower.

     Without limiting the foregoing, in the event that, as a result of any such change, introduction, adoption or the like described above, the LIBOR Reserve Percentage decreases for any U.S. Lender's LIBO Rate Loans, such U.S. Lender shall give prompt notice thereof in writing to the U.S. Agent and the U.S. Borrower. On the fifth day following delivery of such notice, the LIBO Rate (Reserve Adjusted) attributable to such U.S. Lender's LIBO Rate Loans shall be adjusted to give the U.S. Borrower the benefit of such decrease (for so long as such decrease shall remain in effect).

     (b) The Canadian Borrower agrees to reimburse each Canadian Lender for any increase in the cost to such Canadian Lender of, or any reduction in the amount of any sum receivable by such Canadian Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Canadian Loans to the Canadian Borrower as, or of converting (or of its obligation to convert) any Canadian Loans into, Canadian BAs that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 6.5 and 6.6, respectively. Such Canadian Lender shall promptly notify the Canadian Agent and the Canadian Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Canadian Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Canadian Borrower directly to such Canadian Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Canadian Borrower.

     SECTION 6.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan or a Canadian BA, as the case may be) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 5.1,
     SECTION 6.11 or otherwise;

          (b) any conversion or repayment of any Canadian BA on a date other than the scheduled maturity date applicable thereto, whether pursuant to
     SECTION 5.1 or otherwise;

          (c) any U.S. Loans not being made as LIBO Rate Loans or any Canadian Loans not being made as Canadian BAs, in each case in accordance with the Borrowing Request therefor; or

          (d) any U.S. Loans not being continued as, or converted into, LIBO Rate Loans or any Canadian Loans not being continued as, or converted into, Canadian BAs, in each case in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the applicable Borrower (with a copy to the applicable Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 6.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments, acceptance of or participation in Canadian BAs or the Loans made, or the Letters of Credit participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the applicable Borrower, such Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 6.6. TAXES. (a) Except as set forth in the next sentence, all payments by each Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees and Reimbursement Obligations) shall be made free and clear of and without deduction for any present or future income, excise, sales, goods and services, value added or stamp taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever levied or imposed with respect to such payments, in the case of the U.S. Borrower, by the United States (or any taxing authority or political subdivision thereof) and, in the case of the Canadian Borrower, Canada (or any taxing authority or political subdivision thereof), and, in the case of either Borrower, by any other jurisdiction as a result of a connection between such Borrower and such jurisdiction, but excluding franchise taxes and taxes imposed on or measured by net income, net receipts or capital of the applicable Agent or any Lender (such non-excluded items being "TAXES"). In the event that any withholding or deduction from any payment to be made by such Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower shall, subject to CLAUSES (b) through (f) below,
SECTION 6.10 and SECTION 6.11,

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the applicable Agent an official receipt or other documentation reasonably satisfactory to the applicable Agent evidencing such payment to such authority; and

          (iii) pay to the applicable Agent for its account or the account of the applicable Lenders, as the case may be, such additional amount or amounts as necessary to ensure that the net amount actually received by the applicable Agent or any such Lender, as the case may be, will equal the full amount such Person would have received had no such withholding or deduction been required.

     Moreover, subject to CLAUSES (b) through (f) below, SECTION 6.10 and
SECTION 6.11, if any Taxes are directly asserted against the applicable Agent or any Lender with respect to any payment received by the applicable Agent or such Lender hereunder, and such Taxes are then due and payable in accordance with applicable law, and the applicable Agent or such Lender, as the case may be, shall pay such Taxes (and for purposes of this SECTION 6.6 and the rights of the applicable Agent and the Lenders hereunder, a distribution by the applicable Agent or any Lender to or for the account of the applicable Agent or any Lender shall be deemed a payment by or on behalf of the applicable Borrower), such Borrower will promptly pay such additional amounts (including any penalties, interest or expenses with respect to such Taxes, together with interest on such Taxes at a rate per annum equal to the highest rate per annum then in effect pursuant to SECTION 5.2 for the period from the date such applicable Agent or such Lender paid such Taxes through the date of reimbursement by such Borrower) as is necessary in order that the total net amount received by such Person after the payment of such Taxes (and any Taxes imposed on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

     If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent, for its account or the account of the respective Lenders, as the case may be, the required receipts or other required documentary evidence, such Borrower shall indemnify the applicable Agent or such Lenders, as the case may be, for any incremental Taxes, interest or penalties that may become payable by the applicable Agent or any such Lender, as the case may be, as a result of any such failure.

     (b) Each U.S. Lender and the U.S. Agent hereby severally (but not jointly) represents that, under applicable law and treaties in effect as of the Closing Date in the case of the original signatories to this Agreement and in effect as of the date of the assignment or other transfer to or the appointment of a Person that subsequently thereby becomes a U.S. Lender or the U.S. Agent, no United States federal taxes will be required to be withheld by the U.S. Agent or the U.S. Borrower with respect to any payments to be made to such Person in respect of this Agreement. Each U.S. Lender that is an original signatory hereto and the U.S. Agent agrees severally (but not jointly) that, prior to the Closing Date, and each Person which becomes a U.S. Lender by assignment or transfer pursuant to SECTION 12.11 hereof or becomes the U.S. Agent by appointment pursuant to SECTION 11.4 hereof agrees that, prior to such assignment, transfer or appointment, it will in each case deliver to the U.S. Borrower and the U.S. Agent the following:

          (i) in the case of a U.S. Lender that is a U.S. Person, two copies of a statement certifying that such Person is a U.S. Person, which statement shall contain the address of such Person's office or place of business in the United States, and shall be signed by an authorized officer of such Person, together with two duly completed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) (unless it establishes to the reasonable satisfaction of such Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax), or

          (ii) in the case of a U.S. Lender that is not a U.S. Person, either
     (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form) certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal taxes or (y) in the case of a U.S. Lender that is not a "bank" within the meaning of section 881(c)(3)(A) of the Code that does not deliver Forms 1001 or 4224 pursuant to CLAUSE (i), two duly completed copies of United States Internal Revenue Service Form W-8 and a certificate of a duly authorized officer of such U.S. Lender to the effect that such U.S. Lender (A) is not a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) is a not a 10-percent shareholder of the U.S. Borrower within the meaning of section 881(c)(3)(B) of the Code and (C) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and in either case, if reasonably requested by such Borrower, two duly completed copies of United States Internal Revenue Service Form W-8 or Form W-9 (or applicable successor form) or such other forms or certificates as are prescribed by law, regulation or administrative practice and that are necessary to establish an exemption from U.S. federal withholding tax or backup withholding tax.

Each Person who delivers to the U.S. Borrower and the U.S. Agent a Form W-8, W-9, 1001 or 4224, or applicable successor form, pursuant to this CLAUSE (b), further undertakes to deliver to the U.S. Borrower and the U.S. Agent two further copies of said Form W-8, W-9, 1001, 4224, or applicable successor form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Borrower, and such extensions or renewals thereof as may reasonably be requested by the U.S. Borrower, certifying that such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal taxes, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof (a "LAW CHANGE"), has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Person from duly completing and delivering any such form with respect to it, in which event, promptly following such Law Change, but in any event prior to the time the next payment under the Notes is due following such Law Change, such Person shall advise the U.S. Borrower in writing that it is not capable of receiving payments without any deduction or withholding of United States federal tax.

     (c) Each Canadian Lender and the Canadian Agent hereby severally (but not jointly) represents that, under applicable law and treaties in effect as of the Closing Date in the case of the original signatories to this Agreement and in effect as of the date of the assignment or other transfer to or the appointment of a Person that subsequently thereby becomes a Canadian Lender or the Canadian Agent, no Canadian federal taxes will be required to be withheld by the Canadian Agent or the Canadian Borrower with respect to any payments to be made to such Person in respect of this Agreement.

     (d) If, as a result of a Law Change, the applicable Agent or any Lender
(i) is unable to furnish a Borrower with an Internal Revenue Service form (or other similar form) otherwise required to be delivered by it pursuant to this
SECTION 6.6 or (ii) makes any payment of Taxes, or becomes liable to make any payment of Taxes, with respect to payments by a Borrower hereunder, such Borrower's continuing obligation to make payments to the applicable Agent or such Lender under the terms of CLAUSE (a) shall be conditioned on the applicable Agent or such Lender, as the case may be, prior to the time that the next payment under the Notes is due following such Law Change (and thereafter as is required by applicable law), having furnished such Borrower with any necessary certificate and having taken such other steps as may be commercially reasonably available to it (but in no event shall the applicable Agent or any such Lender be required to take any action which is inconsistent with its internal policies or would be otherwise adverse to the applicable Agent or such Lender or its Credit Extensions hereunder) under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes. Notwithstanding any provision of CLAUSE (a) to the contrary, no Borrower shall have any obligation to pay any Taxes (except to the extent reasonably believed by such Borrower to be required by law in which event such Taxes may be paid by withholding from amounts otherwise payable to a Lender or the applicable Agent) pursuant to CLAUSE (a), or to pay any amount to the applicable Agent or any Lender pursuant to CLAUSE (a), to the extent that such amount results from (i) the failure of any Lender or the applicable Agent to comply with its obligations pursuant to this SECTION 6.6, SECTION 2.5 or CLAUSE
(iii) or (iv) of the second proviso of the first sentence of SECTION 12.11.1,
(ii) any representation or warranty made or, pursuant to any certificate required to be delivered hereunder or under any Lender Assignment Agreement, deemed to be made by any Lender or the applicable Agent pursuant to this SECTION 6.6, SECTION 2.5 or CLAUSE (iii) or (iv) of the second proviso of the first sentence of SECTION 12.11.1 proving to have been incorrect when made or deemed to have been made in any material respect or (iii) such Person being a "conduit entity" (a "CONDUIT ENTITY") within the meaning of U.S. Treasury Regulation
Section 1.881-3 or any successor provision thereto. Each Lender agrees to indemnify and hold harmless each Borrower and the applicable Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by such Borrower or the applicable Agent as a result of the failure of such Borrower or the applicable Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the applicable Agent which failure resulted from (i) such Borrower's or the applicable Agent's reliance on any form, statement, certificate or other information provided to it by, or made by, such Lender pursuant to this SECTION
6.6 or SECTION 12.11.1 or (ii) such Lender being a Conduit Entity.

     (e) If any Agent or any Lender receives a refund in respect of Taxes paid by a Borrower, such Agent or Lender shall promptly pay such refund, together with any other amounts paid by such Borrower pursuant to CLAUSE (a) in connection with such refunded Taxes, to such Borrower, PROVIDED, HOWEVER, that such Borrower agrees to promptly return such refund to the applicable Agent or the applicable Lender, as the case may be, after it receives notice from the applicable Lender that such Lender is required to repay such refund.

     (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     SECTION 6.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by any Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by such Borrower to the applicable Agent (or, in the case of amounts received as a result of the exercise of remedies, by such Agent to the applicable Secured Parties), in each case, for the PRO RATA account of the applicable Secured Parties entitled to receive such payments. All such payments required to be made to the applicable Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m. (local time) on the date due, in same day or immediately available funds, to such account as the applicable Agent shall specify from time to time by notice to such Borrower. Funds received after that time shall be deemed to have been received by the applicable Agent on the next succeeding Business Day. The applicable Agent shall promptly remit in same day funds to each applicable Secured Party its share, if any, of such payments received by the applicable Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a U.S. Base Rate Loan (calculated at other than the Federal Funds Rate) or a Canadian Prime Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (e) of the definition of the term "INTEREST PERIOD") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 6.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of SECTION 6.3, 6.4, 6.5 or 6.6) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders making Loans under the same Facility, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

          (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 6.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 6.9. SETOFF. Each Lender shall, upon the occurrence and during the continuance of any Default described in CLAUSES (a) through (d) of SECTION
10.1.9 with respect to a Borrower or any Significant Subsidiary or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 6.8. Each Lender agrees promptly to notify such Borrower and the applicable Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 6.10. LENDER'S DUTY TO MITIGATE. Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under
SECTION 6.1, 6.2, 6.5 or 6.6 or that would entitle such Lender to receive payments under SECTION 6.3, such Lender will give notice thereof to the applicable Borrower and, to the extent not inconsistent with such Lender's internal policies (or, even if inconsistent with such internal policies, if at such time or at a time reasonably near to such time such Lender has taken action similar to the action contemplated by this Section for the benefit of substantially all of its other similarly situated commercial borrowers), such Lender shall use all commercially reasonable efforts to make, fund or maintain its affected LIBO Rate Loans through another lending office of such Lender if, as a result thereof, the additional moneys which would otherwise be required to be paid to such Lender pursuant to SECTION 6.2, 6.3, 6.5 or 6.6, as the case may be, would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans pursuant to SECTION 6.1 would cease to exist, and if, as determined by such Lender in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender.

     SECTION 6.11. REPLACEMENT OF LENDERS. Each Lender hereby severally agrees as set forth in this Section.

          (a) If any Lender (a "SUBJECT LENDER") makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to
     SECTION 6.2, 6.3, 6.5 or 6.6, or gives notice pursuant to SECTION 6.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to U.S. Base Rate Loans or Canadian BAs to Canadian Prime Rate Loans, the applicable Borrower may, within 90 days of receipt by such Borrower of such demand or notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation), as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the applicable Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution designated in such Replacement Notice. If the applicable Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify such Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the applicable Agent, then such Subject Lender shall, so long as no Default or Event of Default shall have occurred and be continuing (and subject to the payment of any amounts due pursuant to SECTION 6.4), assign, in accordance with SECTION 12.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such designated financial institution; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under SECTIONS 6.2, 6.3, 6.5 and 6.6), owing to such Subject Lender hereunder.

          (b) In the event that S&P or Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the applicable Borrower and each applicable Issuer shall each have the right, but not the obligation, upon notice to such Lender and the applicable Agent, to replace such Lender with a financial institution (a "REPLACEMENT LENDER") acceptable to such Borrower and the applicable Agent (such consents not to be unreasonably withheld or delayed; PROVIDED that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with and subject to the restrictions contained in SECTION 12.11.1) its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such Replacement Lender; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under SECTIONS 6.2, 6.3, 6.5 and 6.6, which shall be paid by such Borrower), owing to such

     Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

          (c) Upon the effective date of an assignment described in CLAUSE (a) or (b), the applicable Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents. In the case of CLAUSE (a), the applicable Agent agrees to use all commercially reasonable efforts to assist such Borrower in locating a replacement financial institution to replace any Subject Lender; PROVIDED, HOWEVER, that such Agent shall have no obligation to become a Replacement Lender; PROVIDED, FURTHER, HOWEVER, that such Borrower agrees to pay all reasonable costs and expenses incurred by the applicable Agent in providing such assistance.


                                     ARTICLE VII

                           CONDITIONS TO CREDIT EXTENSIONS

     SECTION 7.1. INITIAL CREDIT EXTENSIONS. The obligations of each Lender and each Issuer, as applicable, to fund the initial Credit Extensions under this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 7.1.

     SECTION 7.1.1.  RESOLUTIONS, ETC.  The Agents shall have received from
(i) each U.S. Obligor, as applicable, a copy of a good standing certificate or similar certificate issued by the relevant jurisdiction, dated a date reasonably close to the Effective Date, for each such Person and (ii) from each Obligor, a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary as to

          (a) resolutions of each such Person's Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

          (b) the incumbency and signatures of those of its officers authorized to act, if applicable, with respect to this Agreement, the Notes and each other Loan Document to be executed by such Person; and

          (c) the full force and validity of each Organic Document of such Person together with copies thereof, upon which certificates each Lender, each Issuer and each Agent may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending the prior certificate of such Person.

     SECTION 7.1.2.  DELIVERY OF NOTES.  The Agents shall have received,
(i) for the account of each U.S. Lender that has requested a Note prior to the Closing Date, such U.S. Lender's U.S. Notes duly executed and delivered by an Authorized Officer of the U.S. Borrower, and (ii) for the account of each Canadian Lender that has requested a Note prior to the Closing Date, such Canadian Lender's Canadian Notes duly executed and delivered by an Authorized Officer of the Canadian Borrower.

     SECTION 7.1.3. COMPLIANCE CERTIFICATE. The Agents shall have received, with counterparts for each Lender, an initial Compliance Certificate on a consolidated pro forma basis as if the Credit Extensions to be made on the Closing Date had been made as of March 31, 1998 evidencing PRO FORMA compliance with the financial covenants set forth in SECTION 9.2.4 as of March 31, 1998, and as to such items therein as the Agents reasonably request, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of the U.S. Borrower.

     SECTION 7.1.4. FINANCIAL INFORMATION. The Agents shall have received, with counterparts for each Lender, a pro forma consolidated balance sheet of the U.S. Borrower and its Subsidiaries, as of March 31, 1998 (the "PRO FORMA BALANCE SHEET"), certified by the chief financial or accounting Authorized Officer of the U.S. Borrower, giving effect to the Credit Extensions to be made on the Closing Date.

     SECTION 7.1.5. AFFIRMATION AND CONSENT. The Agents shall have received an affirmation and consent in form and substance satisfactory to them, executed and delivered by an Authorized Officer of each Obligor (other than the Borrowers) under the Existing Credit Agreement and related Loan Documents.

     SECTION 7.1.6. CLOSING FEES, EXPENSES, ETC. The Agents shall have received for their own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 5.3 and 12.3, if then invoiced.

     SECTION 7.1.7. OPINIONS OF COUNSEL. The Agents shall have received opinions, dated the Closing Date and addressed to the Agents and all Lenders, from

          (a) Debevoise & Plimpton, counsel to the Obligors, in form and substance satisfactory to the U.S. Agent; and

          (b) Buchwald Asper Gallagher Henteleff, Canadian counsel to the Obligors, in form and substance satisfactory to the Canadian Agent.

     SECTION 7.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to SECTIONS 2.1.4 and
2.1.5 or SECTIONS 3.1.4 and 3.1.5, as the case may be, and the satisfaction of each of the conditions precedent set forth in this SECTION 7.2.

     SECTION 7.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 10.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties set forth in ARTICLE VIII (excluding, however, those contained in SECTION 8.7) and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) except as disclosed by the U.S. Borrower to the Agents and the Lenders pursuant to SECTION 8.7,

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the U.S. Borrower, threatened against Parent or the U.S. Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which would adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 8.7 which could reasonably be expected to have a Material Adverse Effect; and

          (c) no Default shall have then occurred and be continuing, and neither Parent nor the U.S. Borrower or any of its Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree, which violation would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 7.2.2. CREDIT EXTENSION REQUEST, ETC. Subject to SECTIONS 2.3 and 3.3, as the case may be, the applicable Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by a Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in SECTION 7.2.1 are true and correct in all material respects.

     SECTION 7.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the U.S. Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and its counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                     ARTICLE VIII

                            REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, each Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants (as applicable) unto the Agents, each Issuer and each Lender as set forth in this ARTICLE VIII.

     SECTION 8.1. ORGANIZATION, ETC. Each Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party (except to the extent the failure to have any such license, permit or other approval would not have a Material Adverse Effect or adversely affect the ability of any Borrower or any Obligor to own and hold under lease its property and to conduct its business substantially as currently conducted by it).

     SECTION 8.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are in each case within each such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene any such Person's Organic Documents;

          (b) contravene any contractual restriction (except for such contraventions that (x) would not, singly or in the aggregate, have a Material Adverse Effect, (y) would not result in the creation of any Lien (except as expressly permitted by this Agreement) or

     (z) would not subject either Agent, any Issuer or any Lender to any liability) binding on or affecting any such Person;

          (c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

          (d) result in, or require the creation or imposition of, any Lien on any of such Person's properties (except as expressly permitted by this Agreement).

     SECTION 8.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than (i) those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect, (ii) following the Closing Date, routine filings with and notices to governmental authorities, regulatory bodies or other Persons and (iii) those the failure of which to be obtained could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect) is required for the due execution, delivery or performance by each Borrower of this Agreement or the Notes or by any Borrower or any other Obligor of any other Loan Document to which it is a party. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 8.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by a Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and each other Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

     SECTION 8.5.  FINANCIAL INFORMATION.  Subject to the last sentence of
SECTION 8.15, the financial statements of the U.S. Borrower and its Subsidiaries furnished to the U.S. Agent and each Lender pursuant to SECTION
7.1.17 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the U.S. Borrower and its Subsidiaries furnished pursuant to SECTION 9.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except that quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment.

     SECTION 8.6. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the consolidated financial condition, results of operations, assets, business or properties or, as of the Closing Date, prospects, of the U.S. Borrower and its Subsidiaries taken as a whole since March 31, 1997, except to the extent that the incurrence of Indebtedness pursuant to this Agreement and/or the Subordinated Debt, or the repayment of any Indebtedness of the U.S. Borrower and its Subsidiaries on the Effective Date or payments to stockholders of the U.S. Borrower and the Canadian Borrower, or of management bonuses and transaction costs and expenses, would individually or in the aggregate be deemed such a material adverse change.

     SECTION 8.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the U.S. Borrower, threatened litigation, action, proceeding, or labor controversy (i) affecting the U.S. Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in ITEM 8.7 ("Litigation") of the Disclosure Schedule or
(ii) which would adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

     SECTION 8.8. SUBSIDIARIES. The U.S. Borrower has no Subsidiaries, except those Subsidiaries

          (a) which are identified in ITEM 8.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

          (b) which are permitted to have been organized or acquired in accordance with SECTION 9.2.5 or 9.2.10.

     SECTION 8.9. OWNERSHIP OF PROPERTIES. Except as disclosed in ITEM 8.9 ("Plant Sites and Property Matters") of the Disclosure Schedule, or as permitted pursuant to SECTION 8.13 or SECTION 9.2.3, the U.S. Borrower and each of its Subsidiaries owns (except where the failure to own such property as provided in this SECTION 8.9 would not reasonably be expected to have a Material Adverse Effect) (i) in the case of owned Real Property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims.

     SECTION 8.10. TAXES. The U.S. Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.11. PENSION AND WELFARE PLANS. (a) During the twelve-consecutive-month period prior to June 30, 1997 and prior to the date of any Credit Extension hereunder, no formal steps have been taken to terminate any Pension Plan other than in a standard termination under Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in either case which would reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Pension Plan which (i) could reasonably be expected to result in the incurrence by the U.S. Borrower or any Subsidiary of any liability, fine or penalty which would have a Material Adverse Effect, or (ii) could reasonably be expected to result in the incurrence by a member of the U.S. Borrower's Controlled Group (other than the U.S. Borrower or the U.S. Borrower and its Subsidiaries) of any material liability, fine or penalty which would have a Material Adverse Effect.

     (b) Except for liabilities (if any) arising under the terms and conditions, as in effect on the Closing Date, of the Plans disclosed in ITEM 8.11 ("Employee Benefit Plan") of the Disclosure Schedule, neither the U.S. Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan in either case which would reasonably be expected to have a Material Adverse Effect, other than (i) liability for continuation coverage described in Part 6 of Title I of ERISA and in Section 4980B of the Code, (ii) liability for any Plan required by law to be extended to employees outside of the U.S., or (iii) a modification of, or addition to, the retiree benefit obligations disclosed in ITEM 8.11 ("Employee Benefit Plan") of the Disclosure Schedule which when taken together with any other addition or modification since the Closing Date do not materially increase the U.S. Borrower's and its Subsidiaries' annual cost of providing such benefits.

     SECTION 8.12.  ENVIRONMENTAL WARRANTIES.  Except as set forth in ITEM
8.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) to the best knowledge of the U.S. Borrower, all facilities and property owned or leased by the U.S. Borrower or any of its Subsidiaries are in compliance with all Environmental Laws the violation of which would reasonably be expected to have a Material Adverse Effect;

          (b) there are no pending or, to the best knowledge of the U.S. Borrower, threatened

               (i) claims, complaints, notices or requests for information received by the U.S. Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to the U.S. Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law that, in the case of CLAUSES (b)(i) and (b)(ii), singly or in the aggregate, would have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials (other than pursuant to permits, licenses, approvals or other governmental consents or authorization for any such Releases) at, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) to the best knowledge of the U.S. Borrower, the U.S. Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, except for those permits, certificates, approvals, licenses and authorizations the failure to obtain which or the failure to comply with which would not reasonably be expected to have a Material Adverse Effect;

          (e) no property now or, to the best knowledge of the U.S. Borrower, previously owned or leased by the U.S. Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the best knowledge of the U.S. Borrower, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) to the best knowledge of the U.S. Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) to the best knowledge of the U.S. Borrower, neither the U.S. Borrower, nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against the U.S. Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

          (h) to the best knowledge of the U.S. Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the U.S. Borrower or any Subsidiary that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) to the best knowledge of the U.S. Borrower, no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned by the U.S. Borrower or any of its Subsidiaries that, in either case above, singly or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

     SECTION 8.13. INTELLECTUAL PROPERTY. Each of the U.S. Borrower and its Subsidiaries owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the U.S. Borrower considers necessary for the conduct of the businesses of the U.S. Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to result in a Material Adverse Effect, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which would result in a Material Adverse Effect, except as may be disclosed in
ITEM 8.13 ("Intellectual Property") of the Disclosure Schedule.

     SECTION 8.14. REGULATIONS U AND X. Neither the U.S. Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 8.15. ACCURACY OF INFORMATION. None of the factual information heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries in writing to the Agents, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, contains any untrue statement of a material fact, and none of the other factual information hereafter furnished in connection with this Agreement or any other Loan Document by the U.S. Borrower or any other Obligor to the Agents, any Issuer or any Lender will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the date of the execution and delivery of this Agreement by the Agents and each Lender, the information delivered prior to the date of execution and delivery of this Agreement (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading. Notwithstanding the foregoing, all projections, including forecasts, budgets, pro formas and forward-looking statements (the "PROJECTIONS"), prepared or to be prepared by or on behalf of the U.S. Borrower or any other Obligor contained in any documents or materials furnished by the U.S. Borrower or any other Obligor to the Agents, any Issuer or any Lender (including the Projections included in (i) the bank memorandum furnished to the Lenders with respect to the U.S. Borrower and the PRO FORMA balance sheet furnished pursuant to CLAUSE (b) of
SECTION 7.1.17, (ii) the PRO FORMA Compliance Certificate furnished pursuant to
SECTION 7.1.12 and (iii) the budgets to be furnished pursuant to CLAUSE (i) of
SECTION 9.1.1) have been or will be prepared on the basis of assumptions believed by the U.S. Borrower to be reasonable as of the date of preparation of such memorandum, PRO FORMA balance sheet, PRO FORMA Compliance Certificate, or budgets (and the foregoing sentence shall not apply to such Projections), it being acknowledged and agreed, however, that such Projections as to future events should not be viewed as facts and that the U.S. Borrower makes no representation or warranty that such Projections will be realized.

     SECTION 8.16. SENIOR INDEBTEDNESS, ETC. The Subordinated Indenture and the Subordinated Notes constitute the legal, valid and binding obligation of the U.S. Borrower enforceable against the U.S. Borrower in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and general equitable principles. The subordination provisions of the Subordinated Notes and contained in the Subordinated Indenture continue to be enforceable against the Subordinated Note Holders by the holder of any Bank Debt (as defined in the Subordinated Indenture) which has not effectively waived the benefits thereof. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute Bank Debt (as defined in the Subordinated Indenture) and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Indenture. The U.S. Borrower acknowledges that the Agents, the Issuers and each Lender is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of the Subordinated Indenture, the Subordinated Notes and this Section.


                                      ARTICLE IX

                                      COVENANTS

     SECTION 9.1.  AFFIRMATIVE COVENANTS.  Each Borrower agrees with each
Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations then due and owing have been paid and performed in full, each Borrower will perform or cause to be performed the obligations set forth in this SECTION 9.1 that are applicable to such Borrower.

     SECTION 9.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The U.S. Borrower will furnish, or will cause to be furnished, to each Lender, each Issuer and each Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, consolidated and, if requested by the U.S. Agent, consolidating balance sheets of the U.S. Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and, if requested by the U.S. Agent, consolidating statements of earnings and cash flow of the U.S. Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and, in addition, commencing with the consolidated and, if requested by the U.S. Agent, consolidating balance sheets to be delivered hereunder for the Fiscal Quarter ending December 31, 1998, the consolidated and, if requested by the U.S. Agent, consolidating statement of earnings to be delivered hereunder for the Fiscal Quarter ending December 31, 1998, and the consolidated and, if requested by the U.S. Agent, consolidating statement of cash flow to be delivered hereunder for the Fiscal Quarter ending December 31, 1998, comparable information adjusted to reflect any changes at the close of and for the corresponding Fiscal Quarter for the prior Fiscal Year and for the corresponding portion of such Fiscal Year, in each case certified as complete and correct by the chief financial Authorized Officer of the U.S. Borrower; PROVIDED, HOWEVER, that for the period from the Effective Date through the date of delivery of the financial information for the Fiscal Quarter ending September 30, 1998, the U.S. Borrower will furnish consolidating statements of operating income for the U.S. Borrower and its Subsidiaries and for the Canadian Borrower, in each case for the corresponding Fiscal Quarter for the prior Fiscal Year and for the corresponding portion of such Fiscal Year;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the U.S. Borrower, a copy of the annual audited financial statements for such Fiscal Year for the U.S. Borrower and its consolidated Subsidiaries, including therein consolidated and, if requested by the U.S. Agent, consolidating, balance sheets of the U.S. Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and consolidated and, if requested by the U.S. Agent, consolidating, statements of earnings and cash flow of the U.S. Borrower and its consolidated Subsidiaries for such Fiscal Year, in the case of such consolidated (but not consolidating) statements as audited (without any Impermissible Qualification) by independent public accountants acceptable to the U.S. Agent, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing with respect to the provisions of SECTIONS 9.2.4, 9.2.8, 9.2.10, 10.1.5 and 10.1.7 (limited, in the case of SECTIONS 10.1.5 and 10.1.7, to reviewing the minutes of the board of directors of the U.S. Borrower and its Subsidiaries), or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default;

          (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower and within

     90 days after the end of the Fiscal Year of the U.S. Borrower, a Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the U.S. Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the U.S. Agent) compliance with the financial covenants set forth in ARTICLE IX;

          (d) as soon as possible and in any event within five Business Days after the U.S. Borrower or any of its Subsidiaries obtains knowledge of the occurrence of each Default, a statement of the chief executive, financial or accounting Authorized Officer of the U.S. Borrower setting forth details of such Default and the action which the U.S. Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within five Business Days after the U.S. Borrower or any of its Subsidiaries obtains knowledge of
     (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy of the type and materiality described in ITEM 8.7 ("Litigation") of the Disclosure Schedule or (y) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in ITEM 8.7, ("Litigation") of the Disclosure Schedule, notice thereof and, to the extent the U.S. Agent reasonably requests, copies of all documentation relating thereto (to the extent that such disclosure would not violate attorney-client privilege or the work product doctrine);

          (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the U.S. Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

          (g) immediately upon becoming aware of (i) the institution of any steps by the U.S. Borrower, any of its Subsidiaries or any other Person to terminate any Pension Plan, other than a standard termination, (ii) the failure to make a required contribution to any U.S. Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA and if such failure continues for at least 30 days, (iii) the taking of any action with respect to a U.S. Pension Plan which could result in the requirement that the U.S. Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such U.S. Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the U.S. Borrower or any of its Subsidiaries of any liability (other than a liability for the routine cost of maintaining such Pension Plan), fine or penalty, or (v) any material increase in the contingent liability of the U.S. Borrower or any of its Subsidiaries (including the incurrence of any liability described in CLAUSE (b)(ii) of SECTION 8.11) with respect to any post-retirement Welfare Plan benefit, to the extent the effect of the action, occurrence or event described in CLAUSE (g)(i), (g)(iv), or (g)(v) would reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (h) promptly upon receipt thereof, copies of all detailed management letters submitted to the U.S. Borrower by the independent public accountants referred to in CLAUSE (b) in connection with each audit made by such accountants of the books of the U.S. Borrower or any Subsidiary;

          (i) promptly when available and in any event within 15 Business Days after the last day of each Fiscal Year of the U.S. Borrower (commencing after the Effective Date), a budget for the then current Fiscal Year of the U.S. Borrower, which budget shall be prepared on a Fiscal Quarter basis and shall contain a projected, consolidated balance sheet and statement of earnings and cash flow of the U.S. Borrower and its Subsidiaries for the then current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the U.S. Borrower;

          (j) promptly following the delivery or receipt, as the case may be, of any material written notice or communication pursuant to or in connection with the Subordinated Indenture, a copy of such notice or communication; and

          (k) such other information respecting the condition or operations, financial or otherwise, of Parent or the U.S. Borrower or any of its Subsidiaries as any Lender or any Issuer through the U.S. Agent may from time to time reasonably request (including information and reports from the chief accounting, financial or executive Authorized Officer of the U.S. Borrower, in such detail as the U.S. Agent or any Lender or Issuer through the U.S. Agent may reasonably request, with respect to the terms of and information provided pursuant to the Compliance Certificate).

     SECTION 9.1.2. COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would be reasonably expected to have a Material Adverse Effect, such compliance to include (without limitation):

          (a) the maintenance and preservation of each Borrower's and its Subsidiaries' corporate existence and qualification as foreign corporations in all jurisdictions in which the failure to be so qualified would be reasonably expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Subsidiaries of the U.S. Borrower may be liquidated, dissolved or merged as contemplated by SECTION 9.2.10 or disposed of if permitted by
     SECTION 9.2.11; and, PROVIDED, FURTHER, HOWEVER, that nothing in this
     SECTION 9.1.2 shall require the preservation of the corporate existence of any Subsidiary (other than the Canadian Borrower for so long as the Canadian Facility is outstanding) if the board of directors of the U.S. Borrower determines in good faith that the failure to so preserve such corporate existence would not reasonably be expected to have a Material Adverse Effect; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books.

     SECTION 9.1.3. MAINTENANCE OF PROPERTIES. Each Borrower will and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, it being understood that any failure to comply with the foregoing shall not result in a Default hereunder unless such failure to comply would reasonably be expected to have a Material Adverse Effect.

     SECTION 9.1.4. INSURANCE. The U.S. Borrower shall maintain, or shall cause to be maintained, for the benefit of the U.S. Borrower and its
Subsidiaries:

          (a) products liability insurance with respect to all the products manufactured, produced, sold or otherwise distributed by the U.S. Borrower or any of its Subsidiaries in an amount not less than $40,000,000 per annum;

          (b) physical damage insurance on all real and personal property on an all-risk basis (including loss in transit insurance) and public liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operation of any airplanes, automobiles, trucks or other vehicles or other facilities (including, but not limited to, any machinery used therein or thereupon) or as the result of the use of products manufactured, constructed or sold by it or services rendered by it in an amount as is usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated;

          (c) such other types of insurance with respect to its business as are usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated; and

          (d) all worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

All products liability insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than A- (except with respect to insurers providing insurance of the type described in CLAUSE (d), in which case such insurers shall have an A.M. Best policyholders rating of not less than B+) or
(iii) by such other insurers as the Agents may approve in writing; PROVIDED that if the rating of any of the U.S. Borrower's products liability insurers is downgraded, the U.S. Borrower and each of its Subsidiaries, as the case may be, shall only be required to obtain replacement insurance with an insurer satisfying the requirements of this clause at the stated expiration of the insurance policy maintained with the insurer whose rating was so downgraded.

     SECTION 9.1.5. BOOKS AND RECORDS. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agents and each Lender or any of their respective representatives, at reasonable times and intervals, during normal business hours and upon reasonable notice, and at the Agents' or such Lender's expense, to visit all of such Borrower's and such Subsidiaries' offices, to discuss such Borrower's and such Subsidiaries' financial matters with such Borrower's and such Subsidiaries' officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's or such Subsidiaries' financial matters with the Agents and each Lender or any of their respective representatives whether or not any representative of such Borrower is present, but provided that an officer of such Borrower or such Subsidiary shall be afforded a reasonable opportunity to be present at any such discussion) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of such Borrower's and its Subsidiaries' books or other corporate records. Each Borrower shall pay any fees of such independent public accountant incurred in connection with the Agents' or any Lender's exercise of its rights pursuant to this Section.

     SECTION 9.1.6. ENVIRONMENTAL COVENANT. Each Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except for those permits, approvals, certificates, licenses and authorizations the failure to keep in effect would not, or the failure to comply with which would not, or for such Environmental Laws the failure of which to comply with which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws which individually or in the aggregate would have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law which, in either case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

          (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
     SECTION 9.1.6.

     SECTION 9.1.7. FUTURE SUBSIDIARIES, ETC. Upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of a Borrower, or upon an Obligor directly or indirectly acquiring rights to additional Real Property or acquiring additional Capital Stock of any existing Subsidiary (other than any Receivables Co.) having voting rights or contingent voting rights, the U.S. Borrower shall notify the Agents of such acquisition and, unless otherwise agreed to among the U.S. Borrower, the Agents and the Required Lenders,

          (a) (i) such Person shall, unless it is a Restricted Subsidiary, execute and deliver to the Agents a Subsidiary Guaranty, (ii) to the extent such Person or such Obligor is required to pledge stock of a Subsidiary pursuant to CLAUSE (b) of this SECTION 9.1.7, such Person or such Obligor shall execute and deliver a Subsidiary Pledge Agreement (or, if applicable, a supplement to an existing Pledge Agreement), (iii) such Person shall, unless it is a Restricted Subsidiary, execute and deliver to the Agents a Subsidiary Security Agreement and (iv) such Person shall, unless it is a Restricted Subsidiary, execute and deliver to the Agents a Mortgage on any Real Property the value of which (together with improvements located thereon) exceeds $2,000,000 it being agreed by the Lenders and the Agents that, subject to the last sentence of this Section, non-U.S. Subsidiaries shall not be required to deliver a guaranty of the Obligations of the U.S. Borrower or any U.S. Subsidiary, or grant a Lien on any of their assets to secure the Obligations of the U.S. Borrower or any U.S. Subsidiary;

          (b) subject to the last sentence of this Section, (i) the U.S. Borrower and each U.S. Subsidiary (other than a Restricted Subsidiary) shall, pursuant to a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), pledge to the Agents, for their benefit and that of the Secured Parties (as defined in such Pledge Agreement), (x) all of the outstanding shares of Capital Stock of each Person that has become a direct Subsidiary of the U.S. Borrower or such U.S. Subsidiary and (y) all additional shares of Capital Stock of an existing Subsidiary owned directly by the U.S. Borrower or such U.S. Subsidiary (PROVIDED that, for purposes of each of the immediately preceding clauses (x) and (y), subject to the last sentence of this Section, not more than 65% of the Capital Stock of any non-U.S. Subsidiary shall be so pledged to the Agents to secure the Obligations of the U.S. Borrower) and (ii) Canadian Holdings, the Canadian Borrower and each Canadian Subsidiary and, to the extent not prohibited by any applicable law, each other non-U.S. Subsidiary (other than a Restricted Subsidiary) shall, pursuant to a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), pledge to the Canadian Agent, for its benefit and that of the Secured Parties (as defined in such Pledge Agreement), (x) all of the outstanding shares of Capital Stock of each Person that has become a direct Subsidiary of Canadian Holdings, the Canadian Borrower or such Canadian Subsidiary or, in the case of any other non-U.S. Subsidiary that is not a Restricted Subsidiary, all of the outstanding shares of Capital Stock acquired by such non-U.S. Subsidiary and (y) all additional shares of Capital Stock of an existing Subsidiary owned directly by Canadian Holdings, the Canadian Borrower, any such Canadian Subsidiary or such non-U.S. Subsidiary (other than a Restricted Subsidiary) (it being understood and agreed that all of the Capital Stock pledged pursuant to this CLAUSE (b)(ii) shall only secure the Obligations in respect of the Canadian Facility), in the case of each of CLAUSES (i) and (ii), together with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence satisfactory to such Agent that the security interest in such uncertificated securities has been transferred to and perfected by such Agent, for the benefit of the Secured Parties, in accordance with Section 8-313 and Section 8-321 of the UCC or any other similar or local or foreign law which may be applicable); and

          (c) subject to the last sentence of this Section, (i) the U.S. Borrower and each U.S. Subsidiary shall, pursuant to a Pledge Agreement, pledge to the Agents, for their benefit and that of the Secured Parties (as defined in such Pledge Agreement), all intercompany notes (which shall, unless the Agents shall otherwise agree, be in the form of Exhibit A to such Pledge Agreement) issued to such Person pursuant to CLAUSE (e)(i) of
     SECTION 9.2.2 and evidencing Indebtedness in favor of the U.S. Borrower or such U.S. Subsidiary, as the case may be, to secure the Obligations, (ii) Canadian Holdings, the Canadian Borrower and each Canadian Subsidiary shall, pursuant to a Pledge Agreement, pledge to the Canadian Agent, for its benefit and that of the Secured Parties (as defined in such Pledge Agreement), all intercompany notes (which shall, unless the Canadian Agent shall otherwise agree, be in the form of Exhibit A to such Pledge Agreement) issued to such Person pursuant to CLAUSE (e)(i) of SECTION 9.2.2 and evidencing Indebtedness in favor of Canadian Holdings, the Canadian Borrower or such Canadian Subsidiary, as the case may be, to secure the Obligations in respect of the Canadian Facility;

together, in each case, with such opinions of legal counsel for the Borrowers (which may be in-house counsel to the U.S. Borrower and shall otherwise be from counsel reasonably satisfactory to the Agents) relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Agents. The U.S. Borrower agrees that if, as a result of a change in law after the date hereof, (i) a non-U.S. Subsidiary of the U.S. Borrower is permitted to execute and deliver a U.S. Subsidiary Guaranty, a U.S. Subsidiary Pledge Agreement or a U.S. Subsidiary Security Agreement or (ii) the U.S. Borrower or any U.S. Subsidiary is permitted to pledge more than 66 2/3% of the Capital Stock of any non-U.S. Subsidiary or any intercompany Indebtedness owing to any direct or indirect non-U.S. Subsidiary of the U.S. Borrower evidenced by a note or other instrument to secure the Obligations of the U.S. Borrower, in any such case without material adverse tax consequences to the U.S. Borrower or such Subsidiary, then the provisions of CLAUSE (a) of this SECTION 9.1.7 shall thereafter apply to any non-U.S. Subsidiary and/or (as the case may be) the provisions of CLAUSE (b) of this SECTION 9.1.7 shall thereafter apply to 100% of the Capital Stock of such non-U.S. Subsidiary (or such lesser amount that can be pledged without material adverse tax consequences).

     SECTION 9.1.8. USE OF PROCEEDS. The Borrowers agree to apply the proceeds of Credit Extensions as set forth below.

     (a)  The U.S. Borrower shall apply the proceeds of

          (i) the U.S. Revolving Loans and the U.S. Letters of Credit to provide for the general corporate and working capital needs of the U.S. Borrower and its Subsidiaries; and

          (ii) the Incremental Term Loans to refinance certain existing Indebtedness of the U.S. Borrower and pay fees and expenses in connection therewith; and

     (b)  the Canadian Borrower shall apply the proceeds of

          (i) the Canadian Revolving Loans and the Canadian Letters of Credit to provide for the general corporate and working capital needs of the Canadian Borrower and its Subsidiaries; and

          (ii) the Canadian Term Loans to refinance certain existing Indebtedness of the Canadian Borrower and pay fees and expenses in connection therewith and to provide for any additional purposes for which Canadian Revolving Loans may be used.

     SECTION 9.1.9. SOUTH CAROLINA TRANSACTIONS. The U.S. Borrower has entered into certain agreements and acquired certain interests relating to a regional manufacturing and distribution center located at 587 Greenway Industrial Drive, Mill Creek, York County, South Carolina and commonly known as "Lakemont Industrial Park" (the "SOUTH CAROLINA TRANSACTIONS"). So long as the documents relating to the South Carolina Transactions shall remain in escrow, the U.S. Borrower shall not be required to take any action with respect to the South Carolina Transactions; PROVIDED, that the U.S. Borrower shall, within 60 days following release from escrow of the documents relating to the South Carolina Transactions, execute and deliver a Mortgage on any Real Property it holds relating to the South Carolina Transactions to the extent any such Mortgage is not prohibited by any agreement relating to the South Carolina Transactions; PROVIDED, FURTHER, that the U.S. Borrower shall use good faith efforts to obtain consent to such Mortgage under any agreement that would otherwise prohibit it.

     SECTION 9.2. NEGATIVE COVENANTS. Each Borrower agrees with each Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations then due and owing have been paid and performed in full, each Borrower will perform the obligations set forth in this SECTION 9.2 that are applicable to such Borrower.

     SECTION 9.2.1. BUSINESS ACTIVITIES. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the FIRST

RECITAL and such activities as are reasonably incidental, reasonably similar or reasonably related thereto.

     SECTION 9.2.2. INDEBTEDNESS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of (i) the Credit Extensions and other Obligations and (ii) Hedging Obligations incurred in the ordinary course of business of any Borrower and any Subsidiary (which shall exclude Hedging Obligations incurred under agreements entered into for speculative purposes or as an arbitrage of rates);

          (b) (i) until the Closing Date, Indebtedness identified in ITEM 9.2.2(b)(i) ("Indebtedness to be Paid") of the Disclosure Schedule and (ii) Indebtedness identified in ITEM 9.2.2(b)(ii) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (c) Indebtedness incurred in the ordinary course of business of the U.S. Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, accrued liabilities and deferred income taxes, and including Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof);

          (d) so long as such amounts are permitted under the terms of Subordinated Debt, Indebtedness in respect of (i) Capitalized Lease Liabilities, (ii) purchase money mortgages, (iii) industrial revenue bond issues and (iv) other Indebtedness that is unsecured or incurred by non-U.S. Subsidiaries (other than Canadian Holdings and its Subsidiaries); PROVIDED, that the aggregate amount of all Indebtedness outstanding pursuant to this clause at the time any of the same is created, assumed or incurred (together with the then outstanding principal amount of all other Indebtedness permitted under this CLAUSE (d)) shall not at any time exceed 3.75% of Total Adjusted Capital at such time after giving effect thereto and to any concurrent repayment of other Indebtedness outstanding pursuant to this clause; PROVIDED, FURTHER, that such non-U.S. Subsidiaries may not incur or be liable for any such Indebtedness in an aggregate amount at any time outstanding in excess of (x) $5,000,000 (for so long as the Leverage Ratio is greater than or equal to 4:1, as indicated in the most recently delivered Compliance Certificate) and (y) 1.875% of Total Adjusted Capital (for the period subsequent to the Leverage Ratio being less than 4:1, as indicated in the most recently delivered Compliance Certificate) at such time; PROVIDED, FURTHER, that for purposes of the calculation of the Leverage Ratio for this clause only, in the case where a Borrower or a Subsidiary is incurring such Indebtedness to consummate an acquisition of the capital stock of another Person that will thereafter become a Subsidiary as a result, the Total Debt and EBITDA of such Person shall be included on a PRO FORMA basis in the calculation of the Leverage Ratio (as if the acquisition had occurred on the first day of the applicable period during which the Leverage Ratio is to be calculated);

          (e) Indebtedness of any Subsidiary (other than a Restricted Subsidiary and any Receivables Co.) owing to a Borrower or any other Subsidiary, which Indebtedness

               (i) shall (except in the case of Indebtedness owing by a non-U.S. Subsidiary to the U.S. Borrower or any U.S. Subsidiary that individually or in the aggregate does not exceed $1,000,000) be evidenced by one or more promissory notes (such promissory note to be, unless otherwise agreed to by the U.S. Agent, in substantially the form of Exhibit A to the U.S. Borrower Pledge Agreement) duly executed and, if the payee of such promissory note is a Borrower or a U.S. Subsidiary, delivered in pledge pursuant to a Pledge Agreement to the applicable Agent; and

               (ii) shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part (PROVIDED, that only the amount repaid in part shall be discharged) in cash unless the U.S. Agent otherwise consents, such consent not to be unreasonably withheld;

          (f) intercompany Indebtedness (not evidenced by a note or other instrument) of a Borrower owing to a Subsidiary that has previously executed and delivered to the applicable Agent a Master Subordination Agreement, in an aggregate outstanding principal amount not to exceed $10,000,000 at any time;

          (g) Indebtedness of a Person existing at the time such Person became a Subsidiary of a Borrower to the extent such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, in an amount not to exceed $3,500,000;

          (h) Indebtedness of a Borrower incurred for the purpose of renewing, extending or refinancing Indebtedness permitted by CLAUSE (b)(ii), (d),
     (g), (j) or (k); PROVIDED, HOWEVER, that the principal amount of such Indebtedness may not exceed the principal amount of the Indebtedness being renewed or refinanced and, in the case of unsecured Subordinated Debt permitted by CLAUSE (j), any such renewal or refinancing is upon terms and provisions which are, in the reasonable judgment of the Required Lenders, no less favorable to the U.S. Borrower in the aggregate than such Indebtedness being so renewed or refinanced; PROVIDED, that in any event in the case of any Indebtedness that renews, extends or refinances the Subordinated Notes, such Indebtedness shall be subordinated to the Bank Debt (as defined in the Subordinated Indenture) to the same extent and degree as the Subordinated Notes;

          (i) (i) Indebtedness of any Receivables Co. incurred in connection with the Permitted Receivables Transaction in an aggregate amount at any time not to exceed $125,000,000 and (ii) other Indebtedness owing by a Receivables Co. to a Borrower or another Subsidiary on terms satisfactory to the U.S. Agent; PROVIDED, that (as applicable), in the case of CLAUSE
     (i)(i), the provisions of CLAUSE (b) of SECTION 2.2.2 are complied with or, if no U.S. Revolving Loan Commitment is then in effect, no Replacement Indebtedness is (or after giving effect to the consummation of the Permitted Receivables Transaction, will be) outstanding in an amount which, when added to the Indebtedness of such Receivables Co., would exceed $125,000,000;

          (j) unsecured Subordinated Debt of the U.S. Borrower owing to the Subordinated Note Holders under the Subordinated Indenture; PROVIDED, HOWEVER, that the aggregate outstanding principal amount of such Indebtedness shall not exceed $85,000,000;

          (k) Indebtedness of the U.S. Borrower and the Canadian Borrower (including by way of a reallocation of Indebtedness similar to the reallocation contemplated by SECTION 3.2.2) in an aggregate principal amount that does not, when aggregated with any Indebtedness incurred under a Permitted Receivables Transaction, exceed $125,000,000 (the "REPLACEMENT INDEBTEDNESS") (PROVIDED, that Indebtedness of the Canadian Borrower shall not exceed the Canadian $ Equivalent of $32,000,000) in the form of revolving loans and/or letters of credit, and the guaranty of such Indebtedness by Subsidiaries of the U.S. Borrower (but only to the extent such Subsidiaries also guaranty the Obligations of the U.S. Borrower on a PARI PASSU basis); provided, that the Replacement Indebtedness shall only be incurred

               (i) on terms and conditions reasonably satisfactory to the U.S. Term Loan Lenders holding at least 51% of the then outstanding principal amount of Term Loans;

               (ii) if all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings shall have been repaid, or will simultaneously be repaid, in cash in full and each of the Revolving Loan Commitment, Swing Line Loan Commitment and Letter of Credit Commitment have been permanently terminated (or have expired); and

               (iii) no Default would result from the incurrence of the Replacement Indebtedness; and

          (l) unsecured Indebtedness of the U.S. Borrower consisting of Contingent Liabilities in respect of (i) up to an aggregate principal amount of $2,000,000 of borrowings by Management Investors in connection with the purchase of Capital Stock of LHPG by such Management Investors and
     (ii) loans or advances of a type described in CLAUSE (h) of SECTION 9.2.5;

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSE (d), (g),
(h), or (l) shall be permitted to be incurred if such incurrence would result in a Default hereunder.

     SECTION 9.2.3. LIENS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) until the Closing Date, Liens securing payment of Indebtedness of the type permitted and described in CLAUSE (b)(i) of SECTION 9.2.2;

          (c) Liens securing

               (i) Indebtedness of the type permitted and described in any of CLAUSES (d)(i) through (d)(iii) of SECTION 9.2.2; and

               (ii) Indebtedness of non-U.S. Subsidiaries permitted and described in CLAUSE (d)(iv) of SECTION 9.2.2 to the extent that such Liens encumber assets of non-U.S. Subsidiaries (other than Canadian Holdings and its Subsidiaries);

     and renewals, extensions and refinancings of such Indebtedness; PROVIDED that the Liens permitted by this clause with respect to CLAUSES (d)(i) through (iii) of SECTION 9.2.2 shall only cover the same assets which originally secured the Indebtedness renewed, extended or refinanced pursuant to such clause;

          (d) Liens existing as of the Effective Date and disclosed in ITEM 9.2.3(d) ("Ongoing Liens") of the Disclosure Schedule and Liens securing any extension, renewal or replacement of any obligations secured by any such Lien; PROVIDED, HOWEVER, that such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords and similar Liens incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves, if any, in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory and regulatory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, appeal, judgment, performance, return-of-money or similar bonds;

          (h) judgment Liens in existence less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies or which do not otherwise result in an Event of Default under SECTION 10.1.6;

          (i) easements, rights-of-way, municipal and zoning ordinances or similar restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the U.S. Borrower or its Subsidiaries or the value or utility of the property to which such Lien is attached;

          (j) any interest or title of a lessor under any lease of property to, or of any consignor of goods consigned to, or of any creditor of any consignee in goods consigned to such consignee by, the U.S. Borrower or any Subsidiary;

          (k) Liens in favor of the U.S. Borrower or any Subsidiary (other than, in the case of any Subsidiary (and notwithstanding any other provision of this Agreement (including SECTION 9.2.2) to the contrary), any Lien on any assets of the U.S. Borrower);

          (l) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the U.S. Borrower and its Subsidiaries, taken as a whole;

          (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

          (n) Liens on the property of, or securing Indebtedness to the extent permitted by CLAUSE (g) of SECTION 9.2.2 of, any Person which becomes a Subsidiary after the date hereof; PROVIDED that such Liens exist at the time such Person becomes a Subsidiary and are not created in anticipation thereof and such Liens attach only to a specific tangible asset of such Person and not assets of such Person generally;

          (o) Liens on documents of title and the property covered thereby securing Indebtedness in respect of letters of credit which are commercial letters of credit;

          (p) Liens on Accounts or other related assets of any Receivables Co. created in connection with the Permitted Receivables Transaction; and

          (q) Liens on the assets of the U.S. Borrower and its Subsidiaries in favor of the lenders of the Replacement Indebtedness, but only to the extent that such Liens (i) rank PARI PASSU (or are subordinate) to the Liens granted in favor of the Secured Parties pursuant to the Loan Documents and encumber only those assets in which the Secured Parties also have been granted a Lien pursuant to the Loan Documents and (ii) are spread between the Obligations and obligations in respect of the Replacement Indebtedness on a PARI PASSU basis and are subject to an intercreditor agreement reflecting the foregoing and reasonably satisfactory to the U.S. Agent and the Lenders holding 51% or more of the then outstanding principal amount of the Term Loans.

     SECTION 9.2.4. FINANCIAL CONDITION AND OPERATIONS. The U.S. Borrower will not permit to occur any of the events set forth below.

          (a) ADJUSTED NET WORTH. The U.S. Borrower will not permit Adjusted Net Worth at any time to be less than the sum of (i) $101,000,000 PLUS
     (ii) 45% of cumulative Net Income (in excess of zero) from (and including) July 1, 1997 to the date of determination of Adjusted Net Worth PLUS (iii) 45% of cumulative cash equity contributions received after the Effective Date by the U.S. Borrower other than from Management Investors, as contemplated by CLAUSE (iii) of SECTION 9.2.6.

          (b) INTEREST COVERAGE RATIO. The U.S. Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter during any period set forth below, to be less than the ratio set forth opposite such period:

                                                      Interest Coverage
                    Period                                  Ratio
                    ------                                ----------
           Closing Date - 03/30/99                          1.80:1

           03/31/99 - 03/30/00                              2.00:1

           03/31/00 - 03/30/01                              2.20:1

           03/31/01 - 03/30/02                              2.50:1

           03/31/02 - 03/30/03                              2.75:1

           03/31/03 - 03/30/04                              3.00:1

           03/31/04 - 03/30/05                              3.25:1

           03/31/05 - 03/30/06                              3.25:1

           03/31/06 - 03/30/07                              3.25:1

          (c) LEVERAGE RATIO. The U.S. Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                           Leverage
                    Period                                   Ratio
                    ------                                 --------
           Closing Date - 03/30/99                          6.00:1

           03/31/99 - 03/30/00                              5.50:1

           03/31/00 - 03/30/01                              4.75:1

           03/31/01 - 03/30/02                              4.25:1

           03/31/02 - 03/30/03                              3.75:1

           03/31/03 - 03/30/04                              3.50:1

           03/31/04 - 03/30/05                              3.25:1

           03/31/05 - 03/30/06                              3.25:1

           03/31/06 - 03/30/07                              3.25:1

          (d) CASH FLOW COVERAGE RATIO. The U.S. Borrower will not permit the Cash Flow Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                          Cash Flow
                    Period                              Coverage Ratio
                    ------                              --------------
           Closing Date - 3/30/99                           1.10:1

           03/31/99 - 03/30/00                              1.15:1

           03/31/00 - 03/30/01                              1.15:1

           03/31/01 - 03/30/02                              1.20:1

           03/31/02 - 03/30/03                              1.20:1

           03/31/03 - 03/30/04                              1.20:1

           03/31/04 - 03/30/05                              1.05:1

           03/31/05 - 03/30/06                              1.00:1

           03/31/06 - 03/30/07                              1.00:1

     SECTION 9.2.5. INVESTMENTS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in ITEM 9.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) without duplication, (i) Investments to the extent permitted as Indebtedness pursuant to SECTION 9.2.2, (ii) to the extent that any Receivables Co. is not a Subsidiary of the U.S. Borrower, Investments in such Receivables Co. in connection with the Permitted Receivables Transaction made by the U.S. Borrower and its Subsidiaries on terms satisfactory to the Agents, and (iii) Investments permitted as Capital Expenditures pursuant to SECTION 9.2.16;

          (d) Investments by way of contributions to capital or purchases of equity (i) by the U.S. Borrower in any of its Subsidiaries (other than a Restricted Subsidiary) or by such Subsidiary in any of its Subsidiaries (other than a Restricted Subsidiary), or (ii) by any such Subsidiary in the U.S. Borrower; PROVIDED, that such Investments in any Receivables Co. shall only be made in connection with the Permitted Receivables Transaction on terms satisfactory to the Agents;

          (e) Investments constituting (i) accounts receivable arising,
     (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business (PROVIDED, that nothing in this clause shall prevent the U.S. Borrower or any Subsidiary from offering such concessionary trade terms, or from receiving such Investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as officers of the U.S. Borrower deem reasonable in the circumstances);

          (f) Investments constituting Permitted Acquisitions not in excess of $35,000,000 in any single transaction; PROVIDED, that the aggregate amount of Investments permitted under the terms of this Agreement shall not exceed $85,000,000; PROVIDED, FURTHER, that (i) such Investments shall (if Capital Stock is being acquired), result in the acquisition of a "Subsidiary" of the U.S. Borrower (but not result in a Restricted Subsidiary, which shall be exclusively governed by CLAUSE (i)) and (ii) upon making such Investments, the provisions of SECTION 9.1.7 are complied with;

          (g) Investments made in connection with Permitted Dispositions pursuant to CLAUSE (d) of SECTION 9.2.11; PROVIDED, that to the extent the amount or value (as determined by the Board of Directors of the U.S. Borrower in good faith) of any such Investment exceeds $1,000,000, the U.S. Borrower shall use its best efforts to (x) cause such Investment to be made in such a form that such Investment can be pledged to the applicable Agent for the ratable benefit of each Secured Party, and (y) if such Investment is in such form, to pledge such Investment to the applicable Agent for the ratable benefit of each Secured Party, on terms reasonably satisfactory to the applicable Agent;

          (h) Investments constituting payroll advances and travel and entertainment advances and relocation loans to officers and employees of the U.S. Borrower or any of its Subsidiaries in the ordinary course of business in an amount (in the case of relocation loans) not to exceed $1,000,000 at any time outstanding;

          (i) Investments made by the U.S. Borrower in an amount, when aggregated with any Investments made pursuant to CLAUSE (j) below and the fair market value of any assets sold, transferred, leased, contributed or otherwise conveyed pursuant to CLAUSE (f) of SECTION 9.2.11, not to exceed $5,000,000 in the aggregate over the term of this Agreement in a Person that, after giving effect to such Investment, becomes a non-wholly-owned Subsidiary or a wholly-owned non-U.S. Subsidiary (if such Subsidiary is unable to execute a Subsidiary Guaranty in respect of the U.S. Borrower's Obligations without material adverse tax consequences) and on or prior to the date of such Investment is designated as a "Restricted Subsidiary" by the U.S. Borrower to the U.S. Agent; and

          (j) Investments made by the U.S. Borrower in joint ventures in an amount, when aggregated with any Investments made pursuant to CLAUSE (i) above and the fair market value of any assets sold, transferred, leased, contributed or otherwise conveyed pursuant to CLAUSE (f) of SECTION 9.2.11, not to exceed $5,000,000 over the term of this Agreement;

PROVIDED, HOWEVER, that

          (k) any Investment which when made complies with the requirements of CLAUSE (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (l) no Investment otherwise permitted by CLAUSE (f), (i) or (j) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 9.2.6. RESTRICTED PAYMENTS, ETC. Except as otherwise permitted pursuant to SECTION 9.2.13, on and at all times after the Effective Date:

          (a) the U.S. Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the U.S. Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the U.S. Borrower (other than dividends or distributions payable solely in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock, but then only to the extent such stock or warrants, if received in respect of stock pledged under the Parent Pledge Agreement, are pledged to the U.S. Agent for the benefit of the Lenders pursuant to the Parent Pledge Agreement in a manner satisfactory to the U.S. Agent) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the U.S. Borrower or Parent, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the U.S. Borrower or Parent;

          (b) the U.S. Borrower will not, and will not permit any of its Subsidiaries to, pay, prepay or repay any principal of, or redeem, purchase or defease any principal in respect of, any Subordinated Notes; and

          (c) the U.S. Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes;

PROVIDED, HOWEVER, this SECTION 9.2.6 shall not prohibit:

          (i) the U.S. Borrower from paying dividends to Parent in an amount sufficient to enable Parent to pay reasonable and customary regular fees to directors of Parent and LHPG;

          (ii) the U.S. Borrower from paying dividends or other payments to Parent or LHPG to the extent (a) permitted or required under the Tax Sharing Agreement or (b) in respect of payments permitted pursuant to CLAUSE (g) of SECTION 9.2.13; and

          (iii) so long as no Default has occurred and is continuing or would result therefrom, the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the U.S. Borrower, the Canadian Borrower, Parent or LHPG, or any of their respective Subsidiaries, or warrants or options on any such shares or related stock appreciation rights or similar securities owned by officers or employees (or their estates or beneficiaries under their estates), or other Management Investors in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued or under which they may be put or called, or the payment of dividends to Parent in an amount sufficient to enable Parent or LHPG to effect such purchase, redemption, acquisition, cancellation or other retirement for value by Parent or LHPG; PROVIDED that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Capital Stock, options, related rights or similar securities shall not exceed (A) $4,000,000 over the term of this Agreement (the "AGGREGATE LIMIT") and (B) $2,000,000 during any Fiscal Year; PROVIDED, FURTHER, that the Aggregate Limit on the purchase, redemption, acquisition, cancellation or other retirement for value set forth in the immediately preceding proviso shall be increased by the cash proceeds of any sale after June 30, 1997 to any Management Investors of Capital Stock, options, related rights or similar securities of the U.S. Borrower or LHPG to the extent such cash proceeds are contributed to the capital of the U.S. Borrower, as notified in a certificate delivered by an Authorized Officer of the U.S. Borrower to the U.S. Agent.

     SECTION 9.2.7. STOCK OF SUBSIDIARIES. The U.S. Borrower will not permit any Subsidiary (other than a Restricted Subsidiary) to issue any Capital Stock (whether for value or otherwise) to any Person other than the U.S. Borrower or another wholly-owned Subsidiary.

     SECTION 9.2.8. RENTAL OBLIGATIONS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the U.S. Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of Rentals by the U.S. Borrower and its Subsidiaries at the close of any Fiscal Quarter, for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, in excess of 7.5% of Total Adjusted Capital of the immediately preceding Fiscal Year.

     SECTION 9.2.9. TAKE OR PAY CONTRACTS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the U.S. Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are in fact or can be required to be delivered or furnished to it.

     SECTION 9.2.10. CONSOLIDATION, MERGER, ETC. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

          (a) any such Subsidiary (other than any Receivables Co.) may liquidate or dissolve voluntarily into, and may merge with and into, the U.S. Borrower or any other Subsidiary (other than a Restricted Subsidiary or any Receivables Co.), and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the U.S. Borrower or any other Subsidiary (other than a Restricted Subsidiary or any Receivables Co.);

     PROVIDED, HOWEVER, that in no event shall any Pledged Subsidiary merge with and into any Subsidiary other than another Pledged Subsidiary unless
     (i) the Required Lenders shall have given their prior written consent thereto, or (ii) after giving effect thereto, the applicable Agent shall have a perfected pledge of, and security interest in and to, all (or, in the case of a direct, non-U.S. Subsidiary (and subject to the last sentence of SECTION 9.1.7), 65%) of the issued and outstanding shares of Capital Stock of the surviving Person in form and substance satisfactory to such Agent and its counsel, pursuant to such documentation and opinions as shall be necessary and appropriate in the opinion of such Agent and its counsel to create, perfect or maintain the collateral position of such Agent and the Lenders therein as contemplated by this Agreement; PROVIDED, FURTHER, that neither Canadian Holdings or any of its Subsidiaries may merge or consolidate with the U.S. Borrower or any non-Canadian Subsidiary of the U.S. Borrower; PROVIDED, FURTHER, that notwithstanding any of the foregoing, the Canadian Borrower may merge or amalgamate with or liquidate into Canadian Holdings (provided that Canadian Holdings assumes the Obligations of the Canadian Borrower);

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the U.S. Borrower or any of its Subsidiaries may (to the extent permitted by CLAUSE (f) of SECTION 9.2.5) purchase all or substantially all of the assets or stock of any Person (or any division thereof), or acquire such Person by merger;

          (c) the U.S. Borrower may merge with another Person so long as (i) the U.S. Borrower is the surviving corporation of such merger, (ii) after giving effect to such merger, the U.S. Borrower is organized under the laws of a State of the United States, (iii) immediately prior to such merger the Investment (if not accomplished by way of such merger) would have been permitted under this Agreement; and (iv) no Default shall exist before and after giving effect to such merger; and

          (d) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any corporation which is not a Subsidiary of the U.S. Borrower; PROVIDED that (i) such transaction is a Permitted Disposition or (ii) the following conditions are satisfied: (A) the surviving corporation shall be a Subsidiary of the U.S. Borrower, (B) the U.S. Borrower shall own at least the same percentage of the outstanding voting stock of the surviving corporation as the U.S. Borrower owned of such Subsidiary prior to such merger, liquidation or consolidation,
     (C) after giving effect thereto, no Default would occur or be continuing and (D) the surviving corporation complies with the provisions of SECTION 9.1.7.

     SECTION 9.2.11. PERMITTED DISPOSITIONS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey (including by way of merger), or grant options, warrants or other rights with respect to, all or any part of the U.S. Borrower's or such Subsidiaries' assets (including accounts receivable or Capital Stock of

Subsidiaries (by way of the sale or issuance in an initial public offering, private placement or other conveyance of such Capital Stock)) to any Person unless,

          (a) such disposition is either (i) in the ordinary course of its business or (ii) permitted by SECTION 9.2.10;

          (b) such disposition is made by (i) a U.S. Subsidiary to either the U.S. Borrower or another U.S. Subsidiary (other than any Receivables Co., which shall be governed by CLAUSE (g), or a Restricted Subsidiary) or (ii) a Canadian Subsidiary to the Canadian Borrower or another Canadian Subsidiary (other than any Receivables Co., which shall be governed by CLAUSE (g) or a Restricted Subsidiary);

          (c) such disposition is in respect of assets acquired within six months of such disposition pursuant to or as a result of a Permitted Acquisition;

          (d) after giving effect to such disposition,

               (i) the aggregate of all Disposition Percentages (as defined below) in respect of all dispositions of Net Tangible Assets (and for purposes of this clause, "Net Tangible Assets" shall include the fair market value of Capital Stock of Subsidiaries that is issued, sold or otherwise conveyed in an initial public offering, private placement or otherwise), other than pursuant to CLAUSE (a), (b), (c), (e), (f) or
          (g), (A) since the Effective Date would not exceed 15% and (B) during any Fiscal Year would not exceed 10%; and

               (ii) the aggregate amount of Net Unrepatriated Disposition Proceeds (including any Net Unrepatriated Disposition Proceeds that arise as a result of such disposition) does not exceed 6% of Net Tangible Assets at the time of such disposition, and for purposes of dispositions pursuant to this clause, "Disposition Percentage" shall mean for any disposition a fraction (expressed as a percentage), the numerator of which shall be the amount of Net Tangible Assets subject to such disposition (determined as of the date of such disposition) and the denominator of which shall be Net Tangible Assets (determined as of the date of such disposition);

          (e) such disposition is in respect of the issuance or sale (by way of an initial public offering, private placement or otherwise) of the Capital Stock of one or more Subsidiaries in an aggregate amount not to exceed $5,000,000 over the term of this Agreement; PROVIDED that after such issuance or sale, the U.S. Borrower shall continue to own, directly or indirectly, 50% or more (on a fully diluted basis) of each such non-U.S. Subsidiary (and each of its Subsidiaries);

          (f) such disposition (and any prior dispositions pursuant to this clause) is in respect of a joint venture and the fair market value of the assets being sold, transferred, leased, contributed or otherwise conveyed, when aggregated with any Investments made pursuant to CLAUSES (i) and (j) of SECTION 9.2.5, does not exceed $5,000,000 over the term of this Agreement; or

          (g) such disposition is in respect of Accounts or other related assets and ancillary rights in property pursuant to the Permitted Receivables Transaction.

     SECTION 9.2.12. MODIFICATION OF CERTAIN AGREEMENTS. The U.S. Borrower will not, and will not permit any of its Subsidiaries to,

          (a) consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in, or applicable to, the Management Services Agreement, the Tax Sharing Agreement, or the Merger Agreement or any schedules, exhibits or agreements related thereto, in each case which amendment, supplement, amendment and restatement, waiver, modification, or forbearance would adversely affect any Borrower's ability to perform hereunder or which would increase any Borrower's or any Subsidiary's obligations or liabilities, contingent or otherwise, except for such amendments, supplements, amendments and restatements, waivers, modifications or acts of forbearance which would not cause any Borrower or any Subsidiary to breach any of their obligations set forth herein or in any other Loan Document or which, in the reasonable judgment of the Required Lenders, would not be likely to detrimentally and materially affect Parent or any Borrower and any Subsidiary, or the rights, benefits or interests of any Secured Party;

          (b) consent to any amendment, supplement, amendment and restatement, waiver or other modification of, or forbearance from exercising rights with respect to, any of the terms or provisions contained in or applicable to the Subordinated Indenture or the Subordinated Notes, except for such amendments, supplements, amendments and restatements, waivers, modifications or acts of forbearance (i) which, in the reasonable judgment of the Required Lenders, would not be likely to detrimentally and materially affect the rights, benefits or interests of the Agents, any Issuer or the Lenders or (ii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Subordinated Indenture under the Trust Indenture Act of 1939; and

          (c) without the prior written consent of the Agents, (i) optionally terminate the Permitted Receivables Transaction, or (ii) consent to any amendment, supplement, or other modification to any of the terms of the documents, instruments and agreements delivered in connection with the Permitted Receivables Transaction, other than any such amendment, modification or change which (A) would extend the maturity thereof or
     (B) does not in any way adversely affect the interests of the Agents, the Lenders or the

     Issuers hereunder or under the Loan Documents or (C) is of a technical or clarifying nature).

     SECTION 9.2.13. TRANSACTIONS WITH AFFILIATES. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the U.S. Borrower or such Subsidiary with a Person which is not one of its Affiliates; PROVIDED, HOWEVER, that the foregoing shall not prohibit

          (a) transactions between the U.S. Borrower and any of its Subsidiaries, or between such Subsidiaries, otherwise not prohibited herein;

          (b) the U.S. Borrower or its Subsidiaries from entering into and performing the Management Services Agreement, including, so long as no Default of any payment Obligations shall have occurred and be continuing, and no other Event of Default shall have occurred and be continuing or shall result therefrom, paying to North Castle, North Castle Partners or any Affiliate thereof management and consulting fees in an aggregate amount not to exceed $1,500,000 per annum plus reasonable expenses in an amount not to exceed $100,000 per year;

          (c) the cash capitalization of, or transfer of assets to, a joint venture to the extent permitted by CLAUSES (i) and (j) of SECTION 9.2.5 and CLAUSE (f) of SECTION 9.2.11;

          (d) the U.S. Borrower or any of its Subsidiaries (including the Canadian Borrower and its Subsidiaries) from entering into and performing the Tax Sharing Agreement, including paying to LHPG or Parent, pursuant to the Tax Sharing Agreement, amounts due and payable thereunder;

          (e) loans or advances made to Management Investors, or Contingent Liabilities in respect thereof or otherwise made on their behalf (including any payments thereunder), to the extent permitted under CLAUSE (1) of
     SECTION 9.2.2 or CLAUSE (h) of SECTION 9.2.5;

          (f) dividends, distributions or payments to Parent or LHPG not to exceed an amount necessary to permit Parent or LHPG to (i) pay costs incurred to comply with reporting obligations under federal or state securities or other laws, (ii) make payments in respect of indemnification obligations under the Management Services Agreement or any of its Organic Documents, or (iii) pay its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $500,000 in the aggregate in any Fiscal Year; and

          (g) any transaction in the ordinary course of business or approved by a majority of the independent directors of the U.S. Borrower between the U.S. Borrower or any

     Subsidiary and any Affiliate of the U.S. Borrower controlled by the U.S. Borrower that is a joint venture or similar entity primarily engaged in a business related to any business of the U.S. Borrower or any of its Subsidiaries, but only if such transaction is otherwise permitted by the terms of this Agreement.

     SECTION 9.2.14. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding (i) this Agreement and any other Loan Document, (ii) any agreement governing any Indebtedness permitted by CLAUSE (b) of SECTION
9.2.2 as in effect on the Effective Date, (iii) in the case of CLAUSE (a) below, any agreement governing any Indebtedness permitted by CLAUSE (d) of SECTION
9.2.2 as to the assets financed with the proceeds of such Indebtedness, or governing the Indebtedness permitted by CLAUSE (d)(iv) of SECTION 9.2.2, or
(iv) in the case of CLAUSE (a) or (c) below, restrictions on any Receivables Co. contained in documentation delivered for the Permitted Receivables Transaction) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, to the extent that any such negative pledge would effectively prohibit the creation or first priority perfection of any Liens of the type described in CLAUSE (a) of SECTION 9.2.3;

          (b) the ability of the U.S. Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the U.S. Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

     SECTION 9.2.15. SALE AND LEASEBACK. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the U.S. Borrower or any of its Subsidiaries of real or personal property of the U.S. Borrower or any of its Subsidiaries owned as of the Closing Date which has been or is to be sold or transferred by the U.S. Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the U.S. Borrower or any of its Subsidiaries.

     SECTION 9.2.16. CAPITAL EXPENDITURES. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in any Fiscal Year, except

          (a) Capital Expenditures (other than Capitalized Lease Liabilities permitted pursuant to the following CLAUSE (b)) which do not aggregate in excess of the greater of (i) 4.50% of the net sales of the U.S. Borrower and its Subsidiaries for the previous Fiscal Year (which net sales shall be deemed to be equal to $416,917,000 for the 1997 Fiscal

     Year) as certified to the Agent by an Authorized Officer of the U.S. Borrower and (ii) the amount set forth below opposite such Fiscal Year:

                                                    Maximum Capital
              Fiscal Year                             Expenditures
              -----------                           ---------------
                 1998                                 $17,000,000

                 1999                                 $30,000,000

                 2000                                 $19,500,000

                 2001                                 $21,250,000

                 2002                                 $23,000,000

                 2003                                 $24,500,000

                 2004                                 $27,000,000

                 2005                                 $29,500,000

                 2006                                 $32,500,000

                 2007                                 $35,750,000

     PROVIDED, that

               (i) to the extent Capital Expenditures are made in any Fiscal Year in an amount less than the maximum amount permitted for such Fiscal Year as provided in this clause, the Capital Expenditures that the U.S. Borrower or any of its Subsidiaries may make in the next following Fiscal Year shall be increased by an amount (the "CARRY-FORWARD AMOUNT") equal to the amount of the permitted Capital Expenditures not so made in the immediately preceding Fiscal year (the "UNUSED AMOUNT") multiplied by 50%; PROVIDED that the Carry-Forward Amount created in the 1999 Fiscal Year and first applicable to the 2000 Fiscal Year shall not exceed $3,000,000;

               (ii) if all or a part of the Carry-Forward Amount is not used in full in the immediately succeeding Fiscal Year, up to 25% of the Unused Amount may be carried forward to the second immediately succeeding Fiscal Year, but no further carry forward of such Unused Amount to any other succeeding Fiscal Year shall be permitted; and

               (iii) no portion of any Carry-Forward Amount shall be used in any Fiscal Year until the entire amount of the Capital Expenditures permitted to be made in such Fiscal Year as provided in this CLAUSE
          (a) shall have been used;

     (b) Capitalized Lease Liabilities to the extent permitted as Indebtedness pursuant to CLAUSE (d) of SECTION 9.2.2.


                                      ARTICLE X

                                  EVENTS OF DEFAULT

     SECTION 10.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 10.1 shall constitute an "EVENT OF DEFAULT".

     SECTION 10.1.1. NON-PAYMENT OF OBLIGATIONS. Any Borrower shall default in the payment or prepayment when due of

          (a) any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to SECTION 4.1.2 or SECTION 4.1.4, as the case may be;

          (b) any principal of or interest on any Loan, except that, with respect to any Default in the payment of interest, such Default may continue unremedied for a period of two Business Days before an Event of Default shall exist hereunder as a result thereof; or

          (c) of any fee described in ARTICLE V or of any other Obligation and such default shall continue unremedied for a period of five days.

     SECTION 10.1.2. BREACH OF WARRANTY. Any representation or warranty of any Borrower, Parent, any Subsidiary Guarantor or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of a Borrower or any other Obligor to either Agent, any Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VII), is or shall be incorrect when made or deemed to have been made in any material respect.

     SECTION 10.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Any Borrower shall default in the due performance and observance of any of its obligations under SECTION 9.2 other than (x) CLAUSE (a) or (c) of SECTION 9.2.4 or (y) SECTION 9.2.5; or any Borrower shall default, and such default shall continue unremedied for a period of 30 days or more, in the due performance or observance of any of its obligations under CLAUSE (a) or (c) of SECTION 9.2.4 or
SECTION 9.2.5.

     SECTION 10.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to such Borrower by either Agent or any Lender.

     SECTION 10.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 10.1.1) of any Borrower or any Subsidiary having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (subject to any applicable grace period) if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to cause an offer to purchase or defease such Indebtedness to be required to be made, prior to its expressed maturity.

     SECTION 10.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $1,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or indemnification and as to which the insurer or the indemnifying party, as the case may be, has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Borrower or any Subsidiary and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof.

     SECTION 10.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by a Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any U.S. Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 10.1.8.  CHANGE IN CONTROL.  Any Change in Control shall occur.

     SECTION 10.1.9. BANKRUPTCY, INSOLVENCY, ETC. Any Borrower, any Subsidiary (which, either singly is or in the aggregate, would be a Significant Subsidiary) or Parent shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Borrower, each such Subsidiary and Parent hereby expressly authorizes each Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under this Agreement and the other Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any Borrower, any such Subsidiary or Parent, such case or proceeding shall be consented to or acquiesced in by such Borrower, such Subsidiary or Parent, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Borrower, each Subsidiary and Parent hereby expressly authorizes each Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 10.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION 10.1.11. SUBORDINATED NOTES. The subordination provisions relating to the Subordinated Indenture or any other Subordinated Debt Instrument (the "SUBORDINATION PROVISIONS") shall fail to be enforceable by the Lenders (to the extent they have not effectively waived in writing the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute Bank Debt (as defined in the Subordinated Indenture (or similar term in any other Subordinated Debt Instrument); or the U.S. Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the

Subordination Provisions, (ii) that any of such Subordination Provisions exist for the benefit of the Agents, each Issuer and the Lenders or (iii) that all payments of principal or interest with respect to any such Subordinated Debt Instrument made by the U.S. Borrower or its Subsidiaries, or realized from the liquidation of any property of the U.S. Borrower or its Subsidiaries, shall be subject to any of such Subordination Provisions.

     SECTION 10.1.12. REDEMPTION. Any event shall occur which, under the terms of or any Subordinated Debt Instrument, shall require the U.S. Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of any such Subordinated Debt prior to its final stated maturity date.

     SECTION 10.1.13. TERMINATION OF RECEIVABLES FACILITY. Any event or circumstance shall occur which permits or requires the Persons purchasing, or financing the purchase of, Accounts under the Permitted Receivables Transaction to stop so purchasing or financing such Accounts, other than by reason of the occurrence of the stated expiry date of the Permitted Receivables Transaction or the voluntary termination thereof by the U.S. Borrower; PROVIDED, that any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Accounts have been given or have expired, as the case may be.

     SECTION 10.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 10.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 10.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 10.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the U.S. Agent, upon the direction of the Required Lenders, shall by notice to Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate; PROVIDED that (i) if less than the total principal amount of all Loans and other Obligations are declared to be due and payable, the amount so declared due and payable shall be PRO RATA between the Facilities and (ii) the termination of a Commitment under a Facility will automatically result in the corresponding termination of the Commitment under the other Facility.


                                      ARTICLE XI

                                      THE AGENTS

     SECTION 11.1. ACTIONS. Each Lender hereby appoints Scotiabank as its U.S. Agent, as its Canadian Agent and/or (in each case) as its collateral agent, as the case may be, under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the applicable Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, PRO RATA according to such Lender's percentage of the Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, either Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by a Borrower; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. Neither Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agents shall be or become, in either Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 11.2. FUNDING RELIANCE, ETC. Unless the applicable Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (local time) on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, such Agent may assume that such Lender has made such amount available to such Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.
If and to the extent that such Lender shall not have made such amount available to such Agent, such Lender and such Borrower severally agree to repay such Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such Agent made such amount available to such Borrower to the date such amount is repaid to such Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of a Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

     SECTION 11.3. EXCULPATION. Neither Agent nor any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 11.4. SUCCESSOR. Either Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If either Agent at any time shall resign, the Required Lenders may, with the consent of the U.S. Borrower (such consent not to be unreasonably withheld and, if the U.S. Borrower withholds its consent, stating the reasons therefor in reasonable detail), appoint another Lender as a successor Agent which shall thereupon become the applicable Agent in place of the retiring Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, with the consent of the U.S. Borrower (such consent not to be unreasonably withheld and, if the U.S. Borrower withholds its consent, stating the reasons therefor in reasonable detail) and on behalf of the Secured Parties, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of (in the case of the U.S. Facility) the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and (in the case of the Canadian Facility) listed on Schedule I of the Bank Act (Canada) and (in each case) having (x) a combined capital and surplus of at least $250,000,000 and (y) (if such successor Agent is so rated) a credit rating of AA or better by Moody's or a comparable rating by S&P; PROVIDED, HOWEVER, that if, after expending all reasonable commercial efforts, such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in CLAUSE (y) above, such retiring Agent shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring

Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

          (a) this ARTICLE XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b) SECTION 12.3 and SECTION 12.4 shall continue to inure to its benefit.

     SECTION 11.5. LOANS BY THE AGENTS. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Secured Party and may exercise the same as if it were not an Agent. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Agent were not an Agent hereunder.

     SECTION 11.6. CREDIT DECISIONS. Each Secured Party acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Secured Party) and such other documents, information and investigations as such Secured Party has deemed appropriate, made its own credit decision to extend its Commitments. Each Secured Party also acknowledges that it will, independently of the Agents and each other Secured Party, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 11.7. COPIES, ETC. The Agents shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Agents by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Secured Parties by the Borrowers). The Agents will distribute to each Secured Party each document or instrument received for its account and copies of all other communications received by the Agents from the Borrowers for distribution to the Secured Parties by the Agents in accordance with the terms of this Agreement or any other Loan Document.


                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

     SECTION 12.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver shall:

          (a) extend any Commitment Termination Date or any interest payment date or the date fees are payable under either Facility without the consent of all adversely affected Lenders under that Facility or modify this
     SECTION 12.1 without the consent of all Lenders;

          (b) increase any Lender's Percentage of any Commitment Amount (in the case of other than an increase in a Lender's applicable Percentage resulting from a reallocation in accordance with SECTIONS 2.2.3 and 3.2.2), increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments or reduce any fees described in
     ARTICLE V payable to any Lender without the consent of such Lender;

          (c) extend the Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to SECTION 10.2 and
     SECTION 10.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

          (d) change the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

          (e) increase the Stated Amount of any Letter of Credit unless consented to by each Issuer;

          (f) release any of (i) the guarantees of any Guarantor or (ii) the collateral (including any Pledged Notes (except as provided in CLAUSE
     (e)(ii) of SECTION 9.2.2) or Pledged Shares, as such terms are defined in the Pledge Agreements) (except the sale or transfer of Accounts and other related assets in accordance with the Permitted Receivables Transaction), in either case without the consent of all Lenders as expressly provided herein or therein (it being understood that no consent of the Lenders is required for a release in connection with a Permitted Disposition);

          (g) change any of the terms of (i) CLAUSE (c) of SECTION 2.1.4 or
     SECTION 2.3.2 without the consent of the U.S. Swing Line Lender or (ii) CLAUSE (c) of SECTION 3.1.4 or SECTION 3.3.2 without the consent of the Canadian Swing Line Lender;

          (h) affect adversely the interests, rights or obligations of either Agent in its capacity as an Agent, or any Issuer, unless consented to by such Agent or such Issuer, as the case may be; or

          (i) modify CLAUSES (c), (d), (e), (f) or (g) of SECTION 5.1.1 (other than as to the Stated Maturity Date) without the consent of Lenders holding at least 66 2/3% of the Total Exposure Amount.

No failure or delay on the part of either Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 12.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto (in the case of the Borrowers) and set forth in SCHEDULE II (in the case of the Agents and the Lenders) or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties given in accordance herewith. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

     SECTION 12.3. PAYMENT OF COSTS AND EXPENSES. Each Borrower agrees to pay on demand all reasonable expenses of the Agents (including the reasonable fees and out-of-pocket expenses of New York and Canadian counsel to either Agent and of local counsel, if any, who may be retained by counsel to either Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of any Loan Document and/or any UCC financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Each Borrower further agrees to pay, and to save each Agent, each Issuer and the Lenders harmless from all liability for, any stamp, registration, documentation, issuance or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. Each Borrower also agrees to reimburse each Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to either Agent, any Issuer and the Lenders, and, based upon the written advice of legal counsel, a copy of which shall be provided to the Borrowers, that in such counsel's judgment having a common counsel for either Agent, any Issuer and the Lenders would present such counsel with a conflict of interest, of one other counsel selected by the Required Lenders (other than the Agents)) incurred by either Agent, any Issuer or such Lenders in connection with (x) the negotiation of any restructuring or "work-out" with any Borrower, whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

     SECTION 12.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender, Issuer and Agent and the extension of the Commitments, each Borrower hereby indemnifies, exonerates and holds each Agent, each Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE VII not to fund any Credit Extension), provided that any such action is resolved in favor of such Indemnified Party;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any Subsidiary of all or any portion of the stock or assets of any Person, whether or not either Agent, any Issuer or any Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any Subsidiary of any Hazardous Material;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary; or

          (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of any Borrower or any Subsidiary by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Borrower or such Subsidiary);

except for any such Indemnified Liabilities resulting from the gross negligence or wilful misconduct of any such Indemnified Party, or arising out of or in connection with any claims made or proceedings commenced against any such Indemnified Party by any securityholder or creditor of such Indemnified Party arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Each Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, either Agent, any Issuer or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Secured Party is strictly liable under any Environmental Laws, each Borrower's obligation to such Secured Party under this indemnity shall likewise be without regard to fault on the part of such Borrower with respect to the violation or condition which results in liability of such Secured Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 12.5. SURVIVAL. The obligations of each Borrower under SECTIONS 6.3, 6.4, 6.5, 6.6, 12.3 and 12.4, and the obligations of the Lenders under
SECTION 11.1, shall in each case survive any assignment from one Lender to another (in the case of SECTIONS 12.3 and 12.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 12.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 12.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, each Agent and each Lender (or notice thereof satisfactory to each Agent) shall have been received by each Agent and notice thereof shall have been given by each Agent to each Borrower and each Lender.

     SECTION 12.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT OTHER THAN THOSE THAT EXPRESSLY STATE OTHERWISE (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT
FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST UNDER A LOAN DOCUMENT, OR REMEDIES UNDER A LOAN DOCUMENT, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 12.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

          (a) no Borrower may assign or transfer its rights or delegate its obligations hereunder, except as permitted under CLAUSE (a) of SECTION
     9.2.10 with respect to the Canadian Borrower, without the prior written consent of the Agents and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 12.11.

     SECTION 12.11. SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this SECTION 12.11.

     SECTION 12.11.1. ASSIGNMENTS. Upon prior notice to the applicable Borrower and the applicable Agent, any Lender,

          (a) with the consent of such Agent and, so long as no Event of Default has occurred and is continuing, such Borrower (which consents shall not be unreasonably delayed or withheld; PROVIDED, HOWEVER that in the event of
     (i) a proposed assignment to an Assignee Lender (as defined below), the obligations of whom do not satisfy the credit ratings set forth in CLAUSE
     (b) of SECTION 6.11 or (ii) a proposed assignment to an Assignee Lender of all or any fraction of any of such Lender's total Loans, Letter of Credit Outstandings and Commitments in an aggregate amount less than $5,000,000, such Agent and such Borrower may withhold such consent in their sole discretion) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

          (b) with notice to such Borrower and such Agent, but without the consent of such Borrower or such Agent (or any other Person), may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereafter referred to as an "ASSIGNEE LENDER"), all or any fraction of any of such Lender's total Loans, Letter of Credit Outstandings and Commitments; PROVIDED, HOWEVER, that

               (i) with respect to assignments of Revolving Loans, the assigning Lender must assign a PRO RATA portion of each of its Revolving Loan Commitment, Revolving Loans and interest in Letters of Credit Outstanding;

               (ii) each Assignee Lender will comply, if applicable, with the provisions contained in SECTIONS 6.10 and 6.11;

               (iii) with respect to the U.S. Facility, each Assignee Lender that is a U.S. Lender that is a U.S. Person shall comply with the provisions of CLAUSE (b)(i) of SECTION 6.6, and each Assignee Lender that is a U.S. Lender that is not a U.S. Person shall comply with the provisions of CLAUSE (b)(ii) of SECTION 6.6 (and, in any case, with all of the other provisions of CLAUSE (b) of SECTION 6.6);

               (iv) with respect to the Canadian Facility, each Assignee Lender shall represent that, under applicable law and treaties in effect as of the date of the assignment, no federal taxes will be required to be withheld by the Canadian

          Agent or the Canadian Borrower with respect to any payments to be made to such Assignee Lender in respect of this Agreement; and

               (v) such assignment and obligation shall be made in compliance with all applicable laws and shall require the prior consent of the applicable Borrower if it would require any Borrower to make any filing with any Governmental Authority or to qualify any Loan, Letter of Credit or Note under the laws of any jurisdiction.

The applicable Borrower and each other Obligor and each Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) notice of such assignment and delegation, together with
     (i) payment instructions, (ii) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to CLAUSE (b) of SECTION 6.6, in each case if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the applicable Borrower and the applicable Agent by such Lender and such Assignee Lender;

          (d) such Assignee Lender shall have executed and delivered to the applicable Borrower and the applicable Agent a Lender Assignment Agreement (which shall include, INTER ALIA, the Assignee Lender's representations contemplated by CLAUSE (b) of SECTION 6.6, if applicable), accepted by such Agent;

          (e) the processing fees described below shall have been paid; and

          (f) the applicable Agent shall have registered such assignment and delegation in the applicable Register pursuant to SECTION 2.6(b) or SECTION 3.7(b).

From and after the date that the applicable Agent accepts such Lender Assignment Agreement, and such assignment and delegation is registered in the applicable Register pursuant to SECTIONS 2.6(b) or 3.7(b), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the applicable Agent has received and accepted an executed Lender Assignment Agreement, but subject to CLAUSE (d) above, the applicable Borrower shall execute and deliver to such Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the applicable Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the U.S. Agent or Cdn $4,500 to the Canadian Agent, as applicable, upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this SECTION 12.11.1 shall be null and void. Notwithstanding any other term of this SECTION 12.11.1, the agreement of each Swing Line Lender to provide its Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of such Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that such Swing Line Lender may terminate its Swing Line Loan Commitment, either in whole or in part, in connection with the making of any assignment; PROVIDED, HOWEVER, that if Scotiabank's U.S. Revolving Loan Commitment is greater than or equal to $10,000,000, Scotiabank agrees, unless another U.S. RL Lender has agreed to become the U.S. Swing Line Lender, to continue to be the U.S. Swing Line Lender. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the applicable Borrower or the applicable Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     SECTION 12.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

          (a) no participation contemplated in this SECTION 12.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) the applicable Borrower and each other Obligor and each Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b), (f) or, to the extent requiring the consent of each Lender, CLAUSE (c) of SECTION 12.1;

          (e) no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold; and

          (f) with respect to the Canadian Facility, under applicable law and treaties in effect on the date of such sale, no Canadian federal taxes shall be required to be withheld by the Canadian Agent or the Canadian Borrower with respect to any payments to be made to such Participant in respect of this Agreement.

Each Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 9.1.1 (it being understood that it shall be the obligation of each Lender (and not the Borrowers) to deliver to their Participants the information and reports described in SECTION 9.1.1 to Participants), 12.3 and 12.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to SECTION 6.3, 6.5 or
6.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the applicable Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this SECTION 12.11.2 shall indemnify and hold harmless the applicable Borrower and the applicable Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by such Borrower or such Agent as a result of the failure of such Borrower or such Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or such Agent, as the case may be, which Taxes, with respect to the U.S. Facility, would not have been incurred or payable if such Participant had been a U.S. Lender that was not a U.S. Person and that was entitled to deliver to the U.S. Borrower, the U.S. Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes, and, with respect to the Canadian Facility, would not have been incurred or payable if such Participant had been a Canadian Person.

     SECTION 12.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude either Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of their Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 12.13. EXECUTION ON BEHALF OF CORPORATION. Any signature by any Authorized Officer on this Agreement, any Loan Document and any other instrument and certificate executed or to be executed pursuant to or in connection with this Agreement or such other Loan Documents is provided only in such Authorized Officer's capacity as a corporate officer, and not in any way in such Authorized Officer's personal capacity.

     SECTION 12.14. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT EITHER AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO SUCH BORROWER'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 12.14. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT
1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH BORROWER'S BEHALF AND ON BEHALF OF SUCH BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND SUCH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 12.2. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH

LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 12.15. WAIVER OF JURY TRIAL. THE AGENTS, THE LENDERS, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUERS OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 12.16. ACKNOWLEDGMENTS AND REPRESENTATIONS BY LENDERS. Each Lender represents to the Agents and each of the Obligors that, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Borrowers and the Obligors, it has made its own decision to make its Loans and, in the case of an Issuer, such Issuers represents that it has made its own decision to issue Letters of Credit, issue its Letters of Credit hereunder and enter into this Agreement and it will make its own decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes, invests in or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.

     SECTION 12.17. CONFIDENTIALITY. Each of the Lenders and the Agents agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives to (a) use any Confidential Information only in connection with participating as a Lender or Agent hereunder and not for any other purpose and (b) keep confidential any Confidential Information, and in connection therewith comply with its customary procedures for handling confidential information of this nature; PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) as requested or required by any governmental agency or representative thereof, (iii) to counsel and (if they have signed a Confidentiality Agreement) other professional advisors for any of the Lenders or the Agents, (iv) to any Lender's or any Agent's examiners, auditors or accountants, or to the National Association of Insurance Commissioners, (v) to the Agents or any other Lender, (vi) by the Agents or any Lender to an Affiliate thereof, (vii) in connection with any litigation relating to enforcement of the Loan Documents or (viii) to any Assignee Lender or Participant (or prospective Assignee Lender or Participant) or to direct contractual counterparties in Rate Protection Agreements entered into in connection with a portion or all of a Lender's rights to receive payments hereunder (or such contractual counterparties' professional advisors), so long as (in each case) such Person first executes and delivers to the respective Lender a Confidentiality Agreement, in substantially the form of Exhibit M to the Existing Credit Agreement, for the benefit of and enforceable by the Borrowers, which Confidentiality Agreement shall be delivered to the U.S. Borrower promptly after the execution thereof; PROVIDED that in the case of the preceding CLAUSE (i), such Lender or Agent shall, to the extent legally permissible, use reasonable efforts to notify the Borrowers of the proposed disclosure as soon as is reasonably practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                        LEINER HEALTH PRODUCTS INC.


                                        By: /s/ William B. Towne
                                           -----------------------------------
                                           Name:  William B. Towne
                                           Title:  Executive Vice
                                                   President-Finance

                                        Address:  901 East 233rd Street
                                                  Carson, California  90745
                                        Facsimile No.:  (310) 952-7768
                                        Attention:  William B. Towne

                                        with a copy to:

                                        North Castle Partners I, L .L.C.
                                        11 Meadowcroft Lane
                                        Greenwich, Connecticut 06830
                                        Facsimile No.:  (203) 869-4311
                                        Attention: Charles Baird, Jr.

                                        VITA HEALTH PRODUCTS INC.


                                        By: /s/ William B. Towne
                                           -----------------------------------
                                           Name:  William B. Towne
                                           Title:  Treasurer

                                        Address:  150 Beghin Avenue
                                                  Winnipeg, Manitoba
                                        Facsimile No.:  (204) 633-8386
                                        Attention:  Rachel Cahill

                                        with a copy to the U.S. Borrower and:

                                        North Castle Partners I, L .L.C.
                                        11 Meadowcroft Lane
                                        Greenwich, Connecticut 06830
                                        Facsimile No.:  (203) 869-4311
                                        Attention: Charles Baird, Jr.

                                        THE BANK OF NOVA SCOTIA,
                                          as the U.S. Agent


                                        By: /s/ Terry Fryett
                                           -----------------------------------
                                           Title:  Unit Head



                                        THE BANK OF NOVA SCOTIA,
                                          as the Canadian Agent


                                        By: /s/ Terry Fryett
                                           -----------------------------------
                                           Title:  Unit Head

U.S. LENDERS:


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Terry Fryett
                                           -----------------------------------
                                           Title:  Unit Head

                                         SALOMON BROTHERS HOLDING
                                          COMPANY INC


                                        By: /s/ Chad Leat
                                           -----------------------------------
                                           Title: Managing Director

                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By: /s/ Harold Siegel
                                           -----------------------------------
                                           Title: Vice President

                                        FLEET NATIONAL BANK

                                        By: /s/ Adam Tweedy
                                           -----------------------------------
                                           Title: Assistant Vice President

                                        LASALLE NATIONAL BANK

                                        By: /s/ Susan Kaminski
                                           -----------------------------------
                                           Title: Vice President

                                        COMERICA BANK

                                        By: /s/ Emmanuel Skevofilax
                                           -----------------------------------
                                           Title: Assistant Vice President

                                        SOCIETE GENERALE


                                        By: /s/ J. Staley Stewart
                                           -----------------------------------
                                           Title: Vice President

                                        CREDITANSTALT CORPORATE FINANCE
                                          INC.


                                        By: /s/ Lisa Bruno
                                           -----------------------------------
                                           Title: Assistant Vice President

                                        By: /s/ Jacalyn Yang
                                           -----------------------------------
                                           Title: Vice President

                                        IMPERIAL BANK, a California Banking
                                          Corporation


                                        By: /s/ Ray Vadalma
                                           -----------------------------------
                                           Title: Senior Vice President

                                        DEEPROCK & COMPANY
                                        By: Eaton Vance Management
                                          as Investment Advisor


                                        By: /s/ Payson F. Swaffield
                                           -----------------------------------
                                           Title: Vice President

                                        FLOATING RATE PORTFOLIO
                                        By: Chancellor LGT Senior Secured
                                        Management Inc., as attorney in fact


                                        By: /s/ Anne McCarthy
                                           -----------------------------------
                                           Title: Authorized Signatory

                                        MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By: /s/ John Joyce
                                           -----------------------------------
                                           Title: Managing Director

                                        ALLSTATE INSURANCE COMPANY


                                        By: /s/ Patricia W. Wilson
                                           -----------------------------------

                                        By: /s/ Daniel Leinbach
                                           -----------------------------------

                                             Its Authorized Signatories

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By: /s/ J. Scott Jessup
                                           -----------------------------------
                                           Title: Vice President

                                        KZH-CNC CORPORATION


                                        By: /s/ Virginia Conway
                                           -----------------------------------
                                           Title: Authorized Agent

                                        KZH HOLDING CORPORATION III


                                        By: /s/ Virginia Conway
                                           -----------------------------------
                                           Title: Authorized Agent

                                        KZH-CRESCENT CORPORATION


                                        By: /s/ Virginia Conway
                                           -----------------------------------
                                           Title: Authorized Agent

                                        KZH-ING-2 CORPORATION


                                        By: /s/ Virginia Conway
                                           -----------------------------------
                                           Title: Authorized Agent

                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                        By: /s/ Paul Peterson
                                           -----------------------------------
                                           Title: Vice President

                                        CERES FINANCE LTD.


                                        By: /s/ John H. Cullinane
                                           -----------------------------------
                                           Title: Director

                                        CONTINENTAL ASSURANCE COMPANY
                                        SEPARATE ACCOUNT (E)
                                        By: TCW Asset Management Company, as
                              attorney in fact
By: /s/ Mark L. Gold
   -----------------------------------
   Title: Managing Director

                                        By: /s/ Jonathan R. Insull
                                           -----------------------------------
                                            Title: Vice President

CANADIAN LENDERS:


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Terry Fryett
                                           -----------------------------------
                                           Title:  Unit Head

                                        SOCIETE GENERALE (CANADA)


                                        By: /s/ Cary Hughes
                                           -----------------------------------
                                           Title: Director

                                                                      SCHEDULE I


                    DISCLOSURE SCHEDULE TO CREDIT AGREEMENT


ITEM 8.7            Litigation.


ITEM 8.8            Existing Subsidiaries.


ITEM 8.9            Plant Sites and Property Matters.


ITEM 8.10           Mortgaged Properties.


ITEM 8.11           Employee Benefit Plans.


ITEM 8.12           Environmental Matters.


ITEM 8.13           Intellectual Property.


ITEM 9.2.2(b)(i)    Indebtedness to be Paid.


          CREDITOR       OUTSTANDING PRINCIPAL AMOUNT
          --------       ----------------------------


ITEM 9.2.2(b)(ii)   Ongoing Indebtedness.

          CREDITOR       OUTSTANDING PRINCIPAL AMOUNT
          --------       ----------------------------


ITEM 9.2.3(d)       Ongoing Liens.


ITEM 9.2.5(a)       Ongoing Investments.

                                                                     EXHIBIT A-1

                                 U.S. REVOLVING NOTE


$________________                                                   May __, 1998


     FOR VALUE RECEIVED, the undersigned, LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), promises to pay to __________________ (the "U.S. LENDER") on the Stated Maturity Date for all U.S. Revolving Loans, the principal sum of ______________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of all U.S. Revolving Loans made by the U.S. Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the U.S. Borrower, Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions (including the U.S. Lender) as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, which principal amount, together with certain other information, shall be noted by the U.S. Lender on the schedule attached hereto (and any continuation thereof). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the U.S. Agent pursuant to the Credit Agreement.

     This U.S. Revolving Note is one of the U.S. Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this U.S. Revolving Note and for a statement of the terms and conditions on which the U.S. Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this U.S. Revolving Note and on which such Indebtedness may be declared to be immediately due and payable.

     The U.S. Borrower hereby irrevocably authorizes the U.S. Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the U.S. Revolving Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the U.S. Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS U.S. REVOLVING NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                     U.S. REVOLVING LOANS AND PRINCIPAL PAYMENTS


-----------------------------------------------------------------------------------------------------------------------------------
            Amount of U.S. Revolving                            Amount of Principal     Unpaid Principal
                    Loan Made                                          Repaid                Balance
            -------------------------         Interest        ----------------------------------------------
   Date      Alternate        LIBO            Period              Alternate     LIBO   Alternate     LIBO               Notation
             Base Rate        Rate         (If Applicable)        Base Rate     Rate   Base Rate     Rate     Total      Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2

                               CANADIAN REVOLVING NOTE


Cdn $________________                                               May __, 1998


     FOR VALUE RECEIVED, the undersigned, VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER"), promises to pay to _________________ and its registered assigns (the "CANADIAN LENDER") on the Stated Maturity Date for all Canadian Revolving Loans, the principal sum of ______________ CANADIAN DOLLARS (Cdn $__________) or, if less, the aggregate unpaid principal amount of all Canadian Revolving Loans made by the Canadian Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Canadian Borrower, Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER", and together with the Canadian Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions (including the Canadian Lender) as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, which principal amount, together with certain other information, shall be noted by the Canadian Lender on the schedule attached hereto (and any continuation thereof). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement. The liability of the Canadian Borrower under this Canadian Revolving Note shall not be duplicative of Canadian Revolving Loans evidenced by Canadian BAs or Acceptance Notes issued by the Canadian Borrower under the Credit Agreement.

     The Canadian Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of Canada in same day or immediately available funds to the account designated by the Canadian Agent pursuant to the Credit Agreement.

     This Canadian Revolving Note is one of the Canadian Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Revolving Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Canadian Revolving Note and on which such Indebtedness may be declared to be immediately due and payable.

     The Canadian Borrower hereby irrevocably authorizes the Canadian Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Canadian Revolving Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the Canadian Lender to make any such notations shall not limit or otherwise affect any Obligations of the Canadian Borrower.

     Any assignment or transfer of this Canadian Revolving Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS CANADIAN REVOLVING NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             VITA HEALTH PRODUCTS INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                   CANADIAN REVOLVING LOANS AND PRINCIPAL PAYMENTS




-----------------------------------------------------------------------------------------------------------------------------------
               Amount of Canadian Revolving                   Amount of Principal          Unpaid Principal
                       Loan Made                                     Repaid                     Balance
            ---------------------------------                 --------------------------------------------------
                                                 Interest                         Cdn
                                  Cdn BA          Period                           BA                    Cdn BA            Notation
   Date      Cdn Prime Rate        Rate        (If Applicable)   Cdn Prime Rate    Rate  Cdn Prime Rate   Rate     Total    Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT A-3
                                     TERM B NOTE


$_______________                                                    May __, 1998


     FOR VALUE RECEIVED, the undersigned, LEINER HEALTH PRODUCTS INC., a
Delaware   corporation (the "U.S. BORROWER"), promises to pay to
________________________ and its registered assigns (the "U.S. LENDER") on the Stated Maturity Date for all Term B Loans, the principal sum of __________________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of the Term B Loan shown on the schedule attached hereto (and any continuation thereof) made by the U.S. Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the U.S. Borrower, Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions (including the U.S. Lender) as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), acting through its New York Agency, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the U.S. Agent pursuant to the Credit Agreement.

     This Term B Note is one of the Term B Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term B Note and for a statement of the terms and conditions on which the U.S. Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term B Note and on which such Indebtedness may be declared to be immediately due and payable.

     The U.S. Borrower hereby irrevocably authorizes the U.S. Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Term B Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the U.S. Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower.

     Any assignment or transfer of this Term B Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.


     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS TERM B NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                          TERM B LOAN AND PRINCIPAL PAYMENTS



-----------------------------------------------------------------------------------------------------------------------------------
              Amount of Term B Loan                             Amount of Principal      Unpaid Principal
                      Made                                             Repaid                Balance
           ------------------------------     Interest       --------------------------------------------------
              Alternate        LIBO            Period           Alternate        LIBO   Alternate        LIBO               Notation
   Date       Base Rate        Rate        (If Applicable)      Base Rate        Rate   Base Rate        Rate       Total   Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



                                                                     EXHIBIT A-4

                                     TERM C NOTE

$___________                                                        May __, 1998


     FOR VALUE RECEIVED, the undersigned, LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), promises to pay to ________________________ and its registered assigns (the "U.S. LENDER") on the Stated Maturity Date for all Term C Loans, the principal sum of __________________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of the Term C Loan shown on the schedule attached hereto (and any continuation thereof) made by the U.S. Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the U.S. Borrower, Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions (including the U.S. Lender) as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), acting through its New York Agency, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the U.S. Agent pursuant to the Credit Agreement.

     This Term C Note is one of the Term C Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term C Note and for a statement of the terms and conditions on which the U.S. Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term C Note and on which such Indebtedness may be declared to be immediately due and payable.

     The U.S. Borrower hereby irrevocably authorizes the U.S. Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Term C Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the U.S. Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower.

     Any assignment or transfer of this Term C Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS TERM C NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                          TERM C LOAN AND PRINCIPAL PAYMENTS




-----------------------------------------------------------------------------------------------------------------------------------
              Amount of Term C Loan                             Amount of Principal      Unpaid Principal
                      Made                                             Repaid                Balance
            ----------------------------      Interest        -----------------------------------------------
              Alternate        LIBO            Period           Alternate        LIBO    Alternate      LIBO                Notation
   Date       Base Rate        Rate       (If Applicable)       Base Rate        Rate    Base Rate      Rate      Total     Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-5


                                 U.S. SWING LINE NOTE

$_____________                                                      May __, 1998


     FOR VALUE RECEIVED, the undersigned, LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), promises to pay to the order of THE BANK OF NOVA SCOTIA and its registered assigns (the "U.S. SWING LINE LENDER") on the Stated Maturity Date for all U.S. Revolving Loans, the principal sum of _____________ DOLLARS ($_____________) or, if less, the aggregate unpaid principal amount of all U.S. Swing Line Loans made by the U.S. Swing Line Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "CREDIT AGREEMENT"), among the U.S. Borrower, Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, which principal amount, together with certain other information, shall be noted by the U.S. Swing Line Lender on the schedule attached hereto (and any continuation thereof). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the U.S. Agent pursuant to the Credit Agreement.

     This U.S. Swing Line Note is the U.S. Swing Line Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this U.S. Swing Line Note and for a statement of the terms and conditions on which the U.S. Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this U.S. Swing Line Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower hereby irrevocably authorizes the U.S. Swing Line Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the U.S. Swing Line Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the U.S. Swing Line Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower.

     Any assignment or transfer of this U.S. Swing Line Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS U.S. SWING LINE NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               ------------------------------
                                               Name:
                                               Title:

                       SWING LINE LOANS AND PRINCIPAL PAYMENTS




---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                    Amount of             Interest           Amount of            Unpaid
                    Swing Line           Period (If          Principal           Principal                       Notation
    Date            Loan Made           Applicable)           Repaid              Balance         Total          Made By
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT A-6


                               CANADIAN SWING LINE NOTE

$_____________                                                      May __, 1998


     FOR VALUE RECEIVED, the undersigned, VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER"), promises to pay to the order of THE BANK OF NOVA SCOTIA and its registered assigns (the "CANADIAN SWING LINE LENDER") on the Stated Maturity Date for all Canadian Revolving Loans, the principal sum of __________ CANADIAN DOLLARS (Cdn $_________) or, if less, the aggregate unpaid principal amount of all Canadian Swing Line Loans made by the Canadian Swing Line Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "CREDIT AGREEMENT"), among among the Canadian Borrower, Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER", and together with the Canadian Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions (including the Canadian Lender) as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, which principal amount, together with certain other information, shall be noted by the Canadian Lender on the schedule attached hereto (and any continuation thereof). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement. The liability of the Canadian Borrower under this Canadian Revolving Note shall not be duplicative of Canadian Revolving Loans evidenced by Canadian BAs or Acceptance Notes issued by the Canadian Borrower under the Credit Agreement.

     The Canadian Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of Canada in same day or immediately available funds to the account designated by the Canadian Agent pursuant to the Credit Agreement.

     This Canadian Swing Line Note is the Canadian Swing Line Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Swing Line Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Canadian Swing Line Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The Canadian Borrower hereby irrevocably authorizes the Canadian Swing Line Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Canadian Swing Line Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the Canadian Swing Line Lender to make any such notations shall not limit or otherwise affect any Obligations of the Canadian Borrower.

     Any assignment or transfer of this Canadian Swing Line Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS CANADIAN SWING LINE NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                             VITA HEALTH PRODUCTS INC.


                                             By
                                               -------------------------------
                                               Name:
                                               Title:

                   CANADIAN SWING LINE LOANS AND PRINCIPAL PAYMENTS


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                    Amount of             Interest           Amount of            Unpaid
                    Swing Line           Period (If          Principal           Principal                             Notation
   Date             Loan Made           Applicable)           Repaid              Balance              Total           Made By
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-7


                                   ACCEPTANCE NOTE


     FOR VALUE RECEIVED, the undersigned, VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER"), hereby unconditionally promises to pay to the order of _________________ and its registered assigns (the "CANADIAN LENDER") the principal sum of ______________ CANADIAN DOLLARS (Cdn $__________). The undiscounted principal amount hereof shall be repaid on ________ __, ____. The Canadian Borrower further agrees that interest shall be paid herein by the Canadian Lender discounting the face amount of this Note in the manner described in Section 3.6 of the Credit Agreement described below.

     This Note is one of the Acceptance Notes referred to in, and evidences Indebtedness incurred under, that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Canadian Borrower, Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER", and together with the Canadian Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions (including the Canadian Lender) as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of Canada in same day or immediately available funds to the account designated by the Canadian Agent pursuant to the Credit Agreement.

     Any assignment or transfer of this Acceptance Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                                             VITA HEALTH PRODUCTS INC.


                                             By
                                               -------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT A-8

                                  CANADIAN TERM NOTE


Cdn $________________                                               May __, 1998


     FOR VALUE RECEIVED, the undersigned, VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER"), promises to pay to _________________ and its registered assigns (the "CANADIAN LENDER") on the Stated Maturity Date for all Canadian Term Loans, the principal sum of ______________ CANADIAN DOLLARS (Cdn $__________) or, if less, the aggregate unpaid principal amount of all Canadian Term Loans made by the Canadian Lender pursuant to that certain Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Canadian Borrower, Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER", and together with the Canadian Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions (including the Canadian Lender) as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, which principal amount, together with certain other information, shall be noted by the Canadian Lender on the schedule attached hereto (and any continuation thereof). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement. The liability of the Canadian Borrower under this Canadian Term Note shall not be duplicative of Canadian Term Loans evidenced by Canadian BAs or Acceptance Notes issued by the Canadian Borrower under the Credit Agreement.

     The Canadian Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of Canada in same day or immediately available funds to the account designated by the Canadian Agent pursuant to the Credit Agreement.

     This Canadian Term Note is one of the Canadian Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Term Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Canadian Term Note and on which such Indebtedness may be declared to be immediately due and payable.


     The Canadian Borrower hereby irrevocably authorizes the Canadian Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Canadian Term Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the Canadian Lender to make any such notations shall not limit or otherwise affect any Obligations of the Canadian Borrower.

     Any assignment or transfer of this Canadian Term Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS CANADIAN TERM NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                        VITA HEALTH PRODUCTS INC.


                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                      CANADIAN TERM LOANS AND PRINCIPAL PAYMENTS



-----------------------------------------------------------------------------------------------------------------------------------
               Amount of Canadian                               Amount of Principal      Unpaid Principal
                 Term Loan Made                                        Repaid                Balance
            ----------------------------      Interest        ---------------------------------------------
                               Cdn BA          Period                          Cdn BA                    Cdn BA            Notation
   Date      Cdn Prime Rate     Rate       (If Applicable)    Cdn Prime Rate    Rate     Cdn Prime Rate   Rate     Total   Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT B-1


                                U.S. BORROWING REQUEST


The Bank of Nova Scotia,
  as U.S. Agent
One Liberty Plaza
New York, New York  10006

Attention: _______________


                             LEINER HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower hereby requests that a [U.S. Revolving Loan] [Term B Loan] [Term C Loan] [U.S. Swing Line Loan] be made in the aggregate principal amount of $__________ on ________ __, ____ as a *[LIBO Rate Loan having an Interest Period of [one] [two] [three] [six] month(s)] [Base Rate Loan].


-----------------------
* Insert appropriate interest rate option and, if applicable, the number of months with respect to LIBO Rate Loans. Note that Swing Line Loans must be made as Base Rate Loans.

     The U.S. Borrower hereby acknowledges that, pursuant to Section 7.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the U.S. Borrower of the proceeds of the U.S. Loans requested hereby constitute a representation and warranty by the U.S. Borrower that, on the date of such Loans, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in
Section 7.2.1 of the Credit Agreement are true and correct in all material respects.

     The U.S. Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the U.S. Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the U.S. Agent shall receive written notice to the contrary from the U.S. Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

  Amount to be                                          Name, Account No.,
  Transferred            Person to be Paid                Address, etc
  -----------      -------------------------------       ---------------

$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------
$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------

$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------

Balance of such
proceeds                    The U.S. Borrower


     IN WITNESS WHEREOF, the U.S. Borrower has caused this Borrowing Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________, ____.


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT B-2




                              CANADIAN BORROWING REQUEST


The Bank of Nova Scotia,
  as Canadian Agent
44 King Street West
14th Floor
Toronto, Ontario
Canada, M5H 1H1

Attention: _______________


                              VITA HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 3.3 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Canadian Borrower hereby requests that a [Canadian Term Loan] [Canadian Revolving Loan] [Canadian Swing Loan] be made in the aggregate principal amount of Cdn $__________ on ________ __, ____ as a *[Canadian BA having an Interest Period of [30] [60] [90] [180] days] [Canadian Prime Rate Loan].

--------------------

* Insert appropriate interest rate option and, if applicable, the number of days with respect to Canadian Bas.

     The Canadian Borrower hereby acknowledges that, pursuant to Section 7.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Canadian Borrower of the proceeds of the Canadian Loans requested hereby constitute a representation and warranty by the Canadian Borrower that, on the date of such Loans, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in Section 7.2.1 of the Credit Agreement are true and correct in all material respects.

     The Canadian Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Canadian Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Canadian Agent shall receive written notice to the contrary from the Canadian Borrower, each matter certified to herein shall be deemed to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

  Amount to be                                          Name, Account No.,
  Transferred              Person to be Paid              Address, etc
  -----------       ------------------------------       ---------------

$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------
$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------

$
 ----------------                                   --------------------------
                                                    --------------------------
                                                    Attention:
                                                              ----------------

Balance of such
proceeds                 The Canadian Borrower


     IN WITNESS WHEREOF, the Canadian Borrower has caused this Borrowing Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____day of ________, ____.

                                             VITA HEALTH PRODUCTS INC.


                                             By
                                               --------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT B-3


                                U.S. ISSUANCE REQUEST


The Bank of Nova Scotia,
  as U.S. Agent
One Liberty Plaza
New York, New York  10006

Attention: _______________


                             LEINER HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Issuance Request is delivered to you pursuant to Section 4.1 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower hereby requests that the Issuer *[issue a [standby] [documentary] Letter of Credit on ________ __, ____ (the "DATE OF ISSUANCE") in the initial Stated Amount of $____________ with a Stated Expiry Date (as defined therein) of ________ __, ____] **[extend the Stated Expiry Date (as defined under Letter of Credit No.__, issued on ________ __, ____ in


--------------------------

*    Insert and complete as appropriate.

**   Applicable only to standby Letters of Credit.

the initial Stated Amount of $____________) to a revised Stated Expiry Date (as defined therein) of ________ __, ____].



     *[The beneficiary of the requested Letter of Credit will be ______________________.]


     The U.S. Borrower hereby acknowledges that, pursuant to Section 7.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the **[issuance] [extension] of the Letter of Credit requested hereby, all statements set forth in Section 7.2.1 of the Credit Agreement are true and correct in all material respects.

     The U.S. Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the U.S. Agent. Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the U.S. Agent and the Issuer shall receive written notice to the contrary from the U.S. Borrower, each matter certified to herein shall be deemed to be certified as true and correct in all material respects at the date of such [issuance] [extension].


     IN WITNESS WHEREOF, the U.S. Borrower has caused this Issuance Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________, ____.


                                             LEINER HEALTH PRODUCTS INC.


                                             By
                                               --------------------------------
                                               Name:
                                               Title:







---------------------------

*    Delete if Issuance Request is for an extension.

**   Insert as appropriate.

                                                                     EXHIBIT B-4


                              CANADIAN ISSUANCE REQUEST


The Bank of Nova Scotia,
 as Canadian Agent
44 King Street West
14th Floor
Toronto, Ontario
Canada, M5H 1H1

Attention: _______________

                              VITA HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Issuance Request is delivered to you pursuant to Section 4.1 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Canadian Borrower hereby requests that the Issuer *[issue a [standby] [documentary] Letter of Credit on ________ __, ____ (the "DATE OF ISSUANCE") in the initial Stated Amount of Cdn $____________ with a Stated Expiry Date (as defined therein) of ________ __, ____]


-----------------------
*    Insert and complete as appropriate.

*[extend the Stated Expiry Date (as defined under Letter of Credit No.__, issued on ________ __, ____, in the initial Stated Amount of Cdn $____________) to a revised Stated Expiry Date (as defined therein) of ________ __, ____].



     **[The beneficiary of the requested Letter of Credit will be _____________________.]

     The Canadian Borrower hereby acknowledges that, pursuant to Section 7.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance] [extension] of the Letter of Credit requested hereby, all statements set forth in Section 7.2.1 of the Credit Agreement are true and correct in all material respects.

     The Canadian Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Canadian Agent. Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Canadian Agent and the Issuer shall receive written notice to the contrary from the Canadian Borrower, each matter certified to herein shall be deemed to be certified as true and correct in all material respects at the date of such [issuance] [extension].


     IN WITNESS WHEREOF, the Canadian Borrower has caused this Issuance Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________, ____.


                                        VITA HEALTH PRODUCTS INC.


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:







----------------------

*    Applicable only to standby Letters of Credit.

**   Delete if Issuance Request is for an extension.

                                                                     EXHIBIT C-1


                         U.S. CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia,
 as U.S. Agent
One Liberty Plaza
New York, New York  10006

Attention: _______________


                             LEINER HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This U.S. Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower hereby requests that on ________ __, ____,

          [(1) *$____________ of the presently outstanding principal amount of the [U.S. Revolving Loans] [Term B Loans] [Term C Loans] originally made on ________ __, ____,]



-------------------------

*    Subject to minimum amounts and multiples contemplated in Section 2.4.

          [(2) and all Loans presently being maintained as [Base Rate Loans] [LIBO Rate Loans],]


          (3)  be [converted into] [continued as],

          (4) [LIBO Rate Loans having an Interest Period of [one] [two] [three] [six] month(s)] [Base Rate Loans].

     *[The U.S. Borrower hereby:

          (a) certifies and warrants that no Default has occurred and is continuing or will (immediately after giving effect to the continuation or conversion requested hereby) occur and be continuing; and

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the U.S. Agent.

     Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the U.S. Agent shall receive written notice to the contrary from the U.S. Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.]









-----------------------------

* Applicable only if U.S. Loans are being continued as, or converted into, LIBO Rate Loans.

     IN WITNESS WHEREOF, the U.S. Borrower has caused this
Continuation/Conversion Notice to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________, ____.


                                        LEINER HEALTH PRODUCTS INC.


                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT C-2


                       CANADIAN CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia,
 as Canadian Agent
44 King Street West
14th Floor
Toronto, Ontario
Canada M5H 1H1

Attention: _______________


                              VITA HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Canadian Continuation/Conversion Notice is delivered to you pursuant to Section 3.4 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Canadian Borrower hereby requests that on ________ __, ____,

          [(1) Cdn $____________ of the presently outstanding principal amount of the [Canadian Term Loans] [Canadian Revolving Loans] originally made on ________ __, ____,]

          [(2) and all Loans presently being maintained as [Canadian Prime Rate Loans] [Canadian BAs],]

          (3)  be [rolled over as] [converted into] [continued as],

          (4) [Canadian Prime Rate Loans] [Canadian BAs having an Interest Period of [30] [60] [90] [180] days].

     *[The Canadian Borrower hereby:

          (a) certifies and warrants that no Default has occurred and is continuing; and

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Canadian Agent.]

     Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Canadian Agent shall receive written notice to the contrary from the Canadian Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.










-------------------------

* Applicable only if U.S. Loans are being continued as, or converted into LIBO Rate Loans.

     IN WITNESS WHEREOF, the Canadian Borrower has caused this
Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________, ____.

                                        VITA HEALTH PRODUCTS INC.


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D


                             LENDER ASSIGNMENT AGREEMENT


                                                               ________ __, ____

To:  *[Leiner Health Products Inc.,]
     [Vita Health Products Inc.]
       as [U.S.] [Canadian] Borrower
     [ADDRESS]

     Attention: _______________

     The Bank of Nova Scotia,
       as [U.S.] [Canadian] Agent
     [ADDRESS]

     Attention: _______________


                      [LEINER HEALTH PRODUCTS INC.]
                       [VITA HEALTH PRODUCTS INC.]

Gentlemen and Ladies:

     We refer to clause (d) of Section 12.11.1 of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as


-------------------

* Throughout document, use first alternative for assignments relating to U.S. Loans.

Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     As of ________ __, ____ (the "ASSIGNMENT DATE"), ____________ (the
"ASSIGNOR") irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to ____________ (the "ASSIGNEE") and the Assignee irrevocably purchases from the Assignor _____% (the "ASSIGNED PORTION") of the [U.S.] [Canadian] Credit Extensions and [U.S.] [Canadian] Commitments of the Assignor outstanding under the Credit Agreement. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement and each other Loan Document will be as set forth on
Schedule I hereto.

     In addition, this agreement constitutes notice to each of you, pursuant to clause (c) of Section 12.11.1 of the Credit Agreement, of the assignment and delegation to the Assignee of the Assigned Portion of the [U.S.] [Canadian] Credit Extensions and [U.S.] [Canadian] Commitments of the Assignor outstanding under the Credit Agreement as of the Assignment Date.

     The Assignee shall pay to the Assignor on the Assignment Date an amount equal to (a) all accrued and unpaid interest on the Assigned Portion and (b) all accrued and unpaid commitment fees payable under Section 5.3.1 of the Credit Agreement and Letter of Credit fees payable under Section 5.3.3 of the Credit Agreement with respect to the Assigned Portion. In addition, the Assignor shall pay to the Assignee on the Assignment Date an amount equal to all unearned Letter of Credit fees, if any, which have been paid in advance pursuant to
Section 5.3.3 of the Credit Agreement for the period from and after the Assignment Date. In any event, the Assignee is entitled to receive all payments on account of interest, principal and fees accrued with respect to the Assigned Portion for the period from and after the Assignment Date.

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the [U.S.] [Canadian] Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a [U.S.] [Canadian] Lender and in making its [U.S.] [Canadian] Commitments and [U.S.] [Canadian] Credit Extensions under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the [U.S.] [Canadian] Agent.

     The Assignor represents and warrants that it is legally authorized to enter into and deliver this agreement and represents that it is the legal and beneficial owner of the Assigned Portion. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this agreement, the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by any Lender of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Assignee represents and warrants that it is legally authorized to enter into and deliver this agreement and confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement. In addition, the Assignee independently and without reliance upon the Assignor, the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith.

     Except as otherwise provided in the Credit Agreement, effective as of the Assignment Date

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement and shall have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the *[Assignor] [Assignee] will pay to the Agents the processing fee referred to in Section
12.11.1 of the Credit Agreement.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned [U.S.] [Canadian] Credit Extensions and [U.S.] [Canadian] Commitments and requests the Agents to acknowledge receipt of this document:


--------------------
*    Insert as appropriate.

          (A)  Address for Notices:
               Institution Name:
               Attention:
               Domestic Office:
               Telephone:
               Facsimile:
               LIBOR Office:
               Telephone:
               Facsimile:

          (B)  Payment Instructions:

     The Assignee agrees (for the benefit of the Assignor, the Borrowers and the Agents) to furnish, if required by clause (b) of Section 6.6 of the Credit Agreement, the applicable Internal Revenue Service forms or other forms required thereunder no later than the date of acceptance hereof by the Agents. In addition, the Assignee represents and warrants (for the benefit of the Assignor, the Borrowers and the Agents) that, under applicable law and treaties in effect as of the date hereof, no United States federal taxes will be required to be withheld by the Agents or the Borrowers with respect to any payments to be made to the Assignee in respect of the Credit Agreement.

     Notwithstanding any other provisions hereof, if the consents of the [U.S.] [Canadian] Borrower and the [U.S.] [Canadian] Agent are required under
Section 12.11.1 of the Credit Agreement, the assignment and delegation contemplated in this agreement shall not be effective unless such consents shall have been obtained.

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Lender Assignment Agreement as of the date first written above.

                                        [THE ASSIGNOR]


                                        By:
                                           -----------------------------------
                                          Name:
                                          Title:



                                        [THE ASSIGNEE]


                                        By:
                                           -----------------------------------
                                          Name:
                                          Title:



Accepted and Acknowledged
this ____ day of ________, ____

THE BANK OF NOVA SCOTIA,
  as [U.S.] [Canadian] Agent


By:
   ------------------------------
   Name:
   Title:


[LEINER HEALTH PRODUCTS INC.]
[VITA HEALTH PRODUCTS INC.]


By:
   ------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                               ADJUSTED
                   ORIGINAL            ADJUSTED                ASSIGNEE
                  PERCENTAGE      ASSIGNOR PERCENTAGE         PERCENTAGE
-------------------------------------------------------------------------------
    CANADIAN
     LOANS
-------------------------------------------------------------------------------
    CANADIAN
   COMMITMENT
-------------------------------------------------------------------------------
      U.S.
     LOANS
-------------------------------------------------------------------------------
      U.S.
   COMMITMENT
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                       EXHIBIT E


                                COMPLIANCE CERTIFICATE


The Bank of Nova Scotia,
  as U.S. Agent
One Liberty Plaza
New York, New York  10006

Attention: ________________


                             LEINER HEALTH PRODUCTS INC.

Gentlemen and Ladies:

     This Compliance Certificate is delivered to you pursuant to [Section 7.1.3] [clause (c) of Section 9.1.1] of the Credit Agreement, dated as of May __, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. BORROWER"), Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT"; and together with the U.S. Agent, collectively, the "AGENTS"). Unless otherwise defined in this Compliance Certificate, terms used herein (including the Attachments hereto) have the meanings provided in the Credit Agreement.
Each reference to a Section is to the relevant Section in the Credit Agreement.

     The U.S. Borrower hereby certifies and warrants that [this Compliance Certificate has been calculated on a PRO FORMA basis as if the Credit Extension to be made on the Closing Date had been made as of March 31, 1998] [as of ________ __, ____] (the "COMPUTATION DATE"):

1. The aggregate amount of Indebtedness of the U.S. Borrower and its Subsidiaries in respect of (i) Capitalized Lease Liabilities, (ii) purchase money mortgages, (iii) industrial revenue bond issues and (iv) other Indebtedness that is unsecured or incurred by non-U.S.

     Subsidiaries (other than Canadian Holdings and its Subsidiaries) was $_______ (___% of Total Adjusted Capital).

     The maximum aggregate amount of the aforementioned Indebtedness permitted pursuant to clause (d) of Section 9.2.2 (together with the principal amount of all other Indebtedness permitted thereunder) is ___% of Total Adjusted Capital at such time after giving effect thereto and, accordingly, this covenant [has] [has not] been complied with.

2. The aggregate amount of intercompany Indebtedness (not evidenced by a note or other instrument) of a Borrower owing to a Subsidiary that has previously executed and delivered to the applicable Agent the Master Subordination Agreement was $_______.

     The maximum aggregate amount of the aforementioned Indebtedness permitted pursuant to clause (f) of Section 9.2.2 is $_______ and, accordingly, the aforementioned requirement [has] [has not] been satisfied.

3.   Adjusted Net Worth was $_______, as computed on ATTACHMENT 1 hereto.

     The minimum Adjusted Net Worth permitted pursuant to clause (a) of Section
     9.2.4 is $_______, as computed on ATTACHMENT 1 hereto, and, accordingly, this covenant [has] [has not] been complied with.

4.   The Interest Coverage Ratio was ____:1, as computed on ATTACHMENT 2 hereto.

     The minimum Interest Coverage Ratio permitted pursuant to clause (b) of
     Section 9.2.4 is ____:1 and, accordingly, this covenant [has] [has not] been complied with.

5.   The Leverage Ratio was ____:1, as computed on ATTACHMENT 3 hereto.

     The maximum Leverage Ratio permitted pursuant to clause (c) of Section
     9.2.4 is ____:1 and, accordingly, this covenant [has] [has not] been complied with.

     Based on such Leverage Ratio:

          (a) the Applicable Margin for U.S. Base Rate Loans and Canadian Prime Rate Loans is ___%;

          (b)  the Applicable Margin for LIBO Rate Loans is ___%;

          (c)  the Applicable Canadian BA Stamping Fee is ___%; and

          (d)  the Applicable Commitment Fee Margin is ___%.

6. The Cash Flow Coverage Ratio was ____:1, as computed on ATTACHMENT 4 hereto.

     The minimum Cash Flow Coverage Ratio permitted pursuant to clause (d) of
     Section 9.2.4 is ____:1 and, accordingly, this covenant [has] [has not] been complied with.

7. The aggregate amount of Investments of the type described in clauses (i) and (j) of Section 9.2.5 was $_______.

     The maximum aggregate amount of the aforementioned Investments permitted pursuant to clauses (i) and (j) of Section 9.2.5 is $_______ and, accordingly, these covenants [have] [have not] been complied with.

8. The aggregate amount of restricted payments of the type described in clause (c)(iii) of Section 9.2.6 was $_______ during the current Fiscal Year and $_______ since the Effective Date.

     The maximum aggregate amount of the aforementioned payments permitted pursuant to clause (c)(iii) of Section 9.2.6 is $_______ during any Fiscal Year and $_______ since the Effective Date and, accordingly, this covenant [has] [has not] been complied with.

9. The aggregate amount of Rentals during the current Fiscal Year was $_______ (__% of Total Adjusted Capital).

     The maximum aggregate amount of Rentals permitted pursuant to Section 9.2.8 is ___% of Total Adjusted Capital during any Fiscal Year and, accordingly, this covenant [has] [has not] been complied with.

10. The aggregate amount of Net Tangible Assets subject to a disposition (other than assets subject to a disposition pursuant to clauses (a), (b), (c), (e) or (f) of Section 9.2.11) was $_______ during the current Fiscal Year and $_______ since the Effective Date and, accordingly, the aggregate Disposition Percentages were ___% during the current Fiscal Year and ___% since the Effective Date.

     The maximum aggregate amount of all Disposition Percentages in respect of all dispositions of Net Tangible Assets (other than pursuant to clauses
     (a), (b), (c), (e) or (f) of Section 9.2.11) permitted pursuant to clause
     (d)(i) of Section 9.2.11 is ___% since the Effective Date and ___% during any Fiscal Year and, accordingly, this covenant [has] [has not] been complied with.

11. The aggregate amount of Net Unrepatriated Disposition Proceeds from the Effective Date through the Computation Date was $_______ (___% of Net Tangible Assets).

     The maximum aggregate amount of Net Unrepatriated Disposition Proceeds permitted pursuant to clause (d)(ii) of Section 9.2.11 is ___% of Net Tangible Assets and, accordingly, this covenant [has] [has not] been complied with.

     IN WITNESS WHEREOF, the U.S. Borrower has caused this Certificate to be duly executed and delivered by its chief executive, financial or accounting Authorized Officer this ____ day of ________, ____.


                              LEINER HEALTH PRODUCTS INC.


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                                                    ATTACHMENT 1
                                                         (to __/__/__ Compliance
                                                                    Certificate)



                                  ADJUSTED NET WORTH
                                    (in thousands)

 1.       $110,000,000, plus an amount equal to cumulative Net
          Income, computed in accordance with GAAP, from July 1,
          1997 to the Computation Date  . . . . . . . . . . . .   $
                                                                   --------

 2.       The cumulative adjustments due to foreign currency
          translation required by FASB 52 arising after June 30,
          1997  . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                   --------

 3.       The amount deducted, in determining Net Income, of all
          Specified Adjustments (on an after-tax basis), to the
          extent incurred . . . . . . . . . . . . . . . . . . .   $
                                                                   --------

 4.       ADJUSTED NET WORTH:  ITEM 1 (exclusive of ITEMS 2 and
          3)  . . . . . . . . . . . . . . . . . . . . . . . . .   $
                                                                   --------


                             ADJUSTED NET WORTH COVENANT
                                    (in thousands)

 1.       $101,000,000                                           $101,000,000

 2.       45% of cumulative Net Income (in excess of zero)
          from (and including) July 1, 1997 to the date of
          determination of Adjusted Net Worth . . . . . . . .    $
                                                                  --------

 3.       45% of cumulative cash equity contributions received
          after the Effective Date by the U.S. Borrower . . .    $
                                                                  --------

 4.       Minimum Adjusted Net Worth pursuant to clause (a) of
          Section 9.2.4:  The sum of ITEMS 1 through 3  . . .    $
                                                                  --------

                                                                    ATTACHMENT 2
                                                         (to __/__/__ Compliance
                                                                    Certificate)


                               INTEREST COVERAGE RATIO
                             (in thousands, except ratio)

 1. EBITDA for such Fiscal Quarter and the three immediately preceding Fiscal Quarters:

          (a)  Net Income: the aggregate of all amounts
               (exclusive of (i) all amounts in respect of any
               extraordinary gains or extraordinary losses, (ii)
               gains and losses arising from the sale of
               material assets not in the ordinary course of
               business and (iii) earnings and losses from
               discontinued operations) which, in accordance
               with GAAP, would be included as net income on the
               consolidated financial statements of the U.S.
               Borrower and its Subsidiaries for such period
               (including, for periods prior to the Fiscal
               Quarter ended June 30, 1998, the Canadian
               Borrower and its Subsidiaries as if the Canadian
               Transaction had occurred at the beginning of such
               period)  . . . . . . . . . . . . . . . . . . . .   $
                                                                   -------

          (b)  the amount deducted, in determining Net Income,
               representing amortization of assets (including
               amortization with respect to goodwill, deferred
               financing costs, other non-cash interest and all
               other intangible assets) . . . . . . . . . . . .   $
                                                                   -------

          (c)  the amount deducted, in determining Net Income,
               of all income taxes (whether paid or deferred) of
               the U.S. Borrower and its Subsidiaries . . . . .   $
                                                                   -------

          (d)  the amount deducted, in determining Net Income,
               of Interest Expense of the U.S. Borrower and its
               Subsidiaries (including, for purposes of the
               definition of EBITDA only, the Canadian Borrower
               and its Subsidiaries as if the Canadian
               Transaction had occurred at the beginning of the
               applicable period), to the extent incurred, plus,
               without duplication, any non-cash interest
               expense  . . . . . . . . . . . . . . . . . . . .   $
                                                                   -------



          (e)  the amount deducted, in determining Net Income,
               representing depreciation of assets  . . . . . .   $
                                                                   -------

          (f)  the amount deducted, in determining Net Income,
               of all management fees paid in cash in accordance
               with clause (b) of Section 9.2.13  . . . . . . .   $
                                                                   -------

          (g)  the amount deducted, in determining Net Income,
               due to foreign currency translation required by
               FASB 52 arising after the date of the initial
               Credit Extensions  . . . . . . . . . . . . . . .   $
                                                                   -------

          (h)  the amount deducted, in determining Net Income,
               of all Specified Adjustments . . . . . . . . . .   $
                                                                   -------

          (i)  the aggregate amount of payments made in
               accordance with clause (f)(i) and clause (f)(iii)
               of Section 9.2.13  . . . . . . . . . . . . . . .   $
                                                                   -------

          (j)  EBITDA:  The sum of ITEMS 1(a) through 1(h) LESS
               ITEM 1(i)  . . . . . . . . . . . . . . . . . . .   $
                                                                   -------

 2.       *Interest Expense for such Fiscal Quarter and the
          three immediately preceding Fiscal Quarters:  the
          aggregate interest expense (net of interest income) of
          the U.S. Borrower and its Subsidiaries paid in cash
          for such period, as determined in accordance with
          GAAP, including (i) the portion of any payments made
          in respect of Capitalized Lease Liabilities allocable
          to interest expense and (ii) interest (or other fees
          in the nature of interest or discount accrued and paid
          or payable in cash for such Fiscal Quarter) in respect
          of the Permitted Receivables Transaction, but
          excluding deferred financing costs and other non-cash
          interest expense  . . . . . . . . . . . . . . . . . .   $
                                                                   -------

 3.       INTEREST COVERAGE RATIO:  The ratio of ITEM 1(i) to
          Item 2  . . . . . . . . . . . . . . . . . . . . . . .         :1
                                                                   -----

-------------------------
* In computing the Interest Coverage Ratio for the fourth Fiscal Quarter of the 1998 Fiscal Year, Interest Expense shall equal (a) Interest Expense for the second, third and fourth Fiscal Quarters of the 1998 Fiscal Year, multiplied by (b) 1.333.

                                                                    ATTACHMENT 3
                                                         (to __/__/__ Compliance
                                                                    Certificate)



                                    LEVERAGE RATIO
                             (in thousands, except ratio)

 1. Total Debt: The outstanding principal amount of all Indebtedness of the U.S. Borrower and its Subsidiaries on the last day of such Fiscal Quarter in respect of the following (exclusive of intercompany Indebtedness between the U.S. Borrower and any of its Subsidiaries or between any Subsidiaries of the U.S. Borrower):

          (a)  all obligations of such Person for borrowed money
               and all obligations of such Person evidenced by
               bonds, debentures, notes or other similar
               instruments  . . . . . . . . . . . . . . . . . .   $
                                                                   -------

          (b)  all obligations, contingent or otherwise,
               relative to the face amount of all letters of
               credit, whether or not drawn, and banker's
               acceptances, in each case issued for the account
               of such Person (including the U.S. $ Equivalent
               amount (on such date of determination) of the
               Letter of Credit Outstandings) . . . . . . . . .   $
                                                                   -------

          (c)  all obligations of such Person as lessee under
               leases which have been or should be, in
               accordance with GAAP, recorded as Capitalized
               Lease Liabilities  . . . . . . . . . . . . . . .   $
                                                                   -------

          (d)  all Receivables Facility Outstandings  . . . . .   $
                                                                   -------

          (e)  without duplication, all Contingent Liabilities
               of the U.S. Borrower or its subsidiaries in
               respect of any of the foregoing types of
               obligations of such Person or any other Person .   $
                                                                   -------

          (f)  Total Debt:  The sum of ITEMS 1(a) through 1(e)    $
                                                                   -------

 2.       EBITDA (see ITEM 1(j) of Attachment 2)  . . . . . . .   $
                                                                   -------

 3.       LEVERAGE RATIO:  The ratio of ITEM 1(f) to ITEM 2 . .         :1
                                                                   -----

                                                                    ATTACHMENT 4
                                                         (to __/__/__ Compliance
                                                                    Certificate)



                              *CASH FLOW COVERAGE RATIO
                             (in thousands, except ratio)

1.        (a) EBITDA (see ITEM 1(j) of Attachment 2) MINUS (b)
          Capital Expenditures (the aggregate amount of all
          expenditures of the U.S. Borrower and its Subsidiaries
          for fixed or capital assets made during such period
          which, in accordance with GAAP, would be classified as
          capital expenditures (excluding (i) with respect to
          all leasing or similar arrangements entered into
          during such period which, in accordance with GAAP,
          would be classified as a capitalized lease, the
          aggregate capitalized amount of all rental payments
          payable during the term of such lease (including the
          portion of such payments allocable to interest
          expense) and (ii) expenditures made in connection with
          the replacement or restoration of assets, to the
          extent (A) of the sales price received for the assets
          being restored or replaced at the time of such
          expenditure or the credit granted by the seller of
          such assets for the assets being traded in at such
          time or (B) such replacement or restoration is
          financed with (x) insurance proceeds paid on account
          of the loss of or damage to the assets so replaced or
          restored or (y) awards of compensation arising from
          the taking by condemnation or eminent domain of the
          assets so replaced) . . . . . . . . . . . . . . . . .   $
                                                                   -------

2.        Interest Expense paid in cash . . . . . . . . . . . .   $
                                                                   -------


----------------------------
*    In computing the Cash Flow Coverage Ratio for (a) the fourth Fiscal Quarter of the 1998 Fiscal Year, the amount set forth in ITEM 5 shall equal (i)
     such amount for the second, third and fourth Fiscal Quarters of the 1998
     Fiscal Year, multiplied by (ii) 1.333; (b) the first Fiscal Quarter of the
     1999 Fiscal Year, Capital Expenditures for expanding capacity of up to
     $30,420,000 shall be excluded from the amount set forth in ITEM 1(b); (c)
     the second Fiscal Quarter of the 1999 Fiscal Year, Capital Expenditures for
     expanding capacity of up to $28,810,000 shall be excluded from the amount set forth in ITEM 1(b); and (d) the third Fiscal Quarter of the 1999 Fiscal
     Year, Capital Expenditures for expanding capacity of up to $26,920,000 shall be excluded from the amount set forth in ITEM 1(b).


                                         -1-

3.        scheduled principal repayments of Debt (including
          scheduled principal repayments of the Term Loans
          pursuant to the provisions of clauses (d) and (e) of
          Section 5.1.1, but excluding the amount of Debt which
          is refinanced with other Debt pursuant to Section
          9.2.2, to the extent so refinanced (including the
          principal repayments of Subordinated Debt issued to
          refinance or replace such original Subordinated Debt
          in accordance with the terms of the Credit Agreement))  $
                                                                   -------

4.        all federal, state, provincial, local and foreign
          income taxes actually paid in cash by the U.S.
          Borrower and its Subsidiaries . . . . . . . . . . . .   $
                                                                   -------

5.        the sum of ITEMS 2 through 4  . . . . . . . . . . . .   $
                                                                   -------

6.        CASH FLOW COVERAGE RATIO:  The ratio of ITEM 1 to ITEM
          5 . . . . . . . . . . . . . . . . . . . . . . . . . .         :1
                                                                   -----


                                         -2-